FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-06

Dated June 23, 2014	JPMBB 2014-C21

Free Writing Prospectus Structural and Collateral Term Sheet
JPMBB 2014-C21
$1,264,730,885 (Approximate Mortgage Pool Balance)

$1,090,830,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2014-C21

JPMorgan Chase Bank, National Association Barclays Bank PLC MC-Five Mile Commercial Mortgage Finance LLC Starwood Mortgage Funding II LLC RAIT Funding, LLC Mortgage Loan Sellers
J.P. Morgan Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated June 23, 2014	JPMBB 2014-C21

This material is for your information, and neither of J.P. Morgan Securities LLC (“JPMS”) nor Barclays Capital Inc. (“Barclays”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-190246) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever.  The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials.  The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

IRS Circular 230 Notice: THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED IN THIS DOCUMENT. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C21

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$35,720,000		30.000%	2.67	8/14-3/19	45.3%	14.3%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$25,518,000		30.000%	4.85	3/19-7/19	45.3%	14.3%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$59,360,000		30.000%	6.81	5/21-5/21	45.3%	14.3%
A-4	Aaa(sf) / AAAsf / AAA(sf)	$325,000,000		30.000%	9.70	2/24-5/24	45.3%	14.3%
A-5	Aaa(sf) / AAAsf / AAA(sf)	$357,185,000		30.000%	9.90	5/24-6/24	45.3%	14.3%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$82,529,000		30.000%	7.28	3/19-2/24	45.3%	14.3%
X-A	Aaa(sf) / AAAsf / AAA(sf)	$954,872,000	(6)	N/A	N/A	N/A	N/A	N/A
X-B	Aa3(sf) / AA-sf / AAA(sf)	$90,112,000	(6)	N/A	N/A	N/A	N/A	N/A
A-S(7)(8)	Aaa(sf) / AAAsf / AAA(sf)	$69,560,000		24.500%	9.90	6/24-6/24	48.8%	13.2%
B(7)(8)	Aa3(sf) / AA-sf / AA(low)(sf)	$90,112,000		17.375%	9.92	6/24-7/24	53.5%	12.1%
C(7)(8)	A3(sf) / A-sf / A(low)(sf)	$45,846,000		13.750%	9.98	7/24-7/24	55.8%	11.6%
EC(7)(8)(9)	A1(sf) / A-sf / A(low)(sf)	$205,518,000		13.750%	9.93	6/24-7/24	55.8%	11.6%

Privately Offered Certificates(10)
Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-C	NR / BBsf / AAA(sf)	$25,295,000	(6)	N/A	N/A	N/A	N/A	N/A
X-D	NR / NR / AAA(sf)	$74,302,885	(6)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB-sf / BBB(low)(sf)	$74,303,000		7.875%	9.98	7/24-7/24	59.6%	10.9%
E	NR / BBsf / BB(sf)	$25,295,000		5.875%	9.98	7/24-7/24	60.9%	10.6%
F	NR / Bsf / B(high)(sf)	$17,390,000		4.500%	9.98	7/24-7/24	61.8%	10.5%
NR	NR / NR / NR	$56,912,885		0.000%	9.98	7/24-7/24	64.7%	10.0%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and a July 22, 2014 closing date. Based on modeling assumptions as described in the Free Writing Prospectus dated June 23, 2014 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated by dividing the aggregate UW NOI Debt Yield for the mortgage loans, by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A, Class X-B, Class X-C and Class X-D Notional Amounts are defined in the Free Writing Prospectus.
(7)
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.

(8)
The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. See “Exchangeable Certificates and the Class EC Certificates” below.

(9)
Although the Class EC Certificates are listed below the Class C Certificates in the chart, the Class EC Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C Certificates. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class EC Certificates, the calculation is based on the aggregate initial Certificate Balance of Class A-S, Class B and Class C Certificates as if they were a single class.

(10)	The Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C21

Summary of Transaction Terms

Securities Offered:	$1,090,830,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC and Barclays Capital Inc.

Mortgage Loan Sellers:
JPMorgan Chase Bank, National Association (“JPMCB”) (49.6%), Barclays Bank PLC (“Barclays”) (29.4%), MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) (8.9%), Starwood Mortgage Funding II LLC (“SMF II”) (7.4%), and RAIT Funding, LLC (“RAIT”) (4.7%).

Master Servicer:	Wells Fargo Bank, National Association (“Wells Fargo”).

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).

Directing Certificateholder:	BlackRock Realty Advisor, Inc.

Trustee:	Wilmington Trust, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”).

Pricing Date:	On or about July 1, 2014.

Closing Date:	On or about July 22, 2014.

Cut-off Date:
With respect to each mortgage loan, the related due date in July 2014, or with respect to any mortgage loan that has its first due date in August 2014, the date that would otherwise have been the related due date in July 2014.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in August 2014.

Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in August 2014.

Assumed Final Distribution Date:	The Distribution Date in July 2024, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in August 2047.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class EC Certificates will be offered publicly (the “Publicly Offered Certificates”).  The Class X-C, Class X-D, Class D, Class E, Class F, Class NR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and  to institutions that are non-U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:	1.0% clean-up call.

Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C21

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB	16	18	$627,440,724	49.6%
Barclays	23	28	371,417,176	29.4
MC Five Mile	14	17	112,255,041	8.9
SMF II	12	13	94,066,739	7.4
RAIT	8	8	59,551,205	4.7
Total:	73	84	$1,264,730,885	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$1,264,730,885
Number of Mortgage Loans:	73
Number of Mortgaged Properties:	84
Average Cut-off Date Balance per Mortgage Loan:	$17,325,081
Weighted Average Current Mortgage Rate:	4.67900%
10 Largest Mortgage Loans as % of IPB:	45.6%
Weighted Average Remaining Term to Maturity(1):	115 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR(2):	1.65x
Weighted Average UW NOI Debt Yield(2):	10.0%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3):	64.7%
Weighted Average Maturity Date LTV(1)(2)(3):	58.2%

Other Statistics
% of Mortgage Loans with Additional Debt:	17.2%
% of Mortgaged Properties with Single Tenants:	6.9%

Amortization
Weighted Average Original Amortization Term(4):	357 months
Weighted Average Remaining Amortization Term(4):	357 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	47.5%
% of Mortgage Loans with Amortizing Balloon:	27.6%
% of Mortgage Loans with Interest-Only:	24.3%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon followed by ARD-Structure:	0.6%

Cash Management(5)
% of Mortgage Loans with In-Place, CMA Lockboxes:	54.0%
% of Mortgage Loans with Springing Lockboxes:	22.8%
% of Mortgage Loans with In-Place, Hard Lockboxes:	19.5%
% of Mortgage Loans with Soft Lockboxes:	2.6%
% of Mortgage Loans with No Lockbox:	1.1%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	75.7%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	42.1%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	82.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	50.6%

(1)	In the case of the one mortgage loan with an anticipated repayment date, as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 3, 4, 6, 7, 11, 16 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)
In the case of Loan Nos. 4 and 26, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	Excludes eight mortgage loans that are interest-only for the entire term.
(5)	For a detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(6)	CapEx Reserves include FF&E reserves for hotel properties.
(7)	Calculated only with respect to Cut-off Date Balance for retail, office and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C21

Collateral Characteristics

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF/ Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
1	Showcase Mall	JPMCB	1	$103,500,000	8.2%	182,037	Retail	1.72x	8.7%	70.8%	70.8%
2	Residence Inn Silicon Valley I	JPMCB	1	$64,800,000	5.1%	231	Hotel	1.51x	9.3%	68.6%	63.0%
3	Miami International Mall	Barclays	1	$60,000,000	4.7%	306,855	Retail	2.70x	12.6%	40.9%	40.9%
4	Technology Corners Building Six	JPMCB	1	$60,000,000	4.7%	232,248	Office	1.48x	9.1%	68.6%	62.8%
5	100 Cambridge Discovery Park	JPMCB	1	$55,500,000	4.4%	128,601	Office	1.21x	7.7%	75.0%	68.7%
6	Westminster Mall	JPMCB	1	$54,794,877	4.3%	771,844	Retail	1.82x	12.1%	49.5%	40.4%
7	160 Water Street	JPMCB	1	$49,000,000	3.9%	487,523	Office	1.32x	7.3%	60.4%	60.4%
8	Residence Inn San Mateo	JPMCB	1	$48,600,000	3.8%	160	Hotel	1.45x	9.0%	65.8%	60.3%
9	Hilton Virginia Beach Oceanfront Hotel	Barclays	1	$40,000,000	3.2%	289	Hotel	2.46x	14.8%	54.1%	48.4%
10	Pointe Plaza	JPMCB	1	$40,000,000	3.2%	273,746	Mixed Use	1.42x	10.2%	71.4%	58.3%

	Top 3 Total / Weighted Average		3	$228,300,000	18.1%			1.92x	9.9%	62.3%	60.7%
	Top 5 Total / Weighted Average		5	$343,800,000	27.2%			1.73x	9.4%	65.5%	62.4%
	Top 10 Total / Weighted Average		10	$576,194,877	45.6%			1.71x	9.9%	63.2%	58.7%
(1)	In the case of Loan Nos. 3, 4, 6 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(2)
In the case of Loan No. 4, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon a hypothetical appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

Pari Passu Note Loan Summary

No.	Loan Name	Trust Cut- off Date Balance	Pari Passu Loan Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
3	Miami International Mall	$60,000,000	$100,000,000	$160,000,000	JPMBB 2014-C18	Midland	LNR	JPMBB 2014-C18
4	Technology Corners Building Six	$60,000,000	$60,000,000	$120,000,000	JPMCC 2014-C20	Wells Fargo	Torchlight	JPMCC 2014-C20
6	Westminster Mall	$54,794,877	$29,888,114	$84,682,991	JPMBB 2014-C21	Wells Fargo	BlackRock	JPMBB 2014-C21
7	160 Water Street	$49,000,000	$50,600,000	$99,600,000	JPMCC 2014-C20	Wells Fargo	Torchlight	JPMCC 2014-C20
11	The Shops at Wiregrass	$35,775,255	$49,687,854	$85,463,108	JPMBB 2014-C18	Midland	LNR	JPMBB 2014-C18
16	Charlottesville Fashion Square	$29,885,622	$19,923,748	$49,809,370	JPMBB 2014-C21	Wells Fargo	BlackRock	JPMBB 2014-C21
18	200 West Monroe	$25,000,000	$50,000,000	$75,000,000	JPMCC 2014-C20	Wells Fargo	Torchlight	JPMCC 2014-C20

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut-off Date Balance	Trust UW NCF DSCR	Total Debt UW NCF DSCR	Trust Cut-off Date LTV(2)	Total Debt Cut-off Date LTV(2)	Trust UW NOI Debt Yield	Total Debt UW NOI Debt Yield
4	Technology Corners Building Six(3)	$60,000,000	$20,000,000	$140,000,000	1.48x	1.22x	68.6%	80.0%	9.1%	7.8%
5	100 Cambridge Discovery Park	$55,500,000	$7,400,000	$62,900,000	1.21x	1.06x(4)	75.0%	85.0%	7.7%	6.8%
15	The Marque at Heritage Hunt	$33,000,000	$3,000,000	$36,000,000	1.21x	1.04x	70.5%	76.9%	7.7%	7.1%
17	The Remington	$26,100,000	$3,480,000	$29,580,000	1.35x	1.12x	74.4%	84.3%	8.7%	7.6%
22	Walnut on Highland Apartments	$18,000,000	$1,142,583	$19,142,583	1.32x	1.07x	72.9%	77.5%	8.5%	8.0%
23	Derby Corporate Center & Needham Executive Center	$15,600,000	$2,075,000	$17,675,000	1.26x	1.11x	75.0%	85.0%	8.5%	7.5%
35	Metro West Office Portfolio	$9,075,000	$1,205,000	$10,280,000	1.71x	1.50x	75.0%	85.0%	11.6%	10.3%
(1)	In the case of Loan Nos. 4, 5, 15, 17, 23 and 35, subordinate debt represents mezzanine loans and in the case of Loan No. 22, subordinate debt represents a second mortgage and unsecured debt.
(2)
In the case of Loan No. 4, the Trust Cut-off Date LTV and Total Debt Cut-off Date LTV are calculated based upon a hypothetical appraised value based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(3)	In the case of Loan No. 4, UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV calculations include the related Pari Passu Companion Loan.
(4)
Total Debt UW NCF DSCR is calculated using the amortizing mortgage loan debt service and mezzanine debt service based on a current interest rate of one month LIBOR (assumed to be 0.151%) plus 6.0%. For additional details, please refer to “100 Cambridge Discover Park – Additional Debt” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
Retail	Anchored	9	$213,571,053	16.9%	92.1%	1.58x	9.4%	68.6%	62.8%
	Regional Mall	3	144,680,498	11.4	94.4%	2.17x	12.2%	48.0%	42.2%
	Unanchored	4	20,704,904	1.6	93.7%	1.64x	10.9%	74.0%	62.6%
	Shadow Anchored	1	5,625,000	0.4	93.0%	1.42x	9.8%	75.0%	64.9%
	Freestanding	3	4,973,435	0.4	100.0%	1.54x	10.6%	55.3%	50.5%
	Subtotal	20	$389,554,890	30.8%	93.1%	1.80x	10.6%	61.2%	55.0%

Office	Suburban	12	$175,376,344	13.9%	97.1%	1.51x	9.6%	70.6%	64.3%
	CBD	6	166,400,000	13.2	94.1%	1.65x	9.4%	59.5%	55.1%
	Medical	1	6,900,000	0.5	93.4%	1.36x	10.3%	71.1%	59.2%
	Subtotal	19	$348,676,344	27.6%	95.6%	1.57x	9.5%	65.3%	59.8%

Multifamily	Garden	10	$122,606,724	9.7%	95.8%	1.51x	9.1%	70.5%	65.2%
	Student	6	38,700,000	3.1	100.0%	1.35x	8.7%	72.8%	66.1%
	Mid Rise	2	37,488,485	3.0	98.0%	1.26x	8.4%	68.5%	61.1%
	High Rise	1	6,500,000	0.5	94.6%	1.81x	12.5%	60.7%	54.7%
	Subtotal	19	$205,295,209	16.2%	97.0%	1.44x	9.0%	70.3%	64.3%

Hotel	Extended Stay	2	$113,400,000	9.0%	84.9%	1.48x	9.2%	67.4%	61.8%
	Full Service	1	40,000,000	3.2	71.9%	2.46x	14.8%	54.1%	48.4%
	Limited Service	3	24,300,936	1.9	78.9%	1.74x	11.8%	64.2%	52.0%
	Subtotal	6	$177,700,936	14.1%	81.2%	1.74x	10.8%	64.0%	57.5%

Mixed Use	Office/Retail	5	$73,511,323	5.8%	91.1%	1.69x	10.6%	61.6%	51.8%
	Retail/Multifamily	2	19,123,623	1.5	97.2%	1.32x	8.5%	72.5%	61.4%
	Subtotal	7	$92,634,946	7.3%	92.3%	1.61x	10.1%	63.9%	53.8%

Manufactured Housing	Manufactured Housing	10	$40,204,216	3.2%	86.0%	1.53x	10.2%	71.6%	57.6%

Self Storage	Self Storage	3	$10,664,344	0.8%	91.2%	1.80x	10.9%	66.6%	58.1%

	Total/Weighted Average:	84	$1,264,730,885	100.0%	92.4%	1.65x	10.0%	64.7%	58.2%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 3, 4, 6, 7, 11, 16 and 18, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)
In the case of Loan Nos. 4 and 26, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	In the case of Loan No. 44, which has an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)(4)
California	7	$246,926,309	19.5%	90.5%	1.64x	10.2%	62.6%	56.3%
Virginia	6	120,110,622	9.5	89.1%	1.79x	11.3%	62.4%	54.9%
Florida	9	117,022,636	9.3	94.7%	2.10x	11.2%	50.7%	45.4%
Texas	9	115,486,547	9.1	93.6%	1.43x	9.7%	72.4%	62.4%
Nevada	3	111,289,914	8.8	90.1%	1.73x	9.0%	70.0%	69.2%
New York	6	110,744,064	8.8	96.8%	1.95x	9.8%	48.4%	47.1%
Michigan	9	98,408,537	7.8	91.4%	1.51x	10.2%	72.1%	61.7%
Massachusetts	5	80,175,000	6.3	95.1%	1.28x	8.3%	75.0%	69.0%
Georgia	4	46,453,564	3.7	94.5%	1.73x	9.1%	65.3%	61.5%
Illinois	3	33,874,599	2.7	84.7%	1.43x	10.3%	73.1%	67.2%
Pennsylvania	2	27,300,000	2.2	96.9%	1.41x	9.2%	72.0%	60.1%
Arizona	2	21,000,000	1.7	99.3%	1.36x	9.4%	70.4%	62.0%
Indiana	2	20,285,769	1.6	88.5%	1.39x	9.4%	74.1%	60.2%
Maryland	2	18,825,000	1.5	97.7%	1.24x	8.4%	75.0%	69.2%
Colorado	2	15,625,000	1.2	92.5%	1.41x	9.4%	60.8%	54.1%
North Dakota	1	11,100,000	0.9	82.1%	1.42x	9.9%	75.0%	61.1%
Wisconsin	1	10,300,000	0.8	100.0%	1.43x	9.6%	73.0%	62.9%
Connecticut	1	7,963,736	0.6	100.0%	1.48x	10.7%	69.9%	57.8%
US Virgin Islands	1	6,990,882	0.6	89.1%	1.52x	10.4%	54.6%	44.3%
Louisiana	1	6,750,000	0.5	80.1%	2.21x	15.0%	60.8%	53.8%
Nebraska	1	6,225,000	0.5	100.0%	1.26x	8.4%	75.0%	66.3%
North Carolina	1	5,850,000	0.5	94.8%	1.99x	13.5%	62.2%	53.2%
Ohio	1	5,200,000	0.4	86.9%	1.61x	10.7%	71.2%	61.3%
Washington	1	5,051,205	0.4	100.0%	1.31x	9.6%	71.1%	58.8%
West Virginia	1	4,594,344	0.4	92.5%	1.45x	9.4%	74.1%	60.8%
Alabama	1	4,488,485	0.4	94.2%	1.61x	13.4%	54.1%	33.6%
Tennessee	1	4,194,643	0.3	100.0%	1.36x	8.9%	74.2%	60.5%
South Carolina	1	2,495,029	0.2	93.8%	1.31x	9.3%	71.8%	60.3%
Total/Weighted Average:	84	$1,264,730,885	100.0%	92.4%	1.65x	10.0%	64.7%	58.2%
(1)
Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 3, 4, 6, 7, 11, 16 and 18, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)
In the case of Loan Nos. 4 and 26, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4)	In the case of Loan No. 44, which has an anticipated repayment date, Maturity Date LTV is as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
$2,059,848	-	$9,999,999	43	$259,512,713	20.5%	4.79627%	112	1.64x	10.9%	68.4%	57.9%
$10,000,000	-	$19,999,999	11	153,643,570	12.1	4.78630%	116	1.47x	9.4%	68.2%	60.6%
$20,000,000	-	$24,999,999	1	22,118,850	1.7	5.15200%	115	1.38x	10.1%	71.8%	59.7%
$25,000,000	-	$49,999,999	12	430,860,877	34.1	4.60888%	115	1.65x	9.9%	62.3%	56.4%
$50,000,000	-	$103,500,000	6	398,594,877	31.5	4.61082%	118	1.74x	9.8%	63.3%	59.4%
Total / Weighted Average:			73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
4.03300%	-	4.40000%	3	$59,075,000	4.7%	4.14121%	110	2.56x	12.2%	38.4%	37.8%
4.40001%	-	4.60000%	12	329,404,903	26.0	4.49623%	118	1.85x	10.6%	61.2%	55.8%
4.60001%	-	4.80000%	33	610,004,455	48.2	4.69822%	118	1.56x	9.7%	68.7%	61.8%
4.80001%	-	5.00000%	13	164,700,587	13.0	4.86055%	105	1.40x	9.0%	63.1%	56.0%
5.00001%	-	5.75000%	12	101,545,940	8.0	5.17475%	110	1.44x	10.3%	70.4%	60.1%
Total / Weighted Average:			73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
60	4	$27,683,660	2.2%	4.75979%	58	1.78x	12.6%	67.7%	62.6%
84	2	60,250,000	4.8	4.82123%	82	1.33x	7.7%	61.9%	60.9%
120	67	1,176,797,225	93.0	4.66981%	118	1.66x	10.1%	64.8%	58.0%
Total / Weighted Average:	73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
Remaining Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
56	-	60	4	$27,683,660	2.2%	4.75979%	58	1.78x	12.6%	67.7%	62.6%
61	-	120	69	1,237,047,225	97.8	4.67719%	117	1.65x	9.9%	64.7%	58.1%
Total / Weighted Average:			73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%
(1)
In the case of Loan No. 44, which has an anticipated repayment date, Original Term To Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 3, 4, 6, 7, 11, 16 and 18, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)
In the case of Loan Nos. 4 and 26, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only	8	$307,150,000	24.3%	4.56040%	112	2.08x	10.1%	55.5%	55.5%
240	1	4,488,485	0.4	4.56000%	119	1.61x	13.4%	54.1%	33.6%
300	3	24,505,272	1.9	4.87336%	102	1.67x	11.7%	68.2%	53.4%
330	3	18,418,821	1.5	5.13383%	102	1.39x	9.8%	65.6%	55.8%
360	58	910,168,307	72.0	4.70517%	117	1.51x	9.9%	67.8%	59.4%
Total / Weighted Average:	73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Remaining Amortization Term in Months

						Weighted Average
Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Interest Only			8	$307,150,000	24.3%	4.56040%	112	2.08x	10.1%	55.5%	55.5%
239	-	300	4	28,993,757	2.3	4.82485%	105	1.66x	11.9%	66.0%	50.3%
301	-	360	61	928,587,128	73.4	4.71367%	117	1.51x	9.9%	67.8%	59.4%
Total / Weighted Average:			73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
IO-Balloon	32	$601,044,500	47.5%	4.65689%	118	1.47x	9.4%	69.9%	63.0%
Balloon	32	349,211,385	27.6	4.81913%	115	1.58x	10.9%	63.9%	52.2%
Interest Only	8	307,150,000	24.3	4.56040%	112	2.08x	10.1%	55.5%	55.5%
ARD-IO-Balloon	1	7,325,000	0.6	4.78500%	118	1.67x	10.7%	74.7%	62.7%
Total / Weighted Average:	73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
1.21x	-	1.35x	14	$274,141,621	21.7%	4.76710%	113	1.28x	8.1%	70.4%	64.6%
1.36x	-	1.45x	21	280,784,881	22.2	4.77049%	118	1.41x	9.5%	71.2%	61.3%
1.46x	-	1.55x	9	208,441,381	16.5	4.71883%	116	1.50x	9.7%	66.0%	58.2%
1.56x	-	1.65x	9	51,562,270	4.1	4.78295%	111	1.60x	11.1%	68.3%	56.7%
1.66x	-	1.80x	7	197,435,122	15.6	4.64269%	116	1.73x	9.5%	68.7%	65.6%
1.81x	-	2.00x	6	84,965,610	6.7	4.64573%	118	1.85x	12.3%	54.6%	45.1%
2.01x	-	2.25x	1	6,750,000	0.5	4.67000%	60	2.21x	15.0%	60.8%	53.8%
2.26x	-	3.00x	5	152,500,000	12.1	4.33097%	117	2.64x	13.1%	41.5%	40.0%
3.01x	-	3.60x	1	8,150,000	0.6	4.63310%	118	3.60x	18.8%	45.3%	45.3%
Total / Weighted Average:			73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%
(1)	In the case of Loan No. 44, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 3, 4, 6, 7, 11, 16 and 18, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)
In the case of Loan Nos. 4 and 26, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
31.6%	-	54.9%	9	$226,924,243	17.9%	4.43044%	117	2.42x	13.0%	44.2%	40.3%
55.0%	-	59.9%	5	90,224,225	7.1	4.74188%	113	1.58x	10.6%	57.3%	47.7%
60.0%	-	64.9%	7	81,986,602	6.5	4.82458%	92	1.52x	9.3%	60.7%	57.1%
65.0%	-	69.9%	11	253,558,028	20.0	4.63846%	117	1.52x	9.2%	67.5%	61.7%
70.0%	-	75.0%	41	612,037,787	48.4	4.75918%	117	1.44x	9.2%	72.8%	65.1%
Total / Weighted Average:			73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

LTV Ratios as of the Maturity Date(1)(2)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
31.6%	-	44.9%	6	$176,274,243	13.9%	4.41611%	117	2.36x	12.3%	41.9%	38.1%
45.0%	-	49.9%	6	125,296,177	9.9	4.62834%	117	2.01x	12.6%	55.7%	47.4%
50.0%	-	54.9%	12	75,433,710	6.0	4.87136%	109	1.65x	11.1%	62.7%	52.5%
55.0%	-	59.9%	8	104,045,828	8.2	4.89128%	118	1.46x	10.4%	71.1%	58.5%
60.0%	-	64.9%	29	455,870,701	36.0	4.71220%	114	1.43x	9.1%	69.5%	62.1%
65.0%	-	71.2%	12	327,810,225	25.9	4.68190%	116	1.49x	8.7%	72.4%	68.9%
Total / Weighted Average:			73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Defeasance	57	$907,996,569	71.8%	4.68906%	115	1.68x	10.3%	62.7%	55.2%
Yield Maintenance	13	331,159,317	26.2	4.63886%	117	1.53x	8.9%	70.9%	66.8%
Defeasance/Yield Maintenance	3	25,575,000	2.0	4.84155%	119	2.07x	12.3%	57.2%	52.4%
Total / Weighted Average:	73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)(2)(3)
Refinance	54	$844,627,833	66.8%	4.65927%	117	1.68x	10.3%	63.3%	55.7%
Acquisition	19	420,103,052	33.2	4.71866%	113	1.58x	9.4%	67.7%	63.1%
Total / Weighted Average:	73	$1,264,730,885	100.0%	4.67900%	115	1.65x	10.0%	64.7%	58.2%
(1)	In the case of Loan No. 44, which has an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 3, 4, 6, 7, 11, 16 and 18, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(3)
In the case of Loan Nos. 4 and 26, the Cut-off Date LTV and the Maturity Date LTV are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C21

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
1	Showcase Mall	Las Vegas, NV	Retail	JPMCC 2005-LDP1
2	Residence Inn Silicon Valley I	Sunnyvale, CA	Hotel	JPMCC 2013-INN
3	Miami International Mall	Miami, FL	Retail	MLMT 2003-KEY1
8	Residence Inn San Mateo	San Mateo, CA	Hotel	JPMCC 2013-INN
12	307 West 38th Street	New York, NY	Office	BACM 2005-3
19	Stonebriar Plaza	Frisco, TX	Retail	GECMC 2004-C2 / MEZZ 2004-C2
21	Canonbury Square & Tudor Place	Hyattsville, MD	Multifamily	JPMCC 2007-LD11
27	Legacy at Prescott Lakes	Prescott, AZ	Multifamily	WBCMT 2006-C23
32	Northville Retail Center Phase 2	Northville, MI	Retail	BSCMS 2004-PWR4
34	Shelly Plaza	Philadelphia, PA	Retail	BSCMS 2004-T16
36	Indian Oaks MHC	Sellersburg, IN	Manufactured Housing	JPMCC 2004-CB9
38	Hilton Garden Inn Sonoma	Santa Rosa, CA	Hotel	S2H 2012-LV1
40	Waterbury Crossing	Waterbury, CT	Retail	MSC 2004-HQ4
41	Pavilion Estates	Kalamazoo, MI	Manufactured Housing	BSCMS 2005-PW10
44	NAL Building	Farmington Hills, MI	Office	CSFB 2002-CP5
45	The Marketplace St. John	Saint John, VI	Mixed Use	MSC 2004-T15
48	Chesterfield Apartments	Richmond, VA	Multifamily	BSCMS 2007-PW17
50	Cadillac Square Apartments	Detroit, MI	Multifamily	MSC 2004-HQ4
52	J Bar J Trailer Ranch	Miami, FL	Manufactured Housing	CSFB 2004-C5
55	Princess Anne Marketplace	Virginia Beach, VA	Retail	MSC 2005-HQ5
56	Northbridge Plaza	Dublin, OH	Retail	CGCMT 2004-C1
60	Stuart Court Apartments	Richmond, VA	Multifamily	BSCMS 2007-PW17
64	Fresh Market Shopping Center	Germantown, TN	Retail	WBCMT 2004-C11
66	River Meadows MHC	Montrose, CO	Manufactured Housing	GECMC 2004-C3
67	Riverview Mobile Home Park	Palm Shores, FL	Manufactured Housing	CSFB 2004-C5
70	EZ Storage - Buena Park	Buena Park, CA	Self Storage	GMACC 2004-C2
72	Ronny’s Mobile Home Park and RV Park	Stuart, FL	Manufactured Housing	CSFB 2004-C5
73	Bamboo Mobile Home Park	Hallandale Beach, FL	Manufactured Housing	CSFB 2004-C5
(1)
The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
35	Metro West Office Portfolio	Various, MA	$9,075,000	0.7%	$8,612,312	33.7%	60	59	1.71x	11.6%	75.0%	71.2%
47	Shuman Office Building	Naperville, IL	6,885,225	0.5	6,389,885	25.0	60	58	1.63x	12.9%	74.0%	68.7%
49	LaQuinta Inn - Lake Charles	Lake Charles, LA	6,750,000	0.5	5,971,763	23.4	60	60	2.21x	15.0%	60.8%	53.8%
58	DBI Portfolio I	Various, Various	4,973,435	0.4	4,546,227	17.8	60	56	1.54x	10.6%	55.3%	50.5%
Total / Weighted Average:			$27,683,660	2.2%	$25,520,188	100.0%	60	58	1.78x	12.6%	67.7%	62.6%

(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable.  Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.  Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.  See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-2 Certificate Balance.

Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
7	160 Water Street	New York, NY	$49,000,000	3.9%	$49,000,000	82.5%	84	82	1.32x	7.3%	60.4%	60.4%
27	Legacy at Prescott Lakes	Prescott, AZ	11,250,000	0.9	10,360,523	17.5	84	82	1.37x	9.2%	68.3%	62.9%
Total / Weighted Average:			$60,250,000	4.8%	$59,360,523	100.0%	84	82	1.33x	7.7%	61.9%	60.9%

(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(2)	Reflects the percentage equal to the Maturity/ARD Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Structural Overview

■	Accrual:
Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest. On each distribution date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class NR Certificates.

■	Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C and Class X-D Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (a) a fixed rate, (b) the WAC Rate, (c) the lesser of a specified fixed rate and the WAC Rate or (d) the WAC Rate less a specified percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) (the “WAC Rate”) for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and calculated without giving effect to any exchange of Class A-S Certificates for Class EC Certificates.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B Certificates for that Distribution Date.

The Pass-Through Rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E Certificates for that Distribution Date.

The Pass-Through Rate for the Class X-D Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class F and Class NR Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC Certificates.

On each distribution date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class NR Certificates.

See “Description of the Certificates — Distributions” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Structural Overview

■	Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan) to such Classes on or prior to such date).

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, all principal that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC Certificates.

The Class X-A, Class X-B, Class X-C and Class X-D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates (determined without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates)), the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balance of the Class B Certificates (determined without giving effect to any exchange and conversion of any Class B Certificates for Class EC Certificates)), the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balance of the Class E Certificates) and the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-D Certificates’ notional amount (the Certificate Balances of the Class F and Class NR Certificates)

■	Exchangeable Certificates and the Class EC Certificates:
A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange and convert such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged and converted for a ratable portion of each Class of Exchangeable Certificates.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Structural Overview

exchange. In the event that no Exchangeable Certificates are exchanged and converted for Class EC Certificates, the Class EC Certificate Balance would be equal to zero. Any exchange of (a) a portion of the Exchangeable Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (b) any amount of the Class EC Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, distributions of principal, Yield Maintenance Charges and reimbursements of Collateral Support Deficits that would be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange and conversion will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

■	Yield Maintenance / Fixed Penalty Allocation:	For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between two groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S Certificates (calculated without giving effect to any exchange and conversion of Class A-S Certificates for Class EC Certificates), on the one hand (“YM Group A”) and the Class X-B, Class B, Class C and Class D Certificates (calculated without giving effect to any exchange and conversion of Class B and Class C Certificates for Class EC Certificates), on the other hand (“YM Group B”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM Charge	X	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
		Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-C, Class X-D, Class E, Class F or Class NR Certificates. Once the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates, regardless of whether the notional amount of such Class of Certificates has been reduced to zero.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, any Yield Maintenance Charges that otherwise would have been distributable to such converted Exchangeable Certificates had they not been converted will be distributed to the Class EC Certificates.

■	Realized Losses:
Realized losses on the mortgage loans (exclusive of losses on any related companion loan) will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B, Class X-C and Class X-D Certificates will be reduced by the aggregate amount of realized losses

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Structural Overview

allocated to Certificates that are components of the Class X-A Certificates’, Class X-B Certificates’, Class X-C Certificates’ and Class X-D Certificates’ notional amounts, respectively.

Realized losses on each whole loan will be allocated, pro rata, between the related mortgage loan and the related pari passu companion loan, if any, based upon their respective Stated Principal Balances.

The Class EC Certificates will be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C Certificates that are converted in an exchange for such Class EC Certificates.

■	Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and calculate the Appraisal Reduction amount. The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each whole loan, the Appraisal Reduction amount is notionally allocated, pro rata, between the related mortgage loan and the related pari passu companion loan, if any, based upon their respective Stated Principal Balances.

■	Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then outstanding principal balance of the mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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■	Whole Loans:
Seven mortgage loans are evidenced by a note and one or more additional companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”) that are each secured by a single mortgage on the related mortgaged property and are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of each of these Whole Loans, referred to as the “Miami International Mall Whole Loan”, the “Technology Corners Building Six Whole Loan”, the “Westminster Mall Whole Loan”, the “160 Water Street Whole Loan”, “The Shops at Wiregrass Whole Loan”, the “Charlottesville Fashion Square Whole Loan” and the “200 West Monroe Whole Loan”, the related Companion Loan is pari passu with the related mortgage loan (these Companion Loans are referred to as the “Pari Passu Companion Loans”). The Westminster Mall Pari Passu Companion Loan and the Charlottesville Fashion Square Pari Passu Companion Loan, are referred to as “Serviced Companion Loans”.

The Westminster Mall Whole Loan and the Charlottesville Fashion Square Whole Loan (the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the JPMBB 2014-C21 transaction (the “Pooling and Servicing Agreement”). Each of the Miami International Mall Whole Loan, the Technology Corners Building Six Whole Loan, the 160 Water Street Whole Loan, The Shops at Wiregrass Whole Loan and the 200 West Monroe Whole Loan will be serviced pursuant to other pooling and servicing agreements as described under “Description of the Mortgage Pool—The Whole Loans—The Miami International Mall Whole Loan and The Shops at Wiregrass Whole Loan” and “—The Technology Corners Building Six Whole Loan, The 160 Water Street Whole Loan and The 200 West Monroe Whole Loan” in the Free Writing Prospectus.

■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:
The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust (or in the case of any Whole Loan, the trust and the holder of the related Companion Loan, as a collective whole taking into account the subordinate or pari passu nature of any Companion Loan), on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Defaulted Loan Purchase Price”) except as described in the Free Writing Prospectus.

With respect to each Serviced Whole Loan, any such sale of the related defaulted mortgage loan will also include the related Pari Passu Companion Loan, if any, and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

the future), the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

If the Special Servicer does not receive an offer at least equal to the Defaulted Loan Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Defaulted Loan Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to a Serviced Whole Loan, the holder of the related Companion Loan, as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

With respect to the Miami International Mall mortgage loan, the Technology Corners Building Six mortgage loan, the 160 Water Street mortgage loan, The Shops at Wiregrass mortgage loan and the 200 West Monroe mortgage loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related Pari Passu Companion Loan as described above, then the applicable special servicer will be required to sell the related Whole Loan, including the related mortgage loan in the JPMBB 2014-C21 Trust and the related Pari Passu Companion Loan, as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■	Control Eligible Certificates:	Classes E, F and NR.

■	Control Rights:
The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan. With respect to any mortgage loan that has, or may in the future have, mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

With respect to the Miami International Mall mortgage loan, the Technology Corners Building Six mortgage loan, the 160 Water Street mortgage loan, The Shops at Wiregrass mortgage loan and the 200 West Monroe mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder under the applicable pooling and servicing agreement.

With respect to the Westminster Mall mortgage loan and the Charlottesville Fashion Square mortgage loan, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement.

■	Directing Certificateholder:	BlackRock Realty Advisors, Inc. is expected to be appointed the initial Directing Certificateholder.

■	Controlling Class:
The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■	Control Event:
A “Control Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority holder of the Controlling Class (the “Controlling Class Certificateholder”) and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■	Consultation Termination Event:
A Consultation Termination Event will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the most subordinate class among the Control Eligible Certificates that have a then-outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance of such Class, and the then-Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

■	Remedies Available to Holders of an Appraised-Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Senior Trust Advisor:
The Senior Trust Advisor will initially be Pentalpha Surveillance LLC. The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced mortgage loans. The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced mortgage loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the specially serviced mortgage loans. The Senior Trust Advisor will generally have no obligations under the Pooling and Servicing Agreement with respect to the Miami International Mall Whole Loan, the Technology Corners Building Six Whole Loan, the 160 Water Street Whole Loan, The Shops at Wiregrass Whole Loan and the 200 West Monroe Whole Loan.

The Senior Trust Advisor will be responsible for:

●
after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

●
after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced mortgage loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with due consideration to (and as limited by) the Senior Trust Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Senior Trust Advisor by the Special Servicer with respect to the specially serviced mortgage loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Senior Trust Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced mortgage loans that the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer.

●
prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan to the Senior Trust Advisor after such calculations have been finalized. The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

●
after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons (as defined in the Free Writing Prospectus) on the Certificate Administrator’s website related to specially serviced mortgage loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■	Replacement of Senior Trust Advisor:	The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (A) (i) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the special servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■	Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event and the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

■	Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the Westminster Mall Whole Loan and the Charlottesville Fashion Square Whole Loan, the holders of the related Pari Passu Companion Loan, under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the trustee to terminate the special servicer solely with respect to such Whole Loan. A replacement special servicer will be selected by the trustee or, prior to a Control Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to the Miami International Mall Whole Loan, the Technology Corners Building Six Whole Loan, the 160 Water Street Whole Loan, The Shops at Wiregrass Whole Loan and the 200 West Monroe Whole Loan, the JPMBB 2014-C21 trust as holder of the related mortgage loan has a similar termination right in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to a Control Event. However, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under the applicable pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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■	Master Servicer and Special Servicer Compensation:
The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan and REO loan (including specially serviced mortgage loans and Serviced Companion Loans) that will accrue at the related servicing fee rate described in the Free Writing Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced mortgage loan and REO loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or Serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected mortgage loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected mortgage loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected mortgage loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected mortgage loan (including the related Serviced Companion Loan, if applicable) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected mortgage loan (including the related Serviced Companion Loan, if applicable) to be $25,000.

The “Excess Modification Fee Amount” for any corrected mortgage loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected mortgage loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

loan will be payable at a rate of 1.00% of the liquidation proceeds; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Miami International Mall Whole Loan, the Technology Corners Building Six Whole Loan, the 160 Water Street Whole Loan, The Shops at Wiregrass Whole Loan and the 200 West Monroe Whole Loan under the applicable pooling and servicing agreement.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a specially serviced mortgage loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

■	Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:
		▪	special notices
		▪	summaries of asset status reports
		▪	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
		▪	an “Investor Q&A Forum”
		▪	a voluntary investor registry
		▪	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Showcase Mall

MGM

SUBWAY
FOOD COURT

SHOWCASE MALL III
SHOWCASE
SHOWCASE MALL II
LAS VEGAS BOULEVARD
MGM

NOW OPEN
Marshalls

MGM GRAND
MANDALAY BAY
LUXOR
THEhotel
Tropicana
Aria
GRAND CHATEAU
Excalibur
NEW YORK NEW YORK
MANDARIN ORIENTAL
THE COSMOPOLITAN
Monte Carlo
SHOWCASE
POLO TOWERS
veer
planet hollywood
LAS VEGAS BOULEVARD
planet

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Showcase Mall

MAP © 2014 CARTIFACT · DATA © BROADMAP
CARTIFACT
SCALE
1/4 MILE
Showcase Mall
3769 and 3785 South Las Vegas Boulevard
Las Vegas, NV 89109
LAS VEGAS
Encore Las Vegas
Wynn Las Vegas
Wynn Esplanade
Wynn Las Vegas Golf Club
Fashion Show Mall
SPRING MOUNTAIN RD
INDUSTRIAL RD
Treasure Island
The Shoppes at the Palazzo
Palazzo
Venetian
Sands Expo and Convention Center
Mirage Hotel & Casino
Grand Canal Shoppes
Casino Royale
Harrah's
The Quad Resort & Casino
The Linq and High Roller Observation Wheel Development
Forum Shops at Caesars
Colosseum
Caesars Palace
Flamingo Hilton
Westin
The Meridian
VALLEY VIEW BLVD
Rio Suites
Gold Coast
Palms
FLAMINGO RD
Via Bellagio
Bellagio
Bally's
Paris
Super 8
LAS VEGAS BLVD SOUTH
Vdara Hotel & Spa
Cosmopolitan
Planet Hollywood
Harmon Corner
Crystals at City Center
Veer Towers
HARMON AVE
Aria Resort & Casino
Harley Davidson Cafe
Marriott Grand Chateau
Polo Towers
Residences @ Mgm Grand
Fairfield Inn
Alexis Park
Aria Convention Center
Mandarin Oriental
Monte Carlo
Hawaiian Marketplace
Grand Garden Arena
LAS VEGAS FREEWAY
MGM Shops
New York New York
MGM Grand
TROPICANA AVE
Excalibur
Tropicana
Hooters
RENO AVE
GILES ST
Luxor
Mandalay Place
The Hotel
Mandalay Bay
MCCARRAN INTERNATIONAL AIRPORT
North Las Vegas
Sunrise Manor
Rampart Commons
Las Vegas
DOWNTOWN
The Shops at Summerlin
The Boulevard Mall
THE STRIP
Spring Valley
Whitney
Paradise
Henderson
Sunset Galleria
Enterprise
The District at Green Valley Ranch

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Showcase Mall

SHOWCASE
OUTBACK
Marshalls
Coca-Cola STORE
La Salsa
WESTGATE RESORTS
SHOWCASE III
PARKING STRUCTURE AND
UNITED ARTISTS Theatres
RUE DE MONTE CARLO
SOUTH LAS VEGAS BLVD.
ROSS
Denny's
NEW YORK NEW YORK
MGM GRAND
SHOWCASE II
adidas
GRAND CANYON EXPERIENCE AT SHOWCASE II
Collateral
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Showcase Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$103,500,000	Title:	Fee
Cut-off Date Principal Balance:	$103,500,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	8.2%	Net Rentable Area (SF):	182,037
Loan Purpose:	Acquisition	Location:	Las Vegas, NV
Borrower:	N&G Showcase LLC	Year Built / Renovated:	1995 / N/A
Sponsors:	Eli Gindi and Jeffrey Gindi	Occupancy:	89.4%
Interest Rate:	4.75650%	Occupancy Date:	3/4/2014
Note Date:	5/30/2014	Number of Tenants:	12
Maturity Date:	6/1/2024	2011 NOI(1):	$10,170,175
Interest-only Period:	120 months	2012 NOI(1):	$7,851,251
Original Term:	120 months	2013 NOI:	$7,141,398
Original Amortization:	None	TTM NOI (as of 4/2014)(2):	$7,127,705
Amortization Type:	Interest Only	UW Economic Occupancy:	92.2%
Call Protection:	L(25),Grtr1%orYM(93),O(2)	UW Revenues:	$12,102,700
Lockbox:	Hard	UW Expenses:	$3,113,713
Additional Debt:	N/A	UW NOI(2):	$8,988,988
Additional Debt Balance:	N/A	UW NCF:	$8,603,132
Additional Debt Type:	N/A	Appraised Value / Per SF:	$146,100,000 / $803
		Appraisal Date:	5/7/2014

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$569
Taxes:	$159,901	$53,300	N/A	Maturity Date Loan / SF:	$569
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.8%
Replacement Reserves:	$3,339	$3,339	N/A	Maturity Date LTV:	70.8%
TI/LC:	$22,766	$22,766	$955,500	UW NCF DSCR:	1.72x
Other:	$3,528,800	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$103,500,000	68.5%	Purchase Price	$145,000,000	96.0%
Sponsor Equity	47,541,443	31.5	Upfront Reserves	3,714,806	2.5
			Closing Costs	2,326,637	1.5
Total Sources	$151,041,443	100.0%	Total Uses	$151,041,443	100.0%
(1)	2012 NOI is lower than 2011 NOI primarily due to Sega Gameworks vacating its 47,161 square foot space in March 2012.
(2)
UW NOI is higher than TTM NOI primarily due to a new 30,313 square foot lease to Marshalls which accounts for approximately $1.4 million of underwritten rent. Marshalls took occupancy in October 2013 but does not commence paying rent until August 2014.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Showcase Mall loan has an outstanding principal balance of $103.5 million and is secured by a first mortgage lien on a 182,037 square foot anchored strip mall located in Las Vegas, Nevada. The loan has a 10-year term and is interest-only for the entire loan term.

The Borrower. The borrowing entity for the loan is N&G Showcase LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Showcase Mall

The Sponsors. The loan sponsor is a joint venture between EMS Capital, Gindi Capital and Nakash Properties, which are all Delaware limited liability companies that own 50%, 25% and 25% interests in the borrower, respectively. The loan’s non-recourse carveout guarantors are Eli Gindi and Jeffrey Gindi. Gindi Capital is a New York-based family real estate company that primarily owns the Century 21 department store chain. Nakash Properties is the real estate arm of Jordache Enterprises, which is a privately owned conglomerate focused primarily on manufacturing. The Nakash family and the Jordache real estate division have purchased over $2 billion in real estate over the past several years, including the Apple Store in Santa Monica, the Bond Building in Washington, D.C., and the Versace Mansion in Miami, Florida. EMS Capital is privately owned and controlled by the Safra family in New York. The loan sponsors acquired the Showcase Mall property from Angelo Gordon for a purchase price of $145.0 million.

The Property. The Showcase Mall is a 182,037 square foot anchored retail strip mall in Las Vegas, Nevada. The property was constructed in 1995 and is comprised of two buildings located on approximately 2.7 acres along the Las Vegas Strip (“Strip”). The primary building, which has 340 feet of frontage on Las Vegas Boulevard, includes the majority of the tenants, while the secondary building, which is located just off the Strip behind the main building, houses the United Artist Theatre and the 1,418-space, 12-story automated parking deck. The property is part of the larger Showcase Mall retail and entertainment complex which consists of three phases, all of which share access to the parking garage. The collateral for the loan consists only of Showcase Phase I, which is located between Phase II and Phase III. Tenancy at Phase II includes the Adidas flagship store and tenancy at Phase III includes Hard Rock Café, Ross Dress for Less and Denny’s.

As of March 4, 2014, the property was 89.4% occupied by 12 tenants and is anchored by M&M’s World (31,025 square feet), Marshalls (30,313 square feet) and Coca Cola Oasis (19,257 square feet). The largest tenant at the property, United Artist Theatre, leases 22.6% of the net rentable area and accounts for approximately 9.4% of the underwritten rent in place. United Artists Theatre has been a tenant at the property since 1995 and has a lease through December 2017 with two, five-year renewal options remaining. The eight-screen movie theatre is located in the secondary building which is just off of the Strip. The second largest tenant, M&M’s World, leases 17.0% of the net rentable area through August 2017 with two, five-year renewal options remaining.  M&M’s World is a retail store that specializes in M&M’s candy and related merchandise and has been at the property since 1997.  M&M’s World occupies a portion of four floors and features a gift shop on the first floor, candy dispensers on the second floor, collector’s items on the third floor and luggage and home décor on the fourth floor. There is also a two-story M&M’s bag attached to the façade of the building facing Las Vegas Boulevard. The Las Vegas M&M’s World was the first of its kind and there have since been store openings in New York City, London and Orlando, Florida. The third largest tenant at the property, Marshalls, leases 16.7% of the net rentable area through October 2023. Marshalls took occupancy in October 2013 and occupies the majority of the below grade space at the property. Marshalls is the second largest discount family apparel and home fashion retailer. The fourth largest tenant at the property, Coca Cola Oasis, leases 10.6% of the net rentable area through December 2029. Coca Cola Oasis features a gift shop with Coca Cola collector’s items and memorabilia, as well as a soda fountain tasting room complete with samples of Coca Cola flavors from around the world. The Coca Cola façade is improved with a 100-foot Coca Cola bottle that faces Las Vegas Boulevard. In addition to the three anchor tenants and movie theatre, the property also features a range of restaurants and food court tenants including La Salsa Cantina, Outback Steakhouse, Wendy’s, Subway, Sbarro, Panda Express, Dairy Queen and Del Taco. Gross mall sales for the four tenants that reported (M&M’s World, Coca Cola Oasis, La Salsa Cantina and the United Artist Theatre) as of the year-end 2013 were approximately $49.3 million with occupancy costs of 12.2%.

Showcase Mall is centrally located on the Strip, directly in front of the MGM Grand Resort and Casino and across the street from CityCenter and the New York-New York Hotel and Casino. The New York-New York Hotel features a family-friendly, 200-foot rollercoaster that brings additional foot traffic to the area. The Strip consists of resort casino-hotels, business hotels, apartment complexes and commercial retail buildings. The property is immediately surrounded by over 41,000 hotel rooms at resorts including Monte Carlo, Luxor, Tropicana, Mandalay Bay, Four Seasons, Cosmopolitan and the Bellagio and has a reported average traffic count of 70,000 vehicles and 45,000 pedestrians per day. The property is located within the Central East Las Vegas submarket within the larger Las Vegas retail market. The Las Vegas retail market contains approximately 106.8 million square feet of retail space and the property’s submarket accounted for over 21.5 million square feet or 20.2% of the total market inventory as of the first quarter of 2014. The vacancy for the Central East Las Vegas submarket is 9.5%. The appraiser surveyed four local retail properties along the Strip to identify lease comparables and determined rental rates ranging from $15.00 to $300.00 per square foot. The appraisal concluded ground floor market rents of $150.00 per square foot, lower level (small space) rents of $55.00 per square foot, second level rents of $85.00 per square foot, third level rents of $45.00 per square foot and fourth level rents of $40 per square foot.

Historical and Current Occupancy(1)
2011(2)	2012(2)	2013	Current(3)
100.0%	75.0%	93.0%	89.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)
The drop in Occupancy from 2011 to 2012 was due to Sega Gameworks vacating its 47,161 square foot space in March 2012. Marshalls backfilled 30,313 square feet in October 2013 and is expected to begin paying rent in August 2014.

(3)	Current Occupancy is as of March 4, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Showcase Mall

Tenant Summary(1)
Tenant	Ratings(2) Moody’s / S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
United Artist Theatre(4)	B1 / B+ / B+	41,108	22.6%	$21.50	9.4%	$269,191	53.2%	12/31/2017
M&M’s World	NA / NA / NA	31,025	17.0%	$66.37	21.8%	$1,063	7.3%	8/31/2017
Marshalls	A3 / A+ / NA	30,313	16.7%	$45.00	14.5%	N/A	N/A	10/31/2023
Coca Cola Oasis(5)(6)	Aa3 / AA / A+	19,257	10.6%	$80.22	16.4%	$520	16.7%	12/31/2029
Showcase Food Court	NA / NA / NA	14,737	8.1%	$44.03	6.9%	N/A	N/A	9/30/2018
Westgate Resorts(7)	NA / NA / NA	10,630	5.8%	$90.23	10.2%	N/A	N/A	8/31/2018
La Salsa Cantina	NA / NA / NA	7,178	3.9%	$104.49	7.9%	$632	18.8%	8/31/2018
Outback Steakhouse	NA / NA / NA	6,426	3.5%	$40.15	2.7%	N/A	N/A	9/30/2017
City Life USA	NA / NA / NA	1,196	0.7%	$250.84	3.2%	N/A	N/A	7/31/2018
Eliking	NA / NA / NA	837	0.5%	$800.48	7.1%	N/A	N/A	12/19/2023
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all tenants.
(4)	Sales PSF reflects sales per screen for United Artist Theatre, which is based on a total of eight screens.
(5)	Net Rentable Area and Base Rent PSF include 660 square feet of Coca Cola Oasis stand alone space. Sales PSF excludes the Coca Cola Oasis stand alone space.
(6)	Coca Cola Oasis has the right to terminate its lease on December 31, 2023 with 12 months’ notice.
(7)
Westgate Resorts has multiple leases at the property and the expiration date listed above reflects the expiration date of 10,510 square feet of Westgate Resorts space. In total, Westgate Resorts has 10,510 square feet of space expiring in August 2018 and 120 square feet of space expiring in November 2017.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	19,320	10.6%	NAP	NAP	19,320	10.6%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	19,320	10.6%	$0	0.0%
2015	0	0	0.0	0	0.0	19,320	10.6%	$0	0.0%
2016	1	10	0.0	0	0.0	19,330	10.6%	$0	0.0%
2017	4	78,679	43.2	3,530,959	37.4	98,009	53.8%	$3,530,959	37.4%
2018	4	33,621	18.5	2,327,992	24.7	131,630	72.3%	$5,858,952	62.1%
2019	0	0	0.0	0	0.0	131,630	72.3%	$5,858,952	62.1%
2020	0	0	0.0	0	0.0	131,630	72.3%	$5,858,952	62.1%
2021	0	0	0.0	0	0.0	131,630	72.3%	$5,858,952	62.1%
2022	0	0	0.0	0	0.0	131,630	72.3%	$5,858,952	62.1%
2023	2	31,150	17.1	2,034,085	21.6	162,780	89.4%	$7,893,037	83.6%
2024	0	0	0.0	0	0.0	162,780	89.4%	$7,893,037	83.6%
2025 & Beyond	1	19,257	10.6	1,544,775	16.4	182,037	100.0%	$9,437,812	100.0%
Total	12	182,037	100.0%	$9,437,812	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Showcase Mall

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)(5)	$10,347,611	$8,480,368	$7,747,326	$7,638,218	$9,437,812	$51.85	71.9%
Vacant Income	0	0	0	0	1,030,500	5.66	7.8
Gross Potential Rent	$10,347,611	$8,480,368	$7,747,326	$7,638,218	$10,468,312	$57.51	79.7%
Parking Income	638,641	636,406	693,026	719,412	670,716	3.68	5.1
Total Reimbursements	2,341,124	1,706,242	1,698,979	1,750,246	1,994,173	10.95	15.2
Net Rental Income	$13,327,376	$10,823,016	$10,139,332	$10,107,876	$13,133,201	$72.15	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,030,500)	(5.66)	(7.8)
Other Income	0	0	0	0	0	0.00	0.0
Effective Gross Income	$13,327,376	$10,823,016	$10,139,332	$10,107,876	$12,102,700	$66.48	92.2%

Total Expenses	$3,157,201	$2,971,766	$2,997,933	$2,980,171	$3,113,713	$17.10	25.7%

Net Operating Income	$10,170,175	$7,851,251	$7,141,398	$7,127,705	$8,988,988	$49.38	74.3%

Total TI/LC, Capex/RR	0	0	0	0	385,854	2.12	3.2
Net Cash Flow	$10,170,175	$7,851,251	$7,141,398	$7,127,705	$8,603,132	$47.26	71.1%

(1)	The TTM column represents the trailing twelve months ending April 30, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The decrease in Rents in Place from 2011 to 2012 is primarily due to Sega Gameworks vacating its 47,161 square foot space in March 2012.
(4)
Underwritten Rents in Place are higher than TTM primarily due to a new 30,313 square foot lease to Marshalls which accounts for approximately $1.4 million of underwritten rent. Marshalls took occupancy in October 2013 but does not commence paying rent until August 2014.

(5)	TTM Rents in Place is lower than 2013 Rents in Place due to a one time true-up of $237,465 in January 2013.

Property Management.  The property is managed by Showcase Retail Management Services, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited $2.5 million into the Below-Grade Space Reserve, $1.0 million into the Theatre Reserve, $159,901 for real estate taxes, $28,800 for deferred maintenance, $22,766 for general tenant improvements and leasing commissions at the property and  $3,339 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $53,300.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $3,339 (approximately $0.22 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $22,766 (approximately $1.50 per square foot annually) into the TI/LC escrow.  The reserve is subject to a cap of $955,500 ($5.25 per square foot).

“Theatre Reserve”- At origination, the borrower deposited into escrow $1.0 million (approximately $24.33 per square foot) for capital improvements to the United Artist Theatre space.

“Below-Grade Space Reserve” - At origination, the borrower deposited into escrow $2.5 million (approximately $194.02 per square foot of vacant retail space) to cover future tenant improvements, leasing commissions and capital expenditures expected to be incurred by the borrower with respect to the 12,885 square feet of below grade vacant retail space at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Showcase Mall

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) there is an event of default under the loan documents, (ii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, (iii) the DSCR (as calculated in the loan documents) based on the trailing three months falls below 1.20x or (iv) there is a Tenant Trigger Event, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Tenant Trigger Event” means: (i) any bankruptcy action of M&M’s World or Mars, (ii) M&M’s World fails to renew its lease prior to December 31, 2016 or (iii) M&M’s World goes dark, vacates or abandons its space. M&M’s World has two, five-year renewal options remaining and has been a tenant since 1997.

Release of Theatre/Parking Parcel. The borrower is permitted to release the second building that consists of the theatre and parking garage parcel from the collateral for the loan after the expiration of the lockout period provided that, among other things: (i) no event of default exists; (ii) the borrower pays a release price of 115% of the allocated loan amount (which is equal to $19.3 million) for the release parcel plus the yield maintenance premium; (iii) the DSCR as calculated in the loan documents at the time of the partial release is equal to or greater than the greater of (a) 1.33x and (b) the DSCR immediately preceding the partial release; and (iv) if immediately following the release of the theatre and parking garage, the LTV is greater than 125%, then the principal balance of the loan must be paid down in accordance with the provisions of the loan documents in order to meet REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Residence Inn Silicon Valley I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Residence Inn Silicon Valley I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Residence Inn Silicon Valley I

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$64,800,000	Title:	Fee
Cut-off Date Principal Balance:	$64,800,000	Property Type - Subtype:	Hotel – Extended Stay
% of Pool by IPB:	5.1%	Net Rentable Area (Rooms):	231
Loan Purpose:	Acquisition	Location:	Sunnyvale, CA
Borrower:	Grand Prix SILI I LLC	Year Built / Renovated:	1983 / 2013
Sponsor:	Chatham Lodging, L.P.	Occupancy / ADR / RevPAR:	82.6% / $176.17 / $145.44
Interest Rate:	4.64000%	Occupancy / ADR / RevPAR Date:	4/30/2014
Note Date:	6/9/2014	Number of Tenants:	N/A
Maturity Date:	7/1/2024	2011 NOI:	$4,293,950
Interest-only Period:	60 months	2012 NOI:	$5,487,450
Original Term:	120 months	2013 NOI:	$6,205,680
Original Amortization:	360 months	TTM NOI (as of 4/2014):	$6,355,250
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	82.6% / $176.17 / $145.44
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$12,383,773
Lockbox:	CMA	UW Expenses:	$6,353,960
Additional Debt:	N/A	UW NOI:	$6,029,813
Additional Debt Balance:	N/A	UW NCF:	$6,029,813
Additional Debt Type:	N/A	Appraised Value / Per Room(1):	$94,400,000 / $408,658
		Appraisal Date:	5/20/2014

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$280,519
Taxes:	$370,440	$41,160	N/A	Maturity Date Loan / Room:	$257,317
Insurance:	$67,149	$11,192	N/A	Cut-off Date LTV:	68.6%
FF&E Reserves:	$41,279	4% of Gross Revenues	N/A	Maturity Date LTV:	63.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.51x
Other:	$0	Springing	$3,812,344	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$64,800,000	76.3%	Purchase Price(3)	$80,676,259	95.0%
Sponsor Equity(3)	20,092,348	23.7	Closing Costs	3,737,221	4.4
			Upfront Reserves	478,868	0.6
Total Sources	$84,892,348	100.0%	Total Uses	$84,892,348	100.0%
(1)	The appraisal concluded land value is $28.8 million.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)
Purchase Price and Sponsor Equity are based on Chatham’s acquisition of the majority interest in the Residence Inn Silicon Valley I from Cerberus Capital Management (“Cerberus”). The total purchase price of the property is approximately $95.8 million. For additional details please refer to “The Sponsor” below.

The Loan. The Residence Inn Silicon Valley I loan has an outstanding principal balance of $64.8 million and is secured by a first mortgage lien on the fee interest in a 231-room extended stay Marriott Residence Inn hotel located in Sunnyvale, California. The loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Grand Prix SILI I LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Residence Inn Silicon Valley I

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Chatham Lodging, L.P. (“Chatham”). Chatham is a publicly traded (NYSE: CLDT) hotel-focused, real estate investment trust that owns interests in 77 hotels totaling 10,688 keys, including brands such as Residence Inn, Courtyard and Towneplace Suites by Marriott, Westin, Sheraton and Four Points by Sheraton, Hampton Inn by Hilton and Hyatt House. The guarantor’s aggregate liability under the full recourse carveouts for any individual breach or violation of the  bankruptcy and insolvency carveouts is limited to 20% of the then-current principal balance of the mortgage loan at the time of breach or violation, and the guarantor’s liability for all breaches or violations of the full recourse carveout provisions for bankruptcy and insolvency matters during the term of the loan is limited to 20% of the initial principal balance of the loan.

Chatham has owned a minority interest in the property since 2010, and, as part of this transaction, acquired the majority interest from Cerberus, its previous joint venture partner. Chatham and Cerberus originally acquired the property in connection with a larger portfolio acquisition in 2010 as part of a restructuring plan related to the bankruptcy of Innkeepers USA Inc. Chatham’s total purchase price of the property including its initial minority stake is approximately $95.8 million. The property was previously securitized in the JPMCC 2013-INN transaction.

The Property. The Residence Inn Silicon Valley I loan is secured by the fee interest in a 231-guest room, extended stay hotel situated on approximately 5.75 acres. The property is located in Sunnyvale, California, and is approximately five miles northwest of the San Jose International Airport, as well as three miles from Levi’s Stadium, the new San Francisco 49ers stadium that is expected to open in August 2014 as well as California’s Great America and the Santa Clara Convention Center. The property is comprised of 16 buildings, including 15 two-story guestroom buildings and one two-story gatehouse. The property originally opened in 1983 and was renovated in 2013. Amenities at the property include a fitness center, outdoor pool, outdoor picnic areas with gas grills, basketball court and tennis court. The suite style guest rooms feature flat screen televisions, a full service kitchen including a dishwasher, stove and refrigerator, dining area and fireplace. The property is a Generation One Residence Inn, which is generally characterized by exterior corridors, and was the original Residence Inn design when the concept was introduced by Marriott in the 1980’s. From 2010 to 2013 approximately $5.1 million ($22,128 per key) in capital expenditures have been made at the property, the majority of which was spent on room and exterior improvements.

The property is located in Sunnyvale, California along U.S. Highway 101, which connects downtown San Francisco to San Jose. Sunnyvale measures roughly 24 square miles and is well located in relation to several major tech companies in the Silicon Valley area, which is home to 18 of the Fortune 500 corporations including Google, Apple, Facebook and Oracle. The Silicon Valley average household income is $122,434, which is 75.8% above the U.S average, with 43.5% of households earning over $100,000, which is above the U.S. average of 19.5%. Additionally, approximately 45.0% of Silicon Valley’s population has a bachelor’s or advanced degree, compared to 28.1% nationwide. According to the appraisal, the property generated approximately 65% of its room nights from extended stay business, 30% from transient business and 5% from meeting and group business. According to the appraisal, there are two new hotels under construction that are expected to be directly competitive with the property. The first is the 145-key Courtyard San Jose Sunnyvale, which is located approximately five miles west of the property and is expected to open in January 2015. The second is the 321-key Springhill Suites and Residence Inn, which will be located approximately seven miles southeast of the property near the San Jose International Airport.

The loan sponsor plans to expand on the property with the construction of 111 new guestrooms and the demolition of 32 existing guest rooms, which will temporarily reduce the room count at the hotel, but will ultimately result in a net increase of 79 guestrooms. The total expected cost of the expansion is approximately $19.3 million. The expansion is scheduled to begin in January 2015 and it is estimated to take 10 months to complete. Prior to beginning the expansion, the borrower is required to deposit cash or letter of credit equal to either (i) 125% of the total budgeted expansion costs or (ii) 110% of the total budgeted expansion costs, if the budget includes a contingency of not less than 10% of the total costs. The borrower will also be required to deposit cash or a letter of credit equal to approximately $2.7 million to be used for any cash flow shortfalls that may be incurred during the property expansion.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Residence Inn Silicon Valley I(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	69.8%	$129.47	$90.32	74.4%	$145.41	$108.14	106.6%	112.3%	119.7%
2012	72.4%	$137.55	$99.55	80.5%	$157.18	$126.55	111.2%	114.3%	127.1%
2013	77.0%	$151.00	$116.27	81.5%	$174.01	$141.76	105.8%	115.2%	121.9%
TTM(4)	77.8%	$155.65	$121.04	82.6%	$176.17	$145.44	106.2%	113.2%	120.2%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Biltmore Hotel & Suites, Embassy Suites Santa Clara Silicon Valley, The Plaza Suites, Country Inn & Suites Sunnyvale, Staybridge Suites Sunnyvale and Larkspur Landing Sunnyvale.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower provided operating statements for the property.
(4)	The TTM row represents the trailing twelve-month period ending April 30, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Residence Inn Silicon Valley I

Competitive Hotels Profile(1)
			2013 Estimated Market Mix		2013 Estimated Operating Statistics
Property	Rooms	Year Opened	Extended Stay	Meeting & Group	Transient	Occupancy	ADR	RevPAR
Residence Inn Silicon Valley I	231	1983	65%	5%	30%	82%	$174.01	$141.76
Residence Inn Sunnyvale Silicon Valley II	248	1985	60%	5%	35%	84%	$170.10	$142.67
Biltmore Hotel & Suites	263	1968	5%	15%	80%	69%	$140.00	$96.60
Embassy Suites Santa Clara Silicon Valley	257	1985	5%	20%	75%	85%	$175.00	$148.75
The Plaza Suites	219	1991	5%	15%	80%	64%	$140.00	$89.60
Country Inn & Suites Sunnyvale	180	1987	2%	5%	93%	82%	$140.00	$114.80
Staybridge Suites Sunnyvale	138	1989	65%	0%	35%	88%	$152.00	$133.76
Larkspur Landing Sunnyvale	126	1998	60%	5%	35%	83%	$152.00	$126.16
TownePlace Suites San Jose Santa Clara	107	2014	N/A	N/A	N/A	N/A	N/A	N/A
Total(2)	1,538
(1)	Based on the appraisal.
(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	74.4%	80.5%	81.5%	82.6%	82.6%
ADR	$145.41	$157.18	$174.01	$176.17	$176.17
RevPAR(4)	$108.14	$126.55	$141.76	$145.44	$145.44

Room Revenue	$9,117,621	$10,699,333	$11,952,209	$12,262,990	$12,262,990	$53,087	99.0%
Other Department Revenues	108,459	158,236	116,956	120,783	120,783	523	1.0
Total Revenue	$9,226,081	$10,857,569	$12,069,165	$12,383,773	$12,383,773	$53,609	100.0%

Room Expense	$1,566,887	$1,579,717	$1,719,469	$1,787,989	$1,787,989	$7,740	14.6%
Other Departmental Expenses	74,691	83,146	76,518	77,918	77,918	337	64.5
Departmental Expenses	$1,641,579	$1,662,863	$1,795,987	$1,865,907	$1,865,907	$8,078	15.1%

Departmental Profit	$7,584,502	$9,194,706	$10,273,178	$10,517,866	$10,517,866	$45,532	84.9%

Operating Expenses	$1,722,467	$1,885,403	$2,083,540	$2,095,517	$2,092,388	$9,058	16.9%
Gross Operating Profit	$5,862,035	$7,309,303	$8,189,638	$8,422,349	$8,425,478	$36,474	68.0%

Management Fees(5)	$276,782	$325,727	$362,075	$371,513	$371,513	$1,608	3.0%
Franchise Fees	455,881	534,967	597,610	655,125	674,464	2,920	5.4
Property Taxes	422,922	432,928	446,165	449,018	756,929	3,277	6.1
Property Insurance	43,456	93,928	95,342	96,093	97,408	422	0.8
FF&E(6)	369,043	434,303	482,767	495,351	495,351	2,144	4.0
Total Other Expenses	$1,568,085	$1,821,853	$1,983,959	$2,067,100	$2,395,666	$10,371	19.3%

Net Operating Income	$4,293,950	$5,487,450	$6,205,680	$6,355,250	$6,029,813	$26,103	48.7%
Net Cash Flow(4)	$4,293,950	$5,487,450	$6,205,680	$6,355,250	$6,029,813	$26,103	48.7%
(1)	The TTM column represents the trailing twelve months ending April 30, 2014.
(2)	Per Room values based on 231 guest rooms.
(3)	% of Total Revenue column for Room Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)	Historical RevPAR for 2008, 2009 and 2010 was $111.87, $74.38 and $99.76, respectively, and Net Cash Flow was approximately $4.6 million, $2.3 million and $3.7 million, respectively.
(5)	Historical Management Fees were adjusted to 3.0% of Total Revenue.
(6)	Historical FF&E was adjusted to 3.0% of Total Revenue.

Property Management. The hotel is managed by Island Hospitality Management, Inc. (“Island”), which is a national hotel management company with expertise in managing upscale extended stay, limited service and full service hotels. Island is headquartered in Palm Beach, Florida and manages a portfolio of more than 80 hotels representing 15 brands across 22 states and the District of Columbia. Island is entitled to a contractual management fee equal to 3.0% of total revenue, as well as an an accounting and revenue management fee equal to $2,200 per month. Island is approximately 90% owned by Jeffrey Fisher, the Chairman and CEO of Chatham.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Residence Inn Silicon Valley I

Franchise Agreement. In conjunction with the closing of the acquisition, a 15-year franchise agreement with Marriott was executed with an expiration of June 2029. Marriott is entitled to a contractual franchise fee equal to 5.5% of room revenue, as well as a marketing fee equal to 2.5% of room revenue.

The franchise agreement requires the borrower to complete two separate property improvement plans (“PIP”).  The first PIP is for the renovation of the hotel’s public spaces and must be completed by June 2016. The first PIP is expected to cost approximately $1.2 million ($5,177 per key). Upon completion of the first PIP, a new, 20-year franchise agreement through 2036 will be executed. The second PIP is related to renovations of the hotel’s rooms and corridors and must be completed by June 2017. The second PIP is expected to cost approximately $2.6 million ($11,327 per key). Both PIPs will be funded by an excess cash flow sweep as described below in “PIP Reserve”.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $370,440 for real estate taxes, $67,149 for insurance premiums and $41,279 for FF&E.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $41,160.

Insurance Escrows - The borrowers are required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $11,192.

FF&E Reserve - On a monthly basis, the borrower is required to escrow an amount equal to 4.0% of gross revenue from the hotel for the calendar month two months prior to such payment date for FF&E.

PIP Reserve - On a monthly basis commencing on the payment date in December 2014 and continuing until the aggregate amount of funds deposited in the reserve is equal to $1,195,825 ($5,177 per key), all excess cash flow after the payment of debt service, required reserves and operating expenses will be swept into a reserve to renovate the public spaces at the property. On a monthly basis commencing on the payment date in December 2015 and continuing until the aggregate amount of funds deposited in the reserve is equal to $2,616,519 ($11,327 per key), all excess cash flow after the payment of debt service, required reserves and operating expenses, will be swept into a reserve to renovate the rooms and corridors at the property.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower, operating lessee and property manager are required to deposit all revenues into the lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account established upon the occurrence of a Cash Sweep Event, and all excess cash flow will be held as additional collateral for the loan.

A “Cash Sweep Event” occurs if (i) there is an event of default under the loan documents, (ii) the debt yield (as calculated in the loan documents) falls below 8.0% or (iii) the borrower or operating lessee (subject to certain qualifications set forth in the loan documents) becomes the subject of a bankruptcy, insolvency or similar action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Miami International Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Miami International Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Miami International Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Miami International Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1)(2):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1)(2):	$60,000,000	Property Type - Subtype:	Retail - Super Regional Mall
% of Pool by IPB:	4.7%	Net Rentable Area (SF):	306,855
Loan Purpose:	Refinance	Location:	Miami, FL
Borrower:	Mall at Miami International, LLC	Year Built / Renovated:	1982 / 2001
Sponsor:	Simon Property Group, L.P.	Occupancy(3):	95.2%
Interest Rate:	4.42000%	Occupancy Date:	4/23/2014
Note Date:	1/23/2014	Number of Tenants(3):	110
Maturity Date:	2/6/2024	2011 NOI:	$17,547,814
Interest-only Period:	120 months	2012 NOI:	$17,833,200
Original Term:	120 months	2013 NOI:	$18,485,019
Original Amortization:	None	TTM NOI (as of 3/2014)(4):	$18,522,637
Amortization Type:	Interest Only	UW Economic Occupancy:	92.1%
Call Protection:	L(29),Def(84),O(7)	UW Revenues:	$27,986,222
Lockbox:	CMA	UW Expenses:	$7,877,112
Additional Debt:	Yes	UW NOI(4):	$20,109,110
Additional Debt Balance:	$100,000,000	UW NCF:	$19,381,864
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$391,000,000 / $1,274
		Appraisal Date:	12/1/2013

Escrows and Reserves(5)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$521
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$521
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	40.9%
Replacement Reserves:	$0	Springing	$227,073	Maturity Date LTV:	40.9%
TI/LC:	$0	Springing	$1,238,888	UW NCF DSCR:	2.70x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$160,000,000	100.0%	Payoff Existing Debt(6)	$87,119,901	54.4%
			Return of Equity	71,256,245	44.5
			Closing Costs	1,623,854	1.0
Total Sources	$160,000,000	100.0%	Total Uses	$160,000,000	100.0%
(1)	Moody’s, Fitch and DBRS have confirmed that the Mortgage Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(2)
Miami International Mall is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $160.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $160.0 million Miami International Mall Whole Loan.

(3)	Occupancy and Number of Tenants include five temporary tenants. Excluding the temporary tenants, occupancy is 91.8%. Occupancy including non-collateral anchors and temporary tenants is 98.7%.
(4)
UW NOI is higher than TTM NOI primarily due to two tenants, Forever 21 and H&M. Forever 21 increased its premises by 6,718 square feet, increasing its base rent by $324,094. H&M executed a new lease for 22,631 square feet with base rents of $839,007, which commenced April 1, 2014. Additionally, UW NOI includes approximately $286,000 in contractual rent increases through July 2015.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	The existing debt was paid-off in October 2013 and the property was unencumbered as of the origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Miami International Mall

The Loan. The Miami International Mall loan is secured by a first mortgage lien on 306,855 square feet  of a super regional mall totaling 1,090,163 square feet located in Miami, Florida. The whole loan has an outstanding principal balance of $160.0 million (the “Miami International Mall Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-Off Date of $60.0 million and is being contributed to the JPMBB 2014-C21 Trust. The holder of Note A-1 (the “Controlling Noteholder”), which has an outstanding principal balance as of the Cut-off Date of $100.0 million, is the trustee of the JPMBB 2014-C18 Trust. The trustee of the JPMBB 2014-C18 Trust (or, prior to the occurrence and continuance of a control event under, the directing certificateholder for that securitiztion) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Miami International Mall Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Miami International Mall Whole Loan has a 10-year term and is interest-only for the term of the loan. The previously existing debt was securitized in the MLMT 2003-KEY1 transaction.

The Borrower. The borrowing entity for the loan is Mall at Miami International, LLC, a Delaware limited liability company and a special purpose entity. Mall at Miami International, LLC is wholly owned by West Dade County Associates, which is 50.0% owned by TIAA Miami International Mall, LLC and 47.8% directly and indirectly owned by Simon Property Group, L.P. The remaining interest in West Dade County Associates is held by outside limited partners.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3 / A by Moody’s / S&P) is an S&P 100 company and the largest real estate company in the world. SPG currently owns or has an interest in 325 retail real estate properties in North America and Asia comprising approximately 243.0 million square feet. In December 2013, SPG announced plans to spin off all of its strip center business and smaller enclosed malls into an independent, publicly traded REIT. Miami International Mall is not on the spin-off list. The nonrecourse guaranty to the loan sponsor is capped at $32.0 million.

The Property.  Miami International Mall is an approximately 1.1 million square foot one-story enclosed super regional mall, of which 306,855 square feet serves as collateral for the Miami International Mall Whole Loan. The property is situated on approximately 54.0 acres just north of the Dolphin Expressway and 13.2 miles west of Miami’s central business district.  The property is anchored by two Macy’s stores (Macy’s Men’s & Home and Macy’s and collectively referred to as “Macy’s” totaling 343,624 square feet), Sears (193,860 square feet), JCPenney (145,824 square feet) and Kohl’s (100,000 square feet). Each of the five anchors owns its own land and improvements and is excluded from the collateral of the Miami International Mall Whole Loan. Based on 2013 loan sponsor estimates, Macy’s, Sears, JCPenney and Kohl’s generated sales of approximately $104.4 million ($308 per square foot), $23.5 million ($121 per square foot), $20.6 million ($141 per square foot) and $14.0 million ($140 per square foot), respectively. According to the appraisal, the anchors at the property are primarily targeted toward the middle-income consumer, which complements the demographic profile of the immediate trade area. Additionally, there are 5,439 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 4.99 spaces per 1,000 square feet of net rentable area. The property was constructed in 1982 and renovated in 2001.

As of April 23, 2014, the super regional mall, inclusive of non-collateral anchors, was approximately 98.7% occupied by 114 tenants, and 97.7% occupied excluding the five temporary tenants. For the same period, the collateral was 95.2% occupied by 110 tenants, and 91.8% excluding the five temporary tenants. National in-line tenants at the property include Old Navy, Victoria’s Secret, Foot Locker, Guess?, Sephora, Hollister Co., H&M, Coach, Gap and Express. Gross sales for all tenants that reported full year sales for the 2013 calendar year were approximately $154.1 million. In-line sales per square foot for comparable tenants less than 10,000 square feet were approximately $552, $586, $629 and $692 in 2010, 2011, 2012 and 2013, respectively. Occupancy costs for in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 15.9%, 14.9%, 14.1% and 13.4%, respectively.

The property is situated in a densely populated, in-fill metropolitan area that is approximately six miles from Miami International Airport and offers a variety of shopping and entertainment experiences. The property is positioned directly off of Route 836 (Dolphin Expressway), which runs east approximately 10 miles to Interstate-95 and approximately 12 miles to downtown Miami.  According to the appraisal, the mortgaged property has a primary trade area consisting of a five-mile radius that contains 336,509 people with an average household income of $56,716 as of 2013. The mortgaged property has a secondary trade area consisting of a seven-mile radius that contains 689,926 people with an average household income of $54,872 as of year-end 2013. The appraisal concluded market rents of $90.00 per square foot for in-line spaces with less than 1,000 square feet, $55.00 per square foot for in-line spaces between 1,001 to 2,000 square feet, $50.00 per square foot for in-line spaces between 2,001 to 5,000 square feet, $40.00 per square foot for in-line spaces between 5,001 to 7,500 square feet, $35.00 per square foot for in-line spaces with more than 7,500 square feet, $80.00 per square foot for jewelry tenants and $95.00 per square foot for food court tenants. According to the appraisal, the property’s primary competition consists of three properties and secondary competition consists of two properties that are detailed in the table below. Based on discussions with the appraiser and property manager, Miami International Mall caters more to local residents whereas the majority of the competitions’ income is generated by tourist shopping.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Miami International Mall

Competitive Set Summary(1)
Property	Year Built	Total GLA	Est. Occ.	Est. Sales (PSF)	Proximity	Anchor Tenants
Primary Competition
Dadeland Mall(2)	1962	1,504,660	97%	$1,300	8.0 miles	Macy’s, Nordstrom, Saks, JCPenney, Macy’s Children
Dolphin Mall	2001	1,403,293	96%	$900	0.8 miles	Cobb Theatre, Burlington Coat, Bass Pro, Bloomingdale’s Outlet
Westland Mall	1971	836,004	95%	$400	6.7 miles	JCPenney, Macy’s, Sears
Secondary Competition
Aventura Mall(2)	1983	2,074,520	99%	$1,750	19.5 miles	Bloomingdale’s, JCPenney, Macy’s, AMC Theatres, Nordstrom, Sears
Pembroke Lakes Mall	1992	1,135,607	95%	$525	18.0 miles	Dillard’s, JCPenney, Macy’s, Sears

Total / Weighted Average		6,954,084	97%	$1,119
(1)	Per the appraisal.
(2)	The loan sponsor has an interest in the property.

Historical and Current Occupancy(1)
2009	2010	2011	2012	2013	Current(2)
92.1%	92.9%	99.0%	96.3%	94.6%	95.2%
(1)	Historical Occupancies are as of December 31 of each respective year, and include temporary tenants. Excluding temporary tenants, the occupancies are 87.7%, 86.9%, 90.8%, 92.0% and 92.5%.
(2)
Current Occupancy is of April 23, 2014 and includes temporary tenants. Excluding temporary tenants, the Current Occupancy is 91.8%. Current Occupancy including non-collateral anchors and temporary tenants is 98.7%.

In-line Sales and Occupancy Costs(1)
	2010	2011	2012	2013
In-line Sales PSF(2)	$552	$586	$629	$692
Occupancy Costs(3)	15.9%	14.9%	14.1%	13.4%
(1)	Based on tenants who report sales annually and excludes temporary tenants.
(2)	In-line Sales PSF are for comparable tenants occupying less than 10,000 square feet with full year reported sales figures provided by the borrower.
(3)	Occupancy Costs are for tenants occupying less than 10,000 square feet and were provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Miami International Mall

Tenant Summary(1)
Tenant	Ratings(2)Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Macy’s(4)	Baa2 / BBB+ / BBB	343,624	N/A	N/A	$308	N/A	N/A
Sears(4)	Caa1 / CCC+ / B-	193,860	N/A	N/A	$121	N/A	N/A
JCPenney(4)	Caa1 / CCC+ / CCC	145,824	N/A	N/A	$141	N/A	N/A
Kohl’s(4)	Baa1 / BBB+ / BBB+	100,000	N/A	N/A	$140	N/A	N/A
Total:		783,308

Top 10 Collateral Tenants
H&M(5)	NA / NA / NA	22,631	7.4%	$37.56	N/A	N/A	1/31/2025
Gap	Baa3 / BBB- / BBB-	18,280	6.0%	$48.82	$275	21.4%	6/30/2016
Old Navy	Baa3 / BBB- / BBB-	16,815	5.5%	$21.44	$425	8.8%	1/31/2015
Forever 21	NA / NA / NA	12,876	4.2%	$43.17	N/A	N/A	1/31/2024
Victoria’s Secret	Ba1 / BB+ / BB+	11,247	3.7%	$74.00	$1,578	7.1%	1/31/2021
Express	NA / BB / NA	8,850	2.9%	$37.68	$800	8.8%	1/31/2016
BJ’s Restaurant and Brewhouse	NA / NA / NA	8,500	2.8%	$30.59	$721	6.2%	10/31/2032
Camille La Vie	NA / NA / NA	6,399	2.1%	$46.35	$341	13.6%	9/30/2021
Hollister	NA / NA / NA	6,381	2.1%	$30.00	$704	9.2%	1/31/2015
The Knife	NA / NA / NA	6,085	2.0%	$24.00	$544	8.3%	11/30/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF represent sales for the 2013 calendar year, for all tenants except for the Non-Collateral Anchors. Non-Collateral Anchors were based on 2013 loan sponsor estimates.
(4)
Each tenant owns its own land and improvements and is excluded from the collateral for the Miami International Mall Whole Loan. Macy’s occupies two spaces, one for 200,000 square feet and other for 143,624 square feet. The reciprocal easement agreements for all of the anchor tenants expire in August 2017. Based on 2013 loan sponsor estimates, Macy’s, Sears, JCPenney and Kohl’s generated sales of approximately $104.4 million ($308 per square foot), $23.5 million ($121 per square foot), $20.6 million ($141 per square foot) and $14.0 million ($140 per square foot).

(5)
H&M executed a new lease and has the right to terminate its lease if it fails to attain adjusted gross sales during the fourth lease year in an amount equal to at least $6,000,000.  H&M must provide written notice to the landlord 60 days after the end of such fourth lease year and the lease will terminate one year after delivery of such notice. H&M must repay the landlord a termination fee equal to approximately $509,198 divided by the total months in the lease term, the dividend of which is multiplied by the number of months remaining in the lease term at the effective date of the termination. Such repayment will accompany H&M’s termination notice.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	25,226	8.2%	NAP	NAP	25,226	8.2%	NAP	NAP
2014 & MTM	10	20,381	6.6	$1,101,560	7.2%	45,607	14.9%	$1,101,560	7.2%
2015	9	34,050	11.1	1,084,511	7.1	79,657	26.0%	$2,186,071	14.3%
2016	20	63,294	20.6	3,578,456	23.4	142,951	46.6%	$5,764,528	37.7%
2017	9	10,852	3.5	710,976	4.7	153,803	50.1%	$6,475,504	42.4%
2018	10	10,264	3.3	816,601	5.3	164,067	53.5%	$7,292,105	47.7%
2019	6	10,719	3.5	625,424	4.1	174,786	57.0%	$7,917,529	51.8%
2020	5	4,109	1.3	429,901	2.8	178,895	58.3%	$8,347,430	54.6%
2021	8	33,641	11.0	1,673,600	11.0	212,536	69.3%	$10,021,029	65.6%
2022	7	10,795	3.5	823,998	5.4	223,331	72.8%	$10,845,027	71.0%
2023	12	19,036	6.2	1,583,619	10.4	242,367	79.0%	$12,428,646	81.4%
2024	4	19,273	6.3	915,704	6.0	261,640	85.3%	$13,344,350	87.4%
2025 & Beyond	5	45,215	14.7	1,932,196	12.6	306,855	100.0%	$15,276,547	100.0%
Total	105	306,855	100.0%	$15,276,547	100.0%
(1)	Based on the underwritten rent roll.
(2)	Vacant includes five tenants accounting for 10,637 square feet that are considered temporary tenants by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Miami International Mall

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$12,742,079	$13,235,760	$13,515,723	$13,247,887	$15,276,547	$49.78	51.8%
Vacant Income	0	0	0	0	2,331,449	7.60	7.9
Percentage Rent	764,761	1,019,042	1,306,495	1,450,955	881,995	2.87	3.0
Specialty Income	3,369,628	3,051,103	2,912,083	2,930,467	2,930,467	9.55	9.9
Gross Potential Rent	$16,876,468	$17,305,905	$17,734,301	$17,629,309	$21,420,457	$69.81	72.6%
Total Reimbursements	7,340,699	7,788,579	8,082,794	8,059,054	8,084,805	26.35	27.4

Net Rental Income	$24,217,167	$25,094,484	$25,817,095	$25,688,363	$29,505,262	$96.15	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,331,449)	(7.60)	(7.9)
Other Income	696,477	761,585	816,338	812,409	812,409	2.65	2.8
Effective Gross Income	$24,913,644	$25,856,069	$26,633,433	$26,500,772	$27,986,222	$91.20	94.9%

Total Expenses	$7,365,830	$8,022,869	$8,148,414	$7,978,135	$7,877,112	$25.67	28.1%

Net Operating Income	$17,547,814	$17,833,200	$18,485,019	$18,522,637	$20,109,110	$65.53	71.9%
Total TI/LC, Capex/RR	0	0	0	0	727,246	2.37	2.6
Net Cash Flow	$17,547,814	$17,833,200	$18,485,019	$18,522,637	$ 19,381,864	$63.16	69.3%
(1)	The TTM column represents the trailing twelve months ending March 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place are higher than historical periods primarily due to two tenants, Forever 21 and H&M. Forever 21 increased its premises by 6,718 square feet, increasing its base rent by $324,094. H&M executed a lease for 22,631 square feet with base rent of $839,007 which commenced April 1, 2014. Additionally, Underwritten Rents in Place includes approximately $286,000 in contractual rent increases through July 2015.

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Reserve Event exists.

A “Reserve Event” means: the debt service coverage ratio based on the immediately preceding four calendar quarters is less than 1.25x for two consecutive calendar quarters.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Reserve Event exists. In addition, the borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - Following a Reserve Event, the borrower is required to deposit $9,461 per month (approximately $0.37 per square foot annually) for replacement reserves. The reserve is subject to a cap of $227,073 (approximately $0.74 per square foot).

TI/LC Reserves - Following a Reserve Event, the borrower is required to deposit $51,620 per month (approximately $2.02 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $1,238,888 (approximately $4.04 per square foot).

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. Within 30 days of origination, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Period, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

A “Cash Sweep Period” means: the period commencing on the date on which the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.20x for two consecutive calendar quarters and ending on the date the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.20x for two consecutive calendar quarters, or during the continuance of an event of default.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Technology Corners Building Six

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Technology Corners Building Six

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Technology Corners Building Six

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Technology Corners Building Six

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	4.7%	Net Rentable Area (SF):	232,248
Loan Purpose:	Refinance	Location:	Sunnyvale, CA
Borrower:	MPD Building 6 LLC	Year Built / Renovated:	2014 / N/A
Sponsors(2):	Various	Occupancy(3):	100.0%
Interest Rate:	4.53933%	Occupancy Date:	2/1/2014
Note Date:	5/1/2014	Number of Tenants:	1
Maturity Date:	5/1/2024	2011 NOI(4):	N/A
Interest-only Period:	60 months	2012 NOI(4):	N/A
Original Term:	120 months	2013 NOI(4):	N/A
Original Amortization:	360 months	UW Economic Occupancy:	96.5%
Amortization Type:	IO-Balloon	UW Revenues(5):	$12,352,487
Call Protection:	L(26),Def(87),O(7)	UW Expenses:	$1,477,346
Lockbox:	Hard	UW NOI(5):	$10,875,141
Additional Debt:	Yes	UW NCF(5):	$10,840,304
Additional Debt Balance:	$60,000,000 / $20,000,000	Appraised Value / Per SF(6):	$175,000,000 / $754
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	10/1/2014

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$517
Taxes:	$0	$49,200	N/A	Maturity Date Loan / SF:	$473
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	68.6%
Replacement Reserves:	$0	$2,903	N/A	Maturity Date LTV(6):	62.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR(5):	1.48x
Other:	$14,985,397	$0	N/A	UW NOI Debt Yield(5):	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$120,000,000	85.7%	Payoff Existing Debt	$74,064,205	52.9%
Mezzanine Loan	20,000,000	14.3	Return of Equity	50,409,308	36.0
			Upfront Reserves	14,985,397	10.7
			Closing Costs	541,090	0.4
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%
(1)
Technology Corners Building Six is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $120.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $120.0 million Technology Corners Building Six Whole Loan.

(2)	For a full description of the loan sponsors, please refer to “The Sponsors” below.
(3)
Google, the sole tenant at the property, has accepted possession of its space, but has not yet taken occupancy. Google’s lease begins in June 2014, and they are expected to begin paying rent in November 2014.

(4)	Historical NOI is not available because the property was built in 2014.
(5)
UW Revenues, UW NOI and UW NCF assume a straight-line average of contractual rent due under the Google lease. Based on the in-place rent, the UW NOI and UW NCF are $9,406,720 and $9,371,883, respectively, and result in an UW NCF DSCR and UW NOI Debt Yield of 1.28x and 7.8%, respectively.

(6)
The Technology Corners Building Six Appraised Value reflects the “Market Value Upon Stabilization” of $175,000,000, which will be achieved when Google begins paying rent in November 2014 and tenant improvements are completed. The “As-Is” value for the property, which contemplates the property being completed to a “warm shell” condition, is $155,000,000 and results in a corresponding Cut-off Date LTV and Maturity Date LTV of 77.4% and 70.9%, respectively. The appraisal also concluded an aggregate “Hypothetical Market Value as Dark or Vacant” of $124,600,000 (approximately $536 per square foot).

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Technology Corners Building Six

The Loan. The Technology Corners Building Six loan is secured by a first mortgage lien on a five-story, 232,248 square foot office building located in Sunnyvale, California in Silicon Valley. The whole loan has an outstanding principal balance of $120.0 million (the “Technology Corners Building Six Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of $60.0 million and is being contributed to the JPMBB 2014-C21 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $60.0 million, was securitized in the JPMCC 2014-C20 Trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMCC 2014-C20 Trust. The trustee of the JPMCC 2014-C20 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Technology Corners Building Six Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Technology Corners Building Six Whole Loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the Technology Corners Building Six Whole Loan is MPD Building 6 LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Joseph K. Paul and Jay Paul Revocable Living Trust dated November 9, 1999, as amended and restated on March 19, 2010. Joseph K. Paul is the principal of Jay Paul Company, a privately held real estate firm based in San Francisco, California. Founded in 1975, the Jay Paul Company concentrates on the acquisition, development and management of properties throughout California. With a specific focus on technology firms, Jay Paul Company has developed over eight million square feet of commercial space that is primarily leased to technology companies including Microsoft, Amazon, Hewlett Packard Company, Motorola Mobility, GoDaddy.com and Baidu. The loan sponsors spent approximately $115.6 million to build the property, which excludes the acquisition cost of the land.

The Property. Technology Corners Building Six is a 232,248 square foot, Class A office building located in Sunnyvale, California that was completed in 2014 and is 100% leased to Google, Inc. (“Google”). The property was built to LEED Gold standards and has approximately 45,000 square foot floor plates. The property is part of an approximately 23 acre, six-building office campus, which includes a two-story, 15,660 square foot amenities building and four other office buildings totaling 700,328 square feet, which are not included in the collateral for the Technology Corners Building Six Whole Loan. The other buildings were constructed in 2001, and all are 100% occupied by Google, with leases through September 2024. The high quality construction, combined with the close proximity to buildings of similar quality, has created a desirable research and development location for technology tenants.

As of February 1, 2014, the property was 100% leased by Google (NASDAQ: GOOG, rated Aa2 / AA by Moody’s and S&P), a global technology company that is primarily focused on areas such as search, advertising, operating systems and platforms enterprise and hardware products. Google provides its products and services in more than 100 languages and in more than 50 countries, regions and territories, and since going public in August 2004, Google has grown its market cap to approximately $380 billion as of May 2014. Google’s lease begins in June 2014 and runs through September 2024. Although Google has accepted possession of its space, the company is still in the process of completing tenant improvements and is expected to take occupancy in the first quarter of 2015. Google will commence paying rent in November 2014, and rent abatements from June 2014 to October 2014, totaling approximately $4.1 million, were reserved at origination. Google’s lease is triple net and has contractual rent increases of 3% annually during the lease term, and the lease has one seven-year renewal option at 100% of fair market value. The loan sponsors provided Google with $11.6 million for tenant improvements at the property, and has informed the lender that Google is expected to contribute an additional $50 million towards the build-out of its space. According to the loan sponsors, in total, Google is projected to spend approximately $150 million on improvements across the larger campus.

The property is located at the intersection of Highways 237 and 101, and is approximately five miles southeast of Google’s headquarters in Mountain View, California. According to the appraisal, the property is located within the Sunnyvale submarket of the Silicon Valley office market.  Silicon Valley is home to 16 Fortune 500 corporations, including Apple, Hewlett-Packard Company, Intel Corporation, Cisco Systems, Oracle Corporation, Ebay and Yahoo. The Silicon Valley average household income is $122,424, which is 76.0% above the U.S average, with 43.5% of households earning over $100,000, which is above the U.S. average of 19.5%. Additionally, over 45.0% of Silicon Valley’s population has a bachelor’s or advanced degree, compared to 28.0% nationwide. As of the fourth quarter of 2013, the Sunnyvale submarket contains approximately 7.5 million square feet of office space and reported a vacancy rate of 5.3% with asking rents of approximately $3.80 per square foot triple-net monthly ($45.60 per square foot annually). There is approximately one million square feet of office space under construction in the Sunnyvale submarket. This includes 300,000 square feet of space owned by the Jay Paul Company that is currently under development.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Technology Corners Building Six

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Lease Expiration Date
Google	Aa2 / AA / NA	232,248	100.0%	$48.75	9/30/2024
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Base Rent PSF is based on the straight-line average contractual rent due under the Google lease. In-place rent is $42.00 per square foot.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	1	232,248	100.0	11,323,158	100.0	232,248	100.0%	$11,323,158	100.0%
2025 & Beyond	0	0	0.0	0	0.0	232,248	100.0%	$11,323,158	100.0%
Total	1	232,248	100.0%	$11,323,158	100.0%
(1)	Based on the underwritten rent roll.

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$11,323,158	$48.75	88.5%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$11,323,158	$48.75	88.5%
Total Reimbursements	1,477,346	6.36	11.5
Net Rental Income	$12,800,504	$55.12	100.0%
(Vacancy/Credit Loss)	(448,018)	(1.93)	(3.5)
Other Income	0	0.00	0.0
Effective Gross Income	$12,352,487	$53.19	96.5%

Total Expenses	$1,477,346	$6.36	12.0%

Net Operating Income	$10,875,141	$46.83	88.0%

Total TI/LC, Capex/RR	34,837	0.15	0.3
Net Cash Flow	$10,840,304	$46.68	87.8%

(1)	The property was constructed in 2014, and as such, historical financials are not available.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the straight-line average contractual rent due under the Google lease. Current Rents in Place are $9,754,416 ($42.00 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Technology Corners Building Six

Property Management. The property is managed by Paul Holdings, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $10,921,057 for outstanding tenant improvements and $4,064,340 for outstanding rent abatements.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $49,200.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $2,903 (approximately $0.15 per square foot annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to the tenant at the property instructing it to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event, all excess cash flow after payment of the mortgage and mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender will have a first priority security interest in the cash management account.

A “Cash Sweep Event” means: (i) the occurrence of an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) Google’s credit rating is withdrawn or downgraded to BBB- (or its equivalent) or lower by two or more rating agencies, including Moody’s, S&P or Fitch or (iv) Google has not renewed its lease or the space has not been leased to another investment grade tenant by the payment date in December 2022.

Additional Debt. A mezzanine loan of $20.0 million secured by the equity interests in the borrower was provided by JPMCB and is anticipated to be sold to a third party investor. We cannot assure you that the mezzanine loan will be sold to a third party investor or at all. The mezzanine loan has a coterminous maturity with the mortgage loan. The mezzanine loan is interest-only for the term of the loan and has a 7.75000% coupon. Including the mezzanine loan, the Cut-off Date LTV is 80.0%, the UW NCF DSCR is 1.22x and the UW NOI Debt Yield is 7.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

100 Cambridge Discovery Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

100 Cambridge Discovery Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

100 Cambridge Discovery Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$55,500,000	Title(1):	Leasehold
Cut-off Date Principal Balance:	$55,500,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	4.4%	Net Rentable Area (SF):	128,601
Loan Purpose:	Refinance	Location:	Cambridge, MA
Borrower:	100 Discovery Park DE, LLC	Year Built / Renovated:	2005 / N/A
Sponsor:	BRI 3 Holdings, LLC	Occupancy:	100.0%
Interest Rate:	4.55000%	Occupancy Date:	5/1/2014
Note Date:	5/30/2014	Number of Tenants:	3
Maturity Date:	6/1/2024	2011 NOI:	$4,321,055
Interest-only Period:	60 months	2012 NOI:	$4,343,717
Original Term:	120 months	2013 NOI:	$4,341,532
Original Amortization:	360 months	TTM NOI as of (5/2014):	$4,354,712
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection:	L(13),Grtr1%orYM(94),O(13)	UW Revenues:	$7,112,137
Lockbox:	CMA	UW Expenses:	$2,864,042
Additional Debt:	Yes	UW NOI:	$4,248,095
Additional Debt Balance:	$7,400,000	UW NCF:	$4,093,774
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per SF:	$74,000,000 / $575
		Appraisal Date:	5/2/2014

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$432
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$395
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	75.0%
Replacement Reserves:	$2,143	$2,143	N/A	Maturity Date LTV:	68.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.21x
Other:	$282,862	Springing	N/A	UW NOI Debt Yield:	7.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,500,000	86.7%	Payoff Existing Debt	$63,559,290	99.3%
Mezzanine Loan	7,400,000	11.6	Upfront Reserves	285,005	0.4
Sponsor Equity	1,114,888	1.7	Closing Costs	170,594	0.3
Total Sources	$64,014,888	100.0%	Total Uses	$64,014,888	100.0%
(1)
The property is ground leased to the borrower by an affiliate. Please see “Ground Lease” below and “Risk Factors – Mortgage Loans Secured by Leasehold Interests May Expose Investors to Great Risks of Default and Loss” and “Description of the Mortgage Pool – Fee & Leasehold Estates; Ground Leases” in the Free Writing Prospectus.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 100 Cambridge Discovery Park loan has an outstanding balance of $55.5 million and is secured by a first mortgage lien on the borrower’s leasehold interest in a six-story, 128,601 square foot, Class A office building located in Cambridge, Massachusetts. The loan has a 10-year term, and subsequent to a 60-month interest-only period, amortizes on a 30-year schedule. The previously existing debt was originally provided by a balance sheet lender and was subsequently purchased by JPMCB as part of a larger portfolio sale.

The Borrower. The borrowing entity for the 100 Cambridge Discovery Park loan is 100 Discovery Park DE, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and non-recourse carveout guarantor is BRI 3 Holdings, LLC, a Delaware limited liability company. The loan sponsor is an affiliate of The Bulfinch Companies, Inc., a commercial real estate firm specializing in the development, acquisition and management of properties in the Greater Boston area. The Bulfinch Companies, Inc.’s current portfolio includes over 3.0 million square feet of office, medical office, biotechnology and R&D space with a market value approaching $1.0 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

100 Cambridge Discovery Park

The Property. 100 Cambridge Discovery Park is a 128,601 square foot, Class A office building located in Cambridge, Massachusetts. The property was constructed in 2005 and consists of one six-story building on an approximately 1.21 acre site. The property is located within the Cambridge Discovery Park, a 27-acre business park which is the one of the largest campuses in Cambridge.

As of May 1, 2014, the property was 100.0% leased by three tenants. The largest tenant at the property, Smithsonian Institution, leases 64.1% of the net rentable area through December 2022 with one, seven-year extension option remaining. The Smithsonian Institution originally took occupancy in 2005 and recently executed a seven year lease renewal through the current expiration date. The Smithsonian Institution has an R&D operation along with office space and primarily utilizes the property as the Smithsonian Astrophysical Observatory, a research unit concentrating on studies of solar radiance. The second largest tenant, Genocea Biosciences, leases 18.4% of the net rentable area through February 2017. Genocea Biosciences originally took occupancy in 2012 when it subleased space from a previous tenant which vacated due to an acquisition. In March 2014 Genocea Biosciences entered into a direct lease through February 2017. Genocea Biosciences is a clinical stage biotechnology company that focuses on the discovery and development of vaccines to treat infectious diseases. The third largest tenant, Siemens Healthcare, leases 17.5% of the net rentable area through February 2019. Siemens Healthcare subleased the space to WILEX in November 2010 after selling the division operating at the property. The WILEX lease runs through January 2016 with an option to extend to February 2019. WILEX is a biopharmaceutical company that focuses on the development of drugs related to the treatment of different types of cancer. The Smithsonian Institution leases floors one through four of the property. The upper floors are leased by Genocea Biosciences and Siemens Healthcare and are built out as traditional life science spaces with approximately half laboratory and half office space. The laboratory space is equipped with sinks, benches, cabinets and fume hoods.

The property is located within the 27-acre Cambridge Discovery Park in the Alewife area of West Cambridge along Route 2. Upon full buildout, Cambridge Discovery Park is anticipated to contain six LEED-certified office and laboratory buildings totaling approximately 820,000 square feet, along with two parking garages. The park will feature numerous amenities including cafes, biking/running paths and banking services. To date, two of the six office buildings have been completed along with one of the two parking garages. The other office building totals approximately 200,000 square feet and was a build-to-suit for Forrester Research which occupies 100.0% of the property.

The property is located approximately nine miles northwest of the Boston central business district in the city of Cambridge, Massachusetts. Cambridge is home to two world-class universities – Harvard University and the Massachusetts Institute of Technology. As both universities are research-oriented, many research and development firms have thrived in the Cambridge market. Industries which dominate Cambridge include biotechnology, medical research, computer software, consulting, education, architecture and design. According to the appraisal, the property is located within the Alewife/Fresh Pond lab submarket and the West Cambridge/Alewife office submarket of the Greater Boston life sciences and office markets. As of the first quarter of 2014, the Alewife/Fresh Pond lab submarket contained approximately 481,000 square feet of laboratory space and reported a vacancy rate of 13.9% with asking rents ranging from $35.00 to $60.00 per square foot. West Cambridge/Alewife office submarket contains approximately 2.0 million square feet of office space and reported a vacancy rate of 21.0% with asking rents of $32.14 per square feet. The appraisal reviewed leasing at six competitive properties and found effective rental rates between $37.00 and $57.66 per square foot on a triple net basis and concluded a market rent of $40.00 per square foot for 100 Cambridge Discovery Park. According to the appraisal, there is approximately 3.7 million square feet of new construction presently underway targeting the life sciences market. The new construction is located in the Cambridge and Boston submarkets and is significantly pre-leased.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 1, 2014.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Smithsonian Institution	Aaa / AA+ / AAA	82,493	64.1%	$30.04	12/31/2022
Genocea Biosciences	NA / NA / NA	23,666	18.4%	$40.00	2/28/2017
Siemens Healthcare(3)(4)	Aa3 / A+ / A	22,442	17.5%	$39.70	2/28/2019
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Siemens Healthcare has the right to terminate its lease in February 2016 with nine months notice and the payment of a termination fee equal to approximately $1.7 million. The termination fee will be held in a reserve for releasing costs.

(4)	Siemens Healthcare subleases all of its space to WILEX through January 2016 with the option to extend to February 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

100 Cambridge Discovery Park

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	1	23,666	18.4	946,640	21.9	23,666	18.4%	$946,640	21.9%
2018	0	0	0.0	0	0.0	23,666	18.4%	$946,640	21.9%
2019	1	22,442	17.5	890,947	20.6	46,108	35.9%	$1,837,587	42.6%
2020	0	0	0.0	0	0.0	46,108	35.9%	$1,837,587	42.6%
2021	0	0	0.0	0	0.0	46,108	35.9%	$1,837,587	42.6%
2022	1	82,493	64.1	2,478,411	57.4	128,601	100.0%	$4,315,999	100.0%
2023	0	0	0.0	0	0.0	128,601	100.0%	$4,315,999	100.0%
2024	0	0	0.0	0	0.0	128,601	100.0%	$4,315,999	100.0%
2025 & Beyond	0	0	0.0	0	0.0	128,601	100.0%	$4,315,999	100.0%
Total	3	128,601	100.0%	$4,315,999	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,188,899	$4,188,899	$4,188,899	$4,169,015	$4,315,999	$33.56	57.7%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$4,188,899	$4,188,899	$4,188,899	$4,169,015	$4,315,999	$33.56	57.7%
Total Reimbursements	2,876,618	2,979,721	3,013,795	3,116,110	3,170,461	24.65	42.3
Net Rental Income	$7,065,518	$7,168,620	$7,202,694	$7,285,125	$7,486,460	$58.21	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(374,323)	(2.91)	(5.0)
Other Income	195	0	0	0	0	0.00	0.0
Effective Gross Income	$7,065,713	$7,168,620	$7,202,694	$7,285,125	$7,112,137	$55.30	95.0%

Total Expenses	$2,744,658	$2,824,903	$2,861,162	$2,930,413	$2,864,042	$22.27	40.3%

Net Operating Income	$4,321,055	$4,343,717	$4,341,532	$4,354,712	$4,248,095	$33.03	59.7%

Total TI/LC, Capex/RR	0	0	0	0	154,321	1.20	2.2
Net Cash Flow	$4,321,055	$4,343,717	$4,341,532	$4,354,712	$4,093,774	$31.83	57.6%

(1)	TTM column represents the trailing twelve-month period ending on May 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by The Bulfinch Companies, Inc., an affiliate of the borrower.

Ground Lease. 100 Cambridge Discovery Park is encumbered by a ground lease with an affiliate of the loan sponsor. The ground lease commenced in March 2005 and expires in March 2100. The current ground lease annual rent payment is $1.00. The loan sponsor utilizes a ground lease approach rather than a traditional subdivision due to the complexities of fee title and variables as to the overall development of the park. See “Risk Factors – Mortgage Loans Secured by Leasehold Interests May Expose Investors to Great Risks of Default and Loss” and “Description of the Mortgage Pool – Fee & Leasehold Estates; Ground Leases” in the Free Writing Prospectus for information related to the risks of this affiliation.

Escrows and Reserves.  At origination, the borrower deposited into escrow $282,862 for the Excess Cash Flow Reserve and $2,143 for replacement reserves.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as no Cash Sweep Event exists and the borrower provides satisfactory evidence that taxes have been paid.

A “Cash Sweep Event” means: the occurrence of an event of default or a Smithsonian Trigger Event.

A “Smithsonian Trigger Event” shall occur if the Smithsonian Institution lease has not been extended for a minimum of five years beyond its current lease expiration on or before the date that is 12 months prior to the current lease expiration date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

100 Cambridge Discovery Park

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $2,143 (approximately $0.20 per square foot annually) for replacement reserves.

Excess Cash Flow Reserve - At origination of the mortgage loan the borrower deposited $282,862, which equals approximately one month of debt service. The funds will be held by the lender as additional collateral for the loan.

Siemens Reserve Fund - In the event Siemens exercises its termination option in February 2016, the estimated termination fee of approximately $1.7 million will be held in a reserve for re-leasing costs.

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to tenants at the property instructing them to deposit all rents and payments directly to the lockbox account. Unless a Cash Sweep Event is continuing, all funds in the lockbox account are disbursed to an account controlled by the borrower. During a Cash Sweep Event, all funds in the lockbox account will be swept to a segregated cash management account to be established upon the occurrence of a Cash Sweep Event and all excess cash flow after payment of debt service, required reserves, and budgeted operating expenses will be held in trust for the benefit of the lender in accordance with a cash management agreement executed at closing. The lender will have a first priority security interest in the cash management account.

Additional Debt. JPMCB provided the loan sponsor with a mezzanine loan that is partially secured by the loan sponsor’s equity interests in the borrower. The mezzanine loan is evidenced by a promissory note with an original principal balance of $17,500,000, which is being allocated among several commercial mortgage loans related to the loan sponsor.  $7,400,000 of the mezzanine loan is allocated to 100 Cambridge Discovery Park. The mezzanine loan has an anticipated repayment date of December 31, 2014 (or January 31, 2015 if the borrower exercises its extension option) and a final maturity date of December 1, 2024. The mezzanine loan is interest-only for the term of the loan and has an initial interest rate of one month LIBOR plus 6.00000%. If the borrower exercises its extension option and the mezzanine loan has not been repaid prior to the anticipated repayment date, from and after the anticipated repayment date, the interest rate will convert to a fixed rate of 12.00000%. Including the $7.4 million portion of the mezzanine loan allocated to 100 Cambridge Discovery Park, the Cut-off Date LTV is 85.0%, UW NOI Debt Yield is 6.8% and the UW NCF DSCR is 1.06x based on the current mezzanine loan interest rate of one month LIBOR (assumed to be 0.151%) plus 6.00000% and the amortizing mortgage loan debt service payment (the UW NCF DSCR is 1.35x assuming a current interest-only mortgage loan debt service payment).  Based on the mezzanine loan interest rate converting to 12.00000% and the amortizing mortgage loan debt service payment, the UW NCF DSCR is 0.95x (1.18x assuming a current interest-only mortgage loan debt service payment).

As collateral for the mezzanine loan, the loan sponsor also pledged its equity interests in the borrowers for two other mortgage loans which are being securitized in the JPMBB 2014-C21 Trust, as well as several loans which are not included in the mortgage pool.  JPMCB has been funding the allocated amounts of the mezzanine loan in conjunction with the closing of the related underlying commercial mortgage loan, and as of the date of this term sheet, approximately $15.4 million of the mezzanine loan amount has been funded.  Please see “Description of the Mortgage Pool – Additional Debt – Existing Mezzanine Debt” in the Free Writing Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Westminster Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Westminster Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Westminster Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Westminster Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$55,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$54,794,877	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	4.3%	Net Rentable Area (SF):	771,844
Loan Purpose:	Refinance	Location:	Westminster, CA
Borrower:	Westminster Mall, LLC	Year Built / Renovated:	1974 / 2008
Sponsor:	Washington Prime Group, L.P.	Occupancy(2):	92.2%
Interest Rate:	4.65000%	Occupancy Date:	2/21/2014
Note Date:	3/26/2014	Number of Tenants(2):	126
Maturity Date:	4/1/2024	2011 NOI:	$12,146,569
Interest-only Period:	None	2012 NOI:	$12,252,041
Original Term:	120 months	2013 NOI(3):	$12,193,609
Original Amortization:	360 months	UW Economic Occupancy:	75.4%
Amortization Type:	Balloon	UW Revenues:	$16,854,539
Call Protection:	L(27),Def(86),O(7)	UW Expenses:	$6,623,182
Lockbox:	CMA	UW NOI(3):	$10,231,358
Additional Debt:	Yes	UW NCF:	$9,575,290
Additional Debt Balance:	$29,888,114	Appraised Value / Per SF(4):	$171,000,000 / $222
Additional Debt Type:	Pari Passu	Appraisal Date:	2/27/2014

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$110
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$90
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	49.5%
Replacement Reserves:	$0	Springing	$578,883	Maturity Date LTV:	40.4%
TI/LC:	$0	Springing	$2,315,532	UW NCF DSCR:	1.82x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$85,000,000	100.0%	Return of Equity	$84,383,698	99.3%
			Closing Costs	616,302	0.7
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%
(1)
Westminster Mall is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $85.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $85.0 million Westminster Mall Whole Loan.

(2)
Occupancy and Number of Tenants include temporary tenants. 22 tenants accounting for 66,803 square feet are considered temporary tenants by the borrower and have been in occupancy for an average of over four years. Excluding temporary tenants, occupancy is 83.6%.

(3)
UW NOI is lower than 2013 NOI due to a mark-to-market rent adjustment to reduce the weighted-average occupancy cost for comparable tenants to 15%. The total mark-down is equal to approximately $1.1 million.

(4)	The appraisal concluded land value is $60.9 million, which represents 71.6% of the original principal balance of the Westminster Mall Whole Loan amount.
(5)	For a full description of the Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Westminster Mall loan is secured by a first mortgage lien on 771,844 square feet of an approximately 1.4 million square foot regional mall located in Westminster, California. The whole loan has an outstanding principal balance of approximately $84.7 million (the “Westminster Mall Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2.  Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $54.8 million and is being contributed to the JPMBB 2014-C21 Trust.  Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $29.9 million, was securitized in the JPMCC 2014-C20 Trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the Trustee of the JPMBB 2014-C21 Trust. The Trustee (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Westminster Mall Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a 10-year term and amortizes on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Westminster Mall, LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Westminster Mall

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Washington Prime Group, L.P., an affiliate of Washington Prime Group Inc. (“WPG”). In December 2013, the former loan sponsor, Simon Property Group, L.P. (“SPG”), announced plans to spin off all of its strip center business and smaller enclosed malls into an independent, publicly traded REIT and Westminster Mall was on the list of assets to be included in the spin-off. On May 28, 2014, WPG acquired its interest in Westminster Mall from SPG pursuant to a pre-approved transfer provided in the loan documents and WPG delivered a replacement guaranty and environmental indemnity. WPG owns and manages 98 shopping centers totaling approximately 53.0 million square feet. WPG is led by CEO Mark Ordan, who held prior leadership roles with Fresh Fields, Federal Realty Investment Trust, Sunrise Senior Living and The Mills Corporation. WPG is rated Baa2 / BBB / BBB by Moody’s, S&P and Fitch, respectively.

The Property. Westminster Mall is an approximately 1.4 million square foot enclosed regional mall, of which 771,844 square feet serve as collateral for the loan. The property was constructed in 1974 and most recently renovated and expanded in 2008, and is situated on approximately 53.7 acres in Westminster, California, within the Los Angeles metropolitan statistical area. The appraisal concluded land value is $60.9 million, which represents 71.6% of the original principal balance of the Westminster Mall Whole Loan amount. The property is anchored by Macy’s (199,839 square feet), Sears (197,100 square feet), Target (175,000 square feet) and JCPenney (157,000 square feet). Macy’s and Sears own their own land and improvements, while Target and JCPenney own their own improvements and ground lease the land from the borrower. The Macy’s and Sears sites are excluded from the collateral for the Westminster Mall Whole Loan. Additionally, there are 5,486 surface parking spaces at the property, resulting in a parking ratio of 4.35 spaces per 1,000 square feet of net rentable area.

As of February 21, 2014, the portion of the property serving as collateral for the loan was approximately 92.2% occupied by 126 tenants (83.6% occupied excluding temporary tenants). In addition to its anchors, the property’s in-line tenants generally consist of national tenants such as Old Navy, Forever 21, Victoria’s Secret, Hollister Co., Express and The Limited. Annual gross mall sales as of June 2013 were approximately $255 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $303, $313 and $304 in 2011, 2012 and 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 17.3%, 16.7% and 16.6%, respectively.

The property is located in the city of Westminster, California in the West County retail submarket, approximately 12 miles east of Long Beach and approximately seven miles north of Huntington Beach. Primary access to the property is provided by Interstate 405 (San Diego Freeway), which crosses California State Route 22 (Garden Grove Freeway) approximately two miles north of the property. According to the appraisal, the property lies within a densely populated trade area consisting of a five-mile radius that contains approximately 498,896 people, with a median household income of $63,576, as of 2013. There is only one competing retail property, Bella Terra Mall, within the property’s trade area. The 800,000 square foot Bella Terra Mall is an outdoor lifestyle center located approximately two miles to the southeast of the property, and is approximately 95% occupied. Bella Terra Mall was constructed in 2006 on the site of the former Huntington Center, a previously existing enclosed mall that was demolished. As of the end of the fourth quarter of 2013, the West County retail submarket had an average overall vacancy rate of approximately 5.0% and average asking rents of $23.03 per square foot.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Occ.	Proximity	Anchor Tenants
Bella Terra Mall	2006	800,000	95%	2.0 miles	Century 20 Theatres, Costco, Kohl’s, Burlington Coat Factory, Whole Foods
Mainplace Mall	1985	901,133	90%	11.0 miles	JCPenney, Nordstrom, Macy’s, Macy’s Men and Home
Fashion Island	1967/2009	1,500,000	95%	14.5 miles	Nordstrom, Neiman Marcus, Macy’s, Bloomingdales, Whole Foods, Island Cinema
Southcoast Plaza	1966/2000	2,800,000	95%	16.5 miles	Bloomingdales, Nordstrom, Sears, Macy’s, Saks Fifth Avenue, Macy’s Men
Irvine Spectrum Center	1995/2008	1,500,000	90%	18.0 miles	Nordstrom, Target, Edwards Cinema, Macy’s, H&M
Brea Mall	1978/1993	1,300,000	90%	20.5 miles	JCPenney, Nordstrom, Sears, Macy’s, Macy’s Men & Home
Total / Weighted Average		8,801,133	92.9%
(1) Per the appraisal.

Historical and Current Occupancy(1)(2)
2010	2011	2012	2013	Current(3)
87.7%	85.3%	85.6%	90.8%	92.2%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Historical and Current Occupancies include temporary tenants. Historical Occupancy excluding temporary tenants is 72.0%, 70.4%, 70.8% and 73.9% for 2010, 2011, 2012 and 2013, respectively.
(3)	Current Occupancy is as of February 21, 2014. Current Occupancy is 83.6% excluding temporary tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Westminster Mall

Historical In-line Sales and Occupancy Costs(1)
	2010	2011	2012	2013
In-line Sales PSF	$302	$303	$313	$304
Occupancy Costs	17.2%	17.3%	16.7%	16.6%
(1) In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Macy’s(4)	Baa2 / BBB+ / BBB	199,839	N/A	N/A	N/A	N/A	N/A
Sears(4)	Caa1 / CCC+ / CCC	197,100	N/A	N/A	N/A	N/A	N/A

Top 10 Collateral Tenants
Target(5)	A2 / A / A-	175,000	22.7%	N/A	N/A	N/A	1/28/2023
JCPenney(5)	Caa1 / CCC+ / CCC	157,000	20.3%	N/A	$102	N/A	1/31/2021
Old Navy	Baa3 / BBB- / BBB-	22,064	2.9%	$8.67	$156	11.4%	4/30/2015
DSW Shoe Warehouse	NA / NA / NA	17,796	2.3%	$18.82	$202	11.9%	6/30/2017
Chuze Fitness	NA / NA / NA	17,253	2.2%	$20.01	N/A	N/A	12/31/2023
Forever 21	NA / NA / NA	10,346	1.3%	$31.58	$292	23.4%	8/31/2017
Victoria’s Secret	Ba1 / BB+ / BB+	8,826	1.1%	$33.00	$519	11.8%	1/31/2019
Todai Restaurant	NA / NA / NA	8,000	1.0%	$25.50	$239	19.1%	9/30/2014
Hollister Co.	NA / NA / NA	7,956	1.0%	$30.00	$254	23.8%	1/31/2017
U.S. Bank(5)	A1 / A+ / AA-	7,500	1.0%	$5.32	N/A	N/A	12/31/2023
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all tenants.
(4)	Each tenant owns its own land and improvements and is excluded from the collateral for the Westminster Mall Whole Loan.
(5)
Each tenant owns its own improvements but ground leases the land from the borrower. Sales PSF for JCPenney is based on the square footage of the tenant owned improvements, and Lease Expiration Date represents the ground lease expiration date.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	126,824	16.4%	NAP	NAP	126,824	16.4%	NAP	NAP
2014 & MTM	8	24,018	3.1	$685,633	7.4%	150,842	19.5%	$685,633	7.4%
2015	13	46,754	6.1	1,118,353	12.1	197,596	25.6%	$1,803,986	19.6%
2016	17	44,182	5.7	1,412,286	15.3	241,778	31.3%	$3,216,272	34.9%
2017	19	69,174	9.0	2,001,208	21.7	310,952	40.3%	$5,217,479	56.6%
2018	13	29,104	3.8	1,135,522	12.3	340,056	44.1%	$6,353,002	68.9%
2019	8	26,382	3.4	936,889	10.2	366,438	47.5%	$7,289,891	79.0%
2020	4	7,466	1.0	264,246	2.9	373,904	48.4%	$7,554,137	81.9%
2021	5	162,755	21.1	324,381	3.5	536,659	69.5%	$7,878,518	85.4%
2022	3	4,498	0.6	128,313	1.4	541,157	70.1%	$8,006,831	86.8%
2023	10	219,892	28.5	905,780	9.8	761,049	98.6%	$8,912,611	96.6%
2024	2	2,127	0.3	125,970	1.4	763,176	98.9%	$9,038,581	98.0%
2025 & Beyond	2	8,668	1.1	184,292	2.0	771,844	100.0%	$9,222,873	100.0%
Total	104	771,844	100.0%	$9,222,873	100.0%
(1)	Based on the underwritten rent roll.
(2)	Vacant includes the 66,803 square feet leased to 22 temporary tenants that have been in occupancy for an average of over four years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Westminster Mall

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place	$9,204,872	$9,660,148	$9,253,664	$9,222,873	$11.95	47.5%
Vacant Income	0	0	0	3,684,752	4.77	19.0
Gross Potential Rent	$9,204,872	$9,660,148	$9,253,664	$12,907,625	$16.72	66.4%
Total Reimbursements Income	7,114,300	6,627,313	6,604,909	6,522,320	8.45	33.6
Net Rental Income	$16,319,172	$16,287,461	$15,858,573	$19,429,945	$25.17	100.0%
(Vacancy/Credit Loss)(2)	0	0	0	(4,783,406)	(6.20)	(24.6)
Other Income(3)	2,292,237	2,219,659	2,239,344	2,208,000	2.86	11.4
Effective Gross Income	$18,611,409	$18,507,120	$18,097,917	$16,854,539	$21.84	86.7%

Total Expenses	$6,464,840	$6,255,079	$5,904,308	$6,623,182	$8.58	39.3%

Net Operating Income	$12,146,569	$12,252,041	$12,193,609	$10,231,358	$13.26	60.7%

Total TI/LC, Capex/RR	0	0	0	656,067	0.85	3.9
Net Cash Flow	$12,146,569	$12,252,041	$12,193,609	$9,575,290	$12.41	56.8%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Vacancy/Credit Loss includes a mark-to-market rent adjustment to reduce occupancy costs for comparable tenants to 15%. The total mark-down is equal to approximately $1.1 million.
(3)	Other Income consists of rents related to temporary tenants as well as other miscellaneous income.

Property Management. The property is managed by SPG Management Associates III, LLC, an affiliate of the former loan sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as no DSCR Reserve Trigger Event exists and the borrower provides satisfactory evidence that taxes have been paid.

A “DSCR Reserve Trigger Event” means: the DSCR as calculated in the loan documents based on the trailing four calendar quarters falls below 1.80x for two consecutive calendar quarters.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no DSCR Reserve Trigger Event exists. In addition, the borrower is not required to make deposits for insurance premiums so long as the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits into the replacement reserve is waived so long as no DSCR Reserve Trigger Event exists. During the continuance of a DSCR Reserve Trigger Event, the borrower is required to deposit $16,080 per month (approximately $0.25 per square foot annually) for replacement reserves. The reserve is subject to a cap of $578,883 (approximately $0.75 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no DSCR Reserve Trigger Event exists. During the continuance of either a DSCR Reserve Trigger Event the borrower is required to deposit $64,320 per month (approximately $1.00 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $2,315,532 (approximately $3.00 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Within 30 days of origination, the borrower was required to send tenant direction letters to tenants at the property instructing them to deposit all rents and payments directly to the lockbox account. Unless a Lockbox Event is continuing, all funds in the lockbox account are disbursed to an account controlled by the borrower. During a Lockbox Event, all funds in the lockbox account will be swept weekly to a segregated cash management account to be established upon the occurrence of a Lockbox Event and all excess cash flow after payment of debt service, required reserves, and budgeted operating expenses will be held in trust for the benefit of the lender in accordance with a cash management agreement executed at closing. The lender will have a first priority security interest in the cash management account.

A “Lockbox Event” means: (i) the occurrence of an event of default; (ii) any bankruptcy action of the borrower or property manager or (iii) a DSCR Trigger Event.

A “DSCR Trigger Event” means: the DSCR as calculated in the loan documents based on the trailing four calendar quarters falls below 1.70x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

160 Water Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

160 Water Street

160 Water Street
160 Water Street
New York, NY 10038
BROOKLYN BRIDGE
CITY HALL PARK
INSURANCE DISTRICT
FINANCIAL DISTRICT
BATTERY PARK CITY
WEST STREET
WORLD TRADE CENTER MEMORIAL
LIBERTY PARK
BATTERY PARK
BROOKLYN BATTERY TUNNEL
FDR / SOUTH STREET VIADUCT
East River
VIETNAM VETERANS PLAZA
PETER MINUIT PLAZA
BOWLING GREEN
TRINITY CHURCH
120 BROADWAY
80 PINE
60 WALL
55 WATER
1 NEW YORK PLAZA
4 NEW YORK PLAZA
125 BROAD
85 BROAD
STATEN ISLAND FERRY TERMINAL
STATUE OF LIBERTY FERRY
DOWNTOWN MANHATTAN HELIPORT
500 FEET
QUEENS
West New York
Union City
Hoboken
MANHATTAN
New York
BROOKLYN
Newport Center
Liberty State Park
WTC
Central Park
Times Square
Empire State Building
Hudson River
East River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

160 Water Street

FLOOR	Tenant
24	Beth Israel Medical Center 21,500 SF Exp. 10/2025
23	Beth Israel Medical Center 21,500 SF Exp. 10/2025
22	Beth Israel Medical Center 21,500 SF Exp. 10/2025
21	Beth Israel Medical Center 21,500 SF Exp. 10/2025
20	Beth Israel Medical Center 21,500 SF Exp. 10/2025
19	New York City Health and Hospital Corporation 21,500 SF Exp. 12/2023
18	New York City Health and Hospital Corporation 21,500 SF Exp. 12/2023
17	Oestreicher Construction Corp. 5,259 SF Exp. 4/2018 New York City Health and Hospital Corporation 16,241 SF Exp. 12/2023
16	Seneca Insurance Company 21,500 SF Exp. 9/2020
15	Seneca Insurance Company 21,500 SF Exp. 9/2020
14	Mechanical
13	New York City Health and Hospital Corporation 20,600 SF Exp. 12/2015
12	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
11	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
10	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
9	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
8	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
7	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
6	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
5	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
4	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
3	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
2	New York City Health and Hospital Corporation 21,000 SF Exp. 12/2023
M	Vacant 3,608 SF
G	Pratiza Oza & Panna Patel 900 SF Exp. 10/2016 Vacant 7,471 SF
LL	Vacant 8,944 SF

Vacant | Mechanical | 2015 | 2016 | 2018 | 2020 | 2023 | 2025

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

160 Water Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$49,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$49,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.9%	Net Rentable Area (SF):	487,523
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	EO 160 Water LLC	Year Built / Renovated:	1970 / 1987
Sponsor(2):	EO 160 Water LLC	Occupancy:	95.9%
Interest Rate:	4.80200%	Occupancy Date:	3/1/2014
Note Date:	4/30/2014	Number of Tenants:	5
Maturity Date:	5/1/2021	2011 NOI:	$5,519,078
Interest-only Period:	84 months	2012 NOI(3):	$4,583,216
Original Term:	84 months	2013 NOI(3):	$3,142,306
Original Amortization:	None	UW Economic Occupancy:	91.7%
Amortization Type:	Interest Only	UW Revenues(4):	$16,538,258
Call Protection:	L(26),Def(55),O(3)	UW Expenses:	$9,274,950
Lockbox:	Hard	UW NOI:	$7,263,308
Additional Debt:	Yes	UW NCF:	$6,419,002
Additional Debt Balance:	$50,600,000	Appraised Value / Per SF:	$165,000,000 / $338
Additional Debt Type:	Pari Passu	Appraisal Date:	4/1/2014

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$204
Taxes:	$1,106,868	$221,374	N/A	Maturity Date Loan / SF:	$204
Insurance:	$9,699	$9,699	N/A	Cut-off Date LTV:	60.4%
Replacement Reserves:	$8,125	$8,125	N/A	Maturity Date LTV:	60.4%
TI/LC:	$46,721	$46,721	N/A	UW NCF DSCR:	1.32x
Other:	$1,015,167	$0	N/A	UW NOI Debt Yield:	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$99,600,000	58.7%	Purchase Price	$165,386,969	97.5%
Sponsor Equity	70,079,690	41.3	Upfront Reserves	2,186,580	1.3
			Closing Costs	2,106,141	1.2
Total Sources	$169,679,690	100.0%	Total Uses	$169,679,690	100.0%
(1)
160 Water Street is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $99.6 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $99.6 million 160 Water Street Whole Loan.

(2)	For a full description of the loan sponsor, please refer to “The Sponsor” below.
(3)
Due to damage caused by Hurricane Sandy in October 2012, the property was closed for renovations from October 29, 2012 to February 15, 2013. The borrower estimates total lost revenue for 2012 amounted to approximately $1.2 million and total lost revenue for 2013 amounted to approximately $2.6 million.

(4)
Beth Israel Medical Center’s current rent per square foot of $27.00 increases to $31.00 in November 2015 and JPMCB has underwritten the escalated rent. At origination, funds were escrowed to cover the difference between the contract rent and underwritten rent.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 160 Water Street loan is secured by a first mortgage lien on a 24-story, 487,523 square foot office building located in  New York, New York. The whole loan has an outstanding principal balance of $99.6 million (the “160 Water Street Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of $49.0 million and is being contributed to the JPMBB 2014-C21 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $50.6 million, was securitized in the JPMCC 2014-C20 Trust. The holder of Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMCC 2014-C20 Trust. The trustee of the JPMCC 2014-C20 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the 160 Water Street Whole Loan; however, the holder of the Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The 160 Water Street Whole Loan has a seven-year term and is interest-only for the entire term of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

160 Water Street

The Borrower. The borrowing entity for the 160 Water Street Whole Loan is EO 160 Water LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor is a joint venture between affiliates of Emmes Asset Management Company LLC and a state pension fund with approximately $89 billion of assets under management as of year-end 2013.  Due to the fund requirements of the state pension fund providing the equity for the transaction, the loan’s nonrecourse carve-outs apply only to the borrowing entity. This may decrease the effectiveness of the nonrecourse carve-outs as a method to deter certain actions by the borrower that may be adverse to the interest of the lender, including, among other actions, filing bankruptcy or causing a bankruptcy proceeding to be filed, violating the borrower equity and/or mortgaged property transfer restrictions, or misapplying insurance proceeds, condemnation awards or income from the mortgaged property, in the event the mortgaged property becomes distressed.  See “Risk Factors—Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed” and “Description of the Mortgage Pool – Additional Considerations” in the Free Writing Prospectus.

Emmes Asset Management Company LLC is an affiliate of The Emmes Group of Companies (“Emmes”), which is a privately-owned national real estate investment advisory firm with corporate offices in New York and California. Founded in 1992, Emmes is a Registered Investment Advisor and a fully integrated commercial real estate investment owner.  Emmes had approximately $1.6 billion in assets under management as of March 31, 2014, including over 9.5 million square feet across 58 office, retail and multifamily properties in 19 states. The borrower acquired 160 Water Street from Oestretcher Properties for approximately $165.4 million. The loan sponsor also purchased 180 Water Street, the adjacent office property, in July 2013, resulting in the consolidated ownership of the majority of the block on which both assets lie.

The Property. 160 Water Street is a Class B office building located on Water Street between John Street and Fletcher Street in downtown Manhattan.  The property was constructed in 1970 and renovated in 1987.  The 24-story property totals 487,523 square feet and consists of primarily office space with a small retail component. 160 Water Street has floor plates of approximately 21,000 square feet.

As of March 1, 2014, the property was 95.9% leased by five tenants. The largest tenant at the property, New York City Health and Hospital Corporation (“NYCHHC”), leases 59.5% of the net rentable area through December 2023 with one, five-year extension option remaining and 4.2% of the net rentable area through December 2015 with one, three-year and one, five-year extension options remaining. NYCHHC is rated Aa2/AA/AA by Moody’s, S&P and Fitch, respectively. NYCHHC has been a tenant at the property since 2002, when it originally occupied approximately 126,000 square feet, and subsequently expanded in 2003, 2004, 2005, 2008 and 2012 to its current 310,841 square feet. NYCHHC operates the public hospitals and clinics in New York City and is the largest municipal healthcare system in the United States. NYCHHC provides medical and wellness services through its 70 community-based clinics, 11 acute care hospitals, six large diagnostic and treatment centers and five skilled nursing facilities. The second largest tenant, Beth Israel Medical Center, leases 22.1% of the net rentable area through October 2025 and has one, five-year extension option remaining. Beth Israel Medical Center is an 856-bed teaching hospital on Manhattan’s Lower East Side operating as a member of the Mount Sinai Health System. In total, the Mount Sinai Health System includes approximately 2,700 full and part-time physicians, 3,750 voluntary physicians and 12 freestanding ambulatory surgery centers. The space at 160 Water Street is used for administrative purposes that support the Mount Sinai Health System. The third largest tenant, Seneca Insurance Company (“Seneca”), leases 8.8% of the net rentable area through September 2020 and has three, five-year extension options remaining. Seneca is a specialty property and casualty insurance company headquartered at 160 Water Street. Seneca is a wholly owned subsidiary of Crum & Forster and is part of Fairfax Financial Holdings Limited, which is a publicly traded financing services holding company (Nasdaq: FRFHF).

Due to damage caused by Hurricane Sandy in October 2012, the property was closed for renovations from October 29, 2012 to February 15, 2013. The total losses as a result of Hurricane Sandy were approximately $7.4 million, which includes $3.6 million of repairs and $3.8 million of lost revenue. In addition to the property’s all risk insurance policy, 160 Water Street has flood insurance for $15.5 million which includes $500,000 from the National Flood Insurance Program and $15.0 million of excess coverage, including business interruption coverage.

160 Water Street has approximately 20,023 square feet of ground floor, basement and mezzanine retail space that is currently vacant, following the departure of the previous user (New York Sports Club) after damage was sustained to its space by Hurricane Sandy. The borrower is currently working to identify a replacement tenant for the space. At origination, the borrower deposited into escrow $400,000 to cover future tenant improvement, leasing commissions and capital expenditures incurred by the borrower for the space. The appraisal concluded a weighted average market rent of approximately $75 per square foot for the vacant retail space ($125 per square foot for the 7,471 square feet of ground floor space, $70 per square foot for the 3,608 square feet of mezzanine space and $35 per square foot for the 8,944 square feet of basement space).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

160 Water Street

The property is located on Water Street between John Street and Fletcher Street in the Insurance office submarket of downtown Manhattan. The property is located a few blocks from the New York Stock Exchange and is close to several local restaurants and amenities. The property is also within a few blocks of several subway lines including the 2, 3, 4, 5, A, C, J and R lines. According to the appraisal, despite the increase in supply coming to the market, downtown Manhattan has benefited from the conversion of office space to residential units. This resulted in an increased residential population, which is, in turn, driving demand for new restaurants, shops, and additional retail development. In addition to the residential development, downtown’s office space continues to be priced lower than the Midtown market where average asking rents are $69.52 per square foot compared to downtown office space of $48.26 per square foot.

According to the appraisal, the Downtown office market totals approximately 72.8 million square feet with an overall vacancy rate of 12.2% and average rents of $48.26 per square foot as of the fourth quarter of 2013. The Insurance submarket totals approximately 13.9 million square feet and reported an overall vacancy rate of 14.6% with average Class B rents of $33.88 per square foot. The appraisal identified eight directly competitive properties built between 1958 and 1972 and ranging in size from approximately 335,364 to 1,043,007 square feet. The comparable properties reported occupancies ranging from 85.0% to 100.0% with a weighted average of 94.1%. Asking rents for the comparable properties range from $36.00 to $48.00 per square foot. The appraisal also identified 10 comparable leases within the competitive set with adjusted rental rates ranging from $39.75 to $45.61 with an average of $42.38 per square foot. According to the appraisal approximately 3.0 million square feet of office space has become available at several buildings in the Brookfield Place complex and the newly completed Four World Trade Center. The majority of the new space coming online has larger floor plates with asking rents of $55.00 to $70.00 per square foot and caters to a different tenant profile than 160 Water Street which has smaller floor plates.

Historical and Current Occupancy(1)
2010	2011	2012	2013	Current(2)
86.8%	86.8%	93.2%	95.5%	95.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of March 1, 2014.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
New York City Health and Hospital Corporation(3)(4)	Aa2 / AA / AA	310,841	63.8%	$31.76	12/31/2023
Beth Israel Medical Center	NA / NA / NA	107,500	22.1%	$31.00	10/31/2025
Seneca Insurance Company(5)	NA / NA / A	43,000	8.8%	$23.75	9/30/2020
Oestreicher Construction Corp(6)	NA / NA / NA	5,259	1.1%	$35.00	4/30/2018
Pratiza Oza & Panna Patel(7)	NA / NA / NA	900	0.2%	$16.67	10/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
New York City Health and Hospital Corporation has multiple leases at the property and the expiration date listed above reflects the expiration date of the largest space that New York City Health and Hospital Corporation occupies. In total, New York City Health and Hospital Corporation has 20,600 square feet expiring in December 2015 and 290,241 square feet expiring in December 2023.

(4)	The New York City Health and Hospital Corporation has the right to terminate its lease in July 2019 with 18 months’ notice and payment of a termination fee.
(5)	Seneca Insurance Company has the right to contract its space by one floor (21,500 square feet) starting on September 30, 2015, with nine months’ notice and the payment of a contraction fee.
(6)	Oestreicher Construction Corp has the right to terminate its lease at any time with 180 days’ notice.
(7)	Pratiza Oza & Panna Patel has the right to terminate its lease at any time with 90 days’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

160 Water Street

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	20,023	4.1%	NAP	NAP	20,023	4.1%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	20,023	4.1%	$0	0.0%
2015	1	20,600	4.2	545,900	3.8	40,623	8.3%	$545,900	3.8%
2016	1	900	0.2	15,000	0.1	41,523	8.5%	$560,900	3.9%
2017	0	0	0.0	0	0.0	41,523	8.5%	$560,900	3.9%
2018	1	5,259	1.1	184,065	1.3	46,782	9.6%	$744,965	5.2%
2019	0	0	0.0	0	0.0	46,782	9.6%	$744,965	5.2%
2020	1	43,000	8.8	1,021,250	7.1	89,782	18.4%	$1,766,215	12.2%
2021	0	0	0.0	0	0.0	89,782	18.4%	$1,766,215	12.2%
2022	0	0	0.0	0	0.0	89,782	18.4%	$1,766,215	12.2%
2023	1	290,241	59.5	9,326,743	64.7	380,023	77.9%	$11,092,958	76.9%
2024	0	0	0.0	0	0.0	380,023	77.9%	$11,092,958	76.9%
2025 & Beyond	1	107,500	22.1	3,332,500	23.1	487,523	100.0%	$14,425,458	100.0%
Total	6	487,523	100.0%	$14,425,458	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)(3)	$13,264,205	$11,335,958	$11,104,000	$14,425,458	$29.59	80.0%
Vacant Income	0	0	0	1,499,475	3.08	8.3
Gross Potential Rent	$13,264,205	$11,335,958	$11,104,000	$15,924,933	$32.66	88.3%
Total Reimbursements	1,841,089	1,840,597	1,262,493	2,112,800	4.33	11.7
Net Rental Income	$15,105,294	$13,176,555	$12,366,493	$18,037,733	$37.00	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,499,475)	(3.08)	(8.3)
Other Income	156,841	137,582	150,424	0	0.00	0.0
Effective Gross Income	$15,262,135	$13,314,137	$12,516,917	$16,538,258	$33.92	91.7%

Total Expenses	$9,743,057	$8,730,921	$9,374,611	$9,274,950	$19.02	56.1%

Net Operating Income	$5,519,078	$4,583,216	$3,142,306	$7,263,308	$14.90	43.9%

Total TI/LC, Capex/RR	0	0	0	844,306	1.73	5.1
Net Cash Flow	$5,519,078	$4,583,216	$3,142,306	$6,419,002	$13.17	38.8%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Due to damage caused by Hurricane Sandy in October 2012 the property was closed for renovations from October 29, 2012 to February 15, 2013. The borrower estimates total lost revenue for 2012 amounted to approximately $1.2 million and total lost revenue for 2013 amounted to approximately $2.6 million.

(3)
Beth Israel Medical Center’s current rent per square foot of $27.00 increases to $31.00 in November 2015 and JPMCB has underwritten the escalated rent. At origination, funds were escrowed to cover the difference between the contract rent and underwritten rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

160 Water Street

Property Management. The property is managed by Emmes Realty Services LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $1.1 million for real estate taxes, $609,167 to cover the difference between Beth Israel Medical Center’s current contract rent and underwritten rent, $400,000 for the development of the currently vacant retail space, $46,721 for tenant improvement and leasing commissions, $9,699 for insurance premiums, $8,125 for replacement reserve and $6,000 for deferred maintenance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $221,374.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $9,699.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,125 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $46,721 (approximately $1.15 per square foot annually) into the TI/LC escrow.

Vacant Retail Reserve - At origination, the borrower deposited into escrow $400,000 (approximately $19.97 per square foot of vacant retail space) to cover future tenant improvements, leasing commissions and capital expenditures incurred by the borrower with respect to the approximately 20,023 square feet of vacant retail space at the property.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) the DSCR (as calculated in the loan documents) based on the immediately preceding trailing three-month period falls below 1.15x, (ii) there is an event of default under the loan documents, (iii) the borrower or the property manager becomes the subject of a bankruptcy, insolvency or similar action or (iv) a NYCHHC Trigger Event occurs, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

An “NYCHHC Trigger Event” means the occurrence of any of the following by NYCHHC: (i) any bankruptcy action, (ii) NYCHHC gives notice that it is terminating its lease with respect to all or any portion of its space, (iii) any termination or cancellation of the NYCHHC lease, (iv) NYCHHC is not in occupancy and open for business (and does not intend to re-occupy for business) in more than 30% of its space or (v) NYCHHC exercises its termination option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Residence Inn San Mateo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Residence Inn San Mateo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Residence Inn San Mateo

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$48,600,000	Title:	Fee
Cut-off Date Principal Balance:	$48,600,000	Property Type - Subtype:	Hotel – Extended Stay
% of Pool by IPB:	3.8%	Net Rentable Area (Rooms):	160
Loan Purpose:	Acquisition	Location:	San Mateo, CA
Borrower:	Grand Prix San Mateo LLC	Year Built / Renovated:	1985 / 2011
Sponsor:	Chatham Lodging, L.P.	Occupancy / ADR / RevPAR:	88.0% / $176.24 / $155.12
Interest Rate:	4.64000%	Occupancy / ADR / RevPAR Date:	4/30/2014
Note Date:	6/9/2014	Number of Tenants:	N/A
Maturity Date:	7/1/2024	2011 NOI:	$2,745,107
Interest-only Period:	60 months	2012 NOI:	$3,715,032
Original Term:	120 months	2013 NOI:	$4,474,932
Original Amortization:	360 months	TTM NOI (as of 4/2014):	$4,654,227
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	88.0% / $176.24 / $155.12
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$9,163,328
Lockbox:	CMA	UW Expenses:	$4,793,890
Additional Debt:	N/A	UW NOI:	$4,369,438
Additional Debt Balance:	N/A	UW NCF:	$4,369,438
Additional Debt Type:	N/A	Appraised Value / Per Room(1):	$73,900,000 / $461,875
		Appraisal Date:	5/20/2014

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$303,750
Taxes:	$220,556	$24,506	N/A	Maturity Date Loan / Room:	$278,627
Insurance:	$55,390	$9,232	N/A	Cut-off Date LTV:	65.8%
FF&E Reserves:	$30,544	4% of Gross Revenues	N/A	Maturity Date LTV:	60.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.45x
Other:	$0	Springing	$3,185,970	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$48,600,000	76.7%	Purchase Price(3)	$60,241,467	95.1%
Sponsor Equity(3)	14,733,590	23.3	Closing Costs	2,785,632	4.4
			Upfront Reserves	306,491	0.5
Total Sources	$63,333,590	100.0%	Total Uses	$63,333,590	100.0%
(1)	The appraisal concluded land value is $23.2 million.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)
Purchase Price and Sponsor Equity are based on Chatham’s acquisition of the majority interest in the Residence Inn San Mateo from Cerberus Capital Management (“Cerberus”). The total purchase price of the property is approximately $71.3 million. For additional detail please refer to “The Sponsor” below.

The Loan. The Residence Inn San Mateo loan has an outstanding principal balance of $48.6 million and is secured by a first mortgage lien on the fee interest in a 160-room extended stay Marriott Residence Inn hotel located in San Mateo, California. The loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Grand Prix San Mateo LLC, a Delaware limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Residence Inn San Mateo

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Chatham Lodging, L.P. (“Chatham”). Chatham is a publicly traded (NYSE: CLDT) hotel-focused, real estate investment trust that owns interests in 77 hotels totaling 10,688 keys, including brands such as Residence Inn, Courtyard and Towneplace Suites by Marriott, Westin, Sheraton and Four Points by Sheraton, Hampton Inn by Hilton and Hyatt House. The guarantor’s aggregate liability under the full recourse carveouts for any individual breach or violation of the bankruptcy and insolvency carveouts is limited to 20% of the then current principal balance of the mortgage loan at the time of breach or violation, and the guarantor’s liability for all breaches or violations of the full recourse carveout provisions for bankruptcy and insolvency matters during the term of the loan is limited to 20% of the initial principal balance.

Chatham has owned a minority interest in the property since 2010, and, as part of this transaction, acquired the majority interest from Cerberus, its previous joint venture partner. Chatham and Cerberus originally acquired the property as part of a larger portfolio acquisition in 2010 as part of a restructuring plan related to the bankruptcy of Innkeepers USA Inc.  Chatham’s total purchase price of the property including its initial minority stake is approximately $71.3 million. The property was previously securitized in the JPMCC 2013-INN transaction.

The Property. The Residence Inn San Mateo loan is secured by the fee interest in a 160-guest room, extended stay hotel situated on approximately 4.3 acres. The property is located in Silicon Valley, California, and is approximately nine miles south of the San Francisco Airport. The property is comprised of 21 buildings, including twenty three-story guestroom buildings and one two-story gatehouse. The property originally opened in 1985 and was renovated in 2011. Amenities at the property include a fitness center, outdoor pool, outdoor picnic areas with gas grills, basketball court and tennis court. The suite style guest rooms feature flat screen televisions, a full service kitchen including a dishwasher, stove and refrigerator, dining area and fireplace. The property is a Generation One Residence Inn, which is generally characterized by exterior corridors, and was the original Residence Inn design when the concept was introduced by Marriott in the 1980’s. From 2010 to 2013 approximately $3.3 million ($20,823 per key) in capital expenditures have been made at the property, the majority of which was spent on room and exterior improvements.

The property is located in San Mateo, California, within the Silicon Valley hotel market. Silicon Valley is home to 18 of the Fortune 500 corporations including Google, Apple, Facebook and Oracle. The Silicon Valley average household income is $122,434, which is 75.8% above the U.S. average, with 43.5% of households earning over $100,000, which is above the U.S. average of 19.5%. Additionally, approximately 45.0% of Silicon Valley’s population has a bachelor’s or advanced degree, compared to 28.1% nationwide. The property is located adjacent to an off ramp of State Route 92, which provides access to Oakland, CA, across the San Francisco Bay via the San Mateo Bridge. State Route 92 also provides access to U.S. Highway 101 less than one mile from the property, which connects downtown San Francisco to San Jose. According to the appraisal, the property generated approximately 62% of its room nights from extended stay business, 33% from transient business and 5% from meeting and group business. According to the appraisal, there are no new hotels under construction that are expected to be directly competitive with the property.

The loan sponsor plans to expand on the property with the construction of 67 new guestrooms and the demolition of 24 existing guest rooms, which will temporarily reduce the room count at the hotel, but ultimately result in a net increase of 43 rooms. The total expected cost of the expansion is approximately $10.6 million. The expansion is scheduled to begin in January 2015 and is estimated to take nine months to complete. Prior to beginning the expansion, the borrower is required to deposit cash or a letter of credit equal to either (i) 125% of the total budgeted expansion costs or (ii) 110% of the total budgeted expansion costs, if the budget includes a contingency of not less than 10% of the total costs. The borrower will also be required to deposit cash or letter of credit equal to approximately $1.5 million to be used for any cash flow shortfalls that may be incurred during the property expansion.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Residence Inn San Mateo(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	81.7%	$131.51	$107.48	83.0%	$135.38	$112.43	101.6%	102.9%	104.6%
2012	81.8%	$148.28	$121.33	82.8%	$158.54	$131.57	101.1%	106.9%	108.4%
2013	80.2%	$159.86	$128.15	86.5%	$173.15	$149.82	107.9%	108.3%	116.9%
TTM(4)	80.2%	$162.48	$130.30	88.0%	$176.24	$155.12	109.7%	108.5%	119.1%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Crowne Plaza Foster City San Mateo, Courtyard San Mateo Foster City, Hyatt House Belmont Redwood Shores and Hilton Garden Inn San Mateo.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower provided operating statements for the property.
(4)	The TTM row represents the trailing twelve-month period ending April 30, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Residence Inn San Mateo

Competitive Hotels Profile(1)
			2013 Estimated Market Mix			2013 Estimated Operating Statistics
Property	Rooms	Year Opened	Extended Stay	Meeting & Group	Transient	Occupancy	ADR	RevPAR
Residence Inn San Mateo	160	1985	62%	5%	33%	87%	$173.15	$149.82
Hyatt House Belmont	132	1995	70%	0%	30%	87%	$174.00	$151.38
Holiday Inn Express San Francisco Airport South	146	1968	2%	10%	88%	82%	$130.00	$106.60
TownePlace Suites Redwood City	95	2002	60%	0%	40%	86%	$152.00	$130.72
Courtyard San Mateo Foster City	147	1987	2%	15%	83%	79%	$172.00	$135.88
Hilton Garden Inn San Mateo	156	1999	2%	5%	93%	83%	$164.00	$136.12
Extended Stay America San Mateo SFO	137	1997	60%	0%	40%	90%	$95.00	$85.50
Total(2)	813
(1)	Based on the appraisal.
(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	83.0%	82.8%	86.5%	88.0%	88.0%
ADR	$135.38	$158.54	$173.15	$176.24	$176.24
RevPAR(4)	$112.43	$131.21	$149.82	$155.12	$155.12

Room Revenue	$6,565,984	$7,683,691	$8,749,747	$9,059,226	$9,059,226	$56,620	98.9%
Other Department Revenues	66,880	78,713	90,148	104,103	104,103	651	1.1
Total Revenue	$6,632,864	$7,762,404	$8,839,895	$9,163,328	$9,163,328	$57,271	100.0%

Room Expense	$1,326,028	$1,211,918	$1,277,462	$1,306,825	$1,306,825	$8,168	14.4%
Other Departmental Expenses	62,320	62,266	65,450	62,419	62,419	390	60.0
Departmental Expenses	$1,388,348	$1,274,184	$1,342,913	$1,369,243	$1,369,243	$8,558	14.9%

Departmental Profit	$5,244,516	$6,488,220	$7,496,982	$7,794,085	$7,794,085	$48,713	85.1%

Operating Expenses	$1,371,711	$1,485,959	$1,616,210	$1,659,465	$1,657,900	$10,362	18.1%
Gross Operating Profit	$3,872,805	$5,002,261	$5,880,771	$6,134,620	$6,136,185	$38,351	67.0%

Management Fees(5)	$198,986	$232,872	$265,197	$274,900	$274,900	$1,718	3.0%
Franchise Fees	328,299	384,185	437,487	483,833	498,257	3,114	5.4
Property Taxes	299,719	272,315	262,359	267,341	538,245	3,364	5.9
Property Insurance	35,379	87,362	87,200	87,786	88,811	555	1.0
FF&E(6)	265,315	310,496	353,596	366,533	366,533	2,291	4.0
Total Other Expenses	$1,127,698	$1,287,230	$1,405,839	$1,480,393	$1,766,746	$11,042	19.3%

Net Operating Income	$2,745,107	$3,715,032	$4,474,932	$4,654,227	$4,369,438	$27,309	47.7%
Net Cash Flow(4)	$2,745,107	$3,715,032	$4,474,932	$4,654,227	$4,369,438	$27,309	47.7%
(1)	The TTM column represents the trailing twelve months ending April 30, 2014.
(2)	Per Room values based on 160 guest rooms.
(3)	% of Total Revenue column for Room Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)	Historical RevPAR for 2008, 2009 and 2010 was $110.36, $94.15 and $98.25, respectively, and Net Cash Flow was approximately $3.0 million, $2.0 million and $2.4 million, respectively.
(5)	Historical Management Fees were adjusted to 3.0% of Total Revenue.
(6)	Historical FF&E was adjusted to 3.0% of Total Revenue.

Property Management. The hotel is managed by Island Hospitality Management, Inc. (“Island”), which is a national hotel management company with expertise in managing upscale extended stay, limited service and full service hotels. Island is headquartered in Palm Beach, Florida and manages a portfolio of more than 80 hotels representing 15 brands across 22 states and the District of Columbia. Island is entitled to a contractual management fee equal to 3.0% of total revenue, as well as an accounting and revenue management fee equal to $2,200 per month. Island is approximately 90% owned by Jeffrey Fisher, the Chairman and CEO of Chatham.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Residence Inn San Mateo

Franchise Agreement. In conjunction with the closing of the acquisition, a 15-year franchise agreement with Marriott was executed with an expiration of June 2029. Marriott is entitled to a contractual franchise fee equal to 5.5% of room revenue, as well as a marketing fee equal to 2.5% of room revenue.

The franchise agreement requires the borrower to complete two separate property improvement plans (“PIP”). The first PIP is for the renovation of the hotel’s public spaces and must be completed by June 2016. The first PIP is expected to cost approximately $810,117 ($5,063 per key). Upon completion of the first PIP, a new, 20-year franchise agreement through 2036 will be executed. The second PIP is related to renovations of the hotel’s rooms and corridors and must be completed by September 2017. The second PIP is expected to cost approximately $2.4 million ($14,849 per key). Both PIPs will be funded by an excess cash flow sweep as described below in “PIP Reserve”.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $220,556 for real estate taxes, $55,390 for insurance premiums and $30,544 for FF&E.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $24,506.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $9,232.

FF&E Reserve - On a monthly basis, the borrower is required to escrow an amount equal to 4.0% of gross revenue from the hotel for the calendar month two months prior to such payment date for FF&E.

PIP Reserve - On a monthly basis commencing on the payment date in December 2014 and continuing until the aggregate amount of funds deposited in the reserve is equal to $810,117 ($5,063 per key), all excess cash flow after the payment of debt service, required reserves and operating expenses will be swept into a reserve to renovate the public areas at the property. On a monthly basis commencing on the payment date in March 2016 and continuing until the aggregate amount of funds deposited in the reserve is equal to $2,375,853 ($14,849 per key), all excess cash flow after the payment of debt service, required reserves and operating expenses will be swept into a reserve to renovate the rooms and corridors at the property.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower, operating lessee and property manager are required to deposit all revenues into the lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account established upon the occurrence of a Cash Sweep Event, and all excess cash flow will be held as additional collateral for the loan.

A “Cash Sweep Event” occurs if (i) there is an event of default under the loan documents, (ii) the debt yield (as calculated in the loan documents) falls below 7.5% or (iii) the borrower or operating lessee (subject to certain qualifications set forth in the loan documents) becomes the subject of a bankruptcy, insolvency or similar action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Hilton Virginia Beach Oceanfront Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Hilton Virginia Beach Oceanfront Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Hilton Virginia Beach Oceanfront Hotel

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance:	$40,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	3.2%	Net Rentable Area (Rooms):	289
Loan Purpose:	Refinance	Location:	Virginia Beach, VA
Borrower:	Thirty-First Street, L.C.	Year Built / Renovated:	2005 / N/A
Sponsors(1):	Various	Occupancy / ADR / RevPAR:	71.9% / $206.13 / $148.17
Interest Rate:	4.41000%	Occupancy / ADR / RevPAR Date:	4/30/2014
Note Date:	6/4/2014	Number of Tenants:	N/A
Maturity Date:	6/6/2024	2011 NOI:	$6,569,244
Interest-only Period:	48 months	2012 NOI:	$7,181,543
Original Term:	120 months	2013 NOI:	$6,826,677
Original Amortization:	360 months	TTM NOI (as of 4/2014):	$6,821,875
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	71.9% / $206.13 / $148.17
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$33,762,558
Lockbox:	CMA	UW Expenses:	$27,834,515
Additional Debt:	N/A	UW NOI:	$5,928,043
Additional Debt Balance:	N/A	UW NCF:	$5,928,043
Additional Debt Type:	N/A	Appraised Value / Per Room:	$73,900,000 / $255,709
		Appraisal Date:	4/28/2014

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$138,408
Taxes:	$0	$41,803	N/A	Maturity Date Loan / Room:	$123,761
Insurance:	$25,253	Springing	N/A	Cut-off Date LTV:	54.1%
FF&E Reserves:	$405,151	3% of Gross Revenues	N/A	Maturity Date LTV:	48.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.46x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	14.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	100.0%	Payoff Existing Debt	$35,860,254	89.7%
			Return of Equity	3,206,111	8.0
			Closing Costs	503,231	1.3
			Upfront Reserves	430,404	1.1
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)	For a full description of the loan sponsors, please refer to “The Sponsors” below.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Hilton Virginia Beach Oceanfront Hotel loan has an outstanding principal balance of $40.0 million and is secured by a first mortgage lien on a 289-room full service hotel in Virginia Beach, Virginia. The loan has a 10-year term, and subsequent to a 48-month interest-only period, amortizes on a 30-year schedule.

The Borrower. The borrowing entity for the loan is Thirty-First Street, L.C., a Virginia limited liability company and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Bruce L. Thompson, John R. Lawson and Edmund C. Ruffin. Bruce L. Thompson is the CEO of Gold Key | PHR Hotels and Resorts (“Gold Key”). Gold Key was launched in 1986 as a hotel management company and today controls approximately half the rooms on the Virginia Beach oceanfront. Professional Hospitality Resources, the hotel management group, operates over 1,700 guest rooms from limited service to select service to full service in the Virginia Beach resort area. One of the three guarantors of the related Mortgage Loan was charged with a felony approximately 23 years

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Hilton Virginia Beach Oceanfront Hotel

ago in connection with his previous partner’s understatement of income on their company’s tax returns. The guarantor was not involved in any day-to-day operations or management of the financial records of the prior company.  This guarantor entered into a plea agreement and a minimal penalty was imposed.  Please see “Description of the Mortgage Pool – Litigation Considerations; Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

The Property. The Hilton Virginia Beach Oceanfront Hotel is a 289-room, 21-story, full service beach resort hotel situated on approximately 3.2 acres located along the Virginia Beach coastline. The property opened in 2005 and was developed by the borrower and the City of Virginia Beach. In June 2012, the borrower exercised its purchase option for the hotel site and acquired the land and its related fee interest from the City of Virginia Beach. The property features two restaurants, a rooftop lounge, 10,105 square feet of meeting space, a rooftop indoor pool and whirlpool, a seasonal outdoor infinity pool, an exercise room, a business center, a parking garage and 27,146 square feet of leased retail space. The rooftop lounge offers guests views that encompass Virginia’s Eastern Shore to the north, North Carolina’s border to the south, downtown Norfolk to the west and the Atlantic Ocean’s horizon to the east. Adjacent to the property and part of the collateral is Neptune Park, a 72,000 square foot green space overlooking the Atlantic Ocean. Neptune Park can accommodate up to 2,500 live entertainment fans and plays host to a number of special events throughout the year.

Attached to the property by way of an overhead walkway is a 1,000 car parking garage with ground floor retail. The borrower has a leasehold interest in a portion of the garage consisting of 380 parking garage spaces. The leased fee holder of the garage is the City of Virginia Beach Development Authority (the “Development Authority”). Rent under the parking lease currently consists of a $297,538 annual payment and expires in June 2070. Additionally, the borrower has also entered into a lease for the ground floor retail portion of the parking garage, which provides 27,146 square feet of commercial space to the borrower as well as an additional 58 parking spaces for exclusive retail use. The annual lease expense is $15.00 per square foot ($470,190 annually) with the lease term expiring in July 2029. There are currently 13 tenants leasing the retail space for a total base rent of $726,775 resulting in a net positive cash flow. Tenants include Starbucks, Haagan-Daz/Blimpie’s, Harley Davidson and other small shops that cater to the hotel’s customer base.

Virginia Beach has more than 35 miles of ocean and bay beaches from the mouth of the Chesapeake Bay to the North Carolina border. The city has more than 30 area golf courses, many types of cruises, charters, ferries and kayaking trips, four nationally ranked museums, a nationally ranked state park and year-round whale and dolphin watching trips. The beach offers not only water recreation but also attracts special events such as the East Coast Surfing Championships, North American Sand Soccer Championships, Verizon Wireless American Music and Neptune Festivals, February Polar Plunge and the Rock ‘n Roll and Shamrock Marathons. The region is home to the Virginia Air and Space Center, Joint Base Langley-Eustis, NASA Langley Research Center and the Naval Air Station Oceana. Furthermore, the area is home to a number of higher-education facilities, including the College of William and Mary, Hampton University, Thomas Nelson Community College, the University of Virginia Hampton Roads Center and Old Dominion University.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Virginia Beach Oceanfront Hotel(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	62.0%	$149.32	$92.65	71.0%	$197.44	$140.08	114.5%	132.2%	151.2%
2012	62.3%	$155.53	$96.97	73.7%	$199.06	$146.68	118.3%	128.0%	151.3%
2013	61.7%	$156.50	$96.50	72.0%	$204.64	$147.29	116.7%	130.8%	152.6%
TTM(4)	63.1%	$155.20	$97.99	71.9%	$206.13	$148.17	113.9%	132.8%	151.2%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Holiday Inn Virginia Beach Oceanside 21st Street, Sheraton Virginia Beach Oceanfront, Hampton Inn Virginia Beach Oceanfront North, Ramada Inn Virginia Beach, Holiday Inn Express & Suites Virginia Beach Surfside, Courtyard Virginia Beach Oceanfront South and Courtyard Virginia Beach Oceanfront North 37th Street.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the property.
(4)	TTM represents the trailing twelve-month period ending April 30, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Hilton Virginia Beach Oceanfront Hotel

Competitive Hotels Profile(1)
			2013 Estimated Market Mix			2013 Estimated Operating Statistics
Property	Rooms	Year Built	Commercial	Meeting and Group	Leisure	Occupancy	ADR	RevPAR
Hilton Virginia Beach Oceanfront Hotel	289	2005	40%	20%	40%	72.3%	$204.13	$147.60
Courtyard Virginia Beach Oceanfront North 37th St.	160	2002	40%	15%	45%	67.0%	$177.00	$118.59
Courtyard Virginia Beach Oceanfront South	141	1999	40%	15%	45%	74.0%	$146.00	$108.04
Hampton Inn Virginia Beach Oceanfront North	120	1988	35%	15%	50%	67.0%	$171.00	$114.57
Sheraton Virginia Beach Oceanfront	214	1974	35%	20%	45%	56.0%	$161.00	$90.16
Total(2)	635
(1)	Based on the appraisal.
(2)	Excludes the subject property.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	71.0%	73.7%	72.0%	71.9%	71.9%
ADR	$197.44	$199.06	$204.64	$206.13	$206.13
RevPAR	$140.08	$146.68	$147.29	$148.17	$148.17

Room Revenue	$14,776,075	$15,514,520	$15,536,533	$15,629,970	$15,629,970	$54,083	46.3%
Food & Beverage Revenue	15,967,639	17,206,638	16,715,479	16,678,009	16,678,009	57,709	49.4
Telephone Revenue	588,340	690,119	743,957	740,133	740,133	2,561	2.2
Other Departmental Revenues	715,583	675,622	697,526	714,446	714,446	2,472	2.1
Total Revenue	$32,047,637	$34,086,899	$33,693,495	$33,762,558	$33,762,558	$116,825	100.0%

Room Expense	$3,684,838	$4,019,595	$4,261,979	$4,315,324	$4,315,324	$14,932	27.6%
Food and Beverage Expense	13,191,570	13,974,965	13,687,790	13,751,299	13,751,299	47,582	82.5
Telephone Expense	135,393	153,416	153,162	144,197	144,197	499	19.5
Other Departmental Expenses	451,003	445,275	483,358	487,060	487,060	1,685	68.2
Departmental Expenses	$17,462,804	$18,593,251	$18,586,289	$18,697,880	$18,697,880	$64,699	55.4%

Departmental Profit	$14,584,833	$15,493,648	$15,107,206	$15,064,678	$15,064,678	$52,127	44.6%

Operating Expenses	$6,624,638	$6,865,122	$6,881,549	$6,881,158	$6,874,605	$23,788	20.4%
Gross Operating Profit	$7,960,195	$8,628,526	$8,225,657	$8,183,520	$8,190,073	$28,339	24.3%

Fixed Expenses	$1,390,951	$1,446,983	$1,398,980	$1,361,645	$1,249,153	$4,322	3.7%
FF&E	0	0	0	0	1,012,877	3,505	3.0
Total Other Expenses	$1,390,951	$1,446,983	$1,398,980	$1,361,645	$2,262,030	$7,827	6.7%

Net Operating Income	$6,569,244	$7,181,543	$6,826,677	$6,821,875	$5,928,043	$20,512	17.6%
Net Cash Flow	$6,569,244	$7,181,543	$6,826,677	$6,821,875	$5,928,043	$20,512	17.6%
(1)	TTM column represents the trailing twelve-month period ending April 30, 2014.
(2)	Per Room Values based on 289 guestrooms.
(3)	% of Total Revenue column for Room Expense, Telephone Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Franchise Agreement. The Hilton Virginia Beach Oceanfront Hotel property has a franchise agreement with Hilton Hotels Corporation for use of the Hilton flag through August 2024 with no extension options. The franchise agreement provides for a maximum aggregate franchise fee of 5.0% of the hotel’s gross room revenues.

Property Management. The hotel is managed by Professional Hospitality Resources, Inc., an affiliate of the loan sponsor.
Escrows and Reserves. At origination, the borrower was required to deposit $405,151 for FF&E reserves and $25,253 for insurance premiums.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Hilton Virginia Beach Oceanfront Hotel

Additionally, the borrower deposited $1,000,000 (the “Seasonality Reserve Required Deposit Amount”) for seasonality reserves in a borrower controlled bank account. The borrower will provide evidence to the lender on October 31st of each year that the amount deposited into such account equals the Seasonality Reserve Required Deposit Amount. Beginning on July 6, 2018, the Seasonality Reserve Required Deposit Amount will equal $1,400,000. If the DSCR falls below 1.30x all funds deposited in such account will be transferred to a lender controlled seasonality reserve account.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $41,803.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and the borrower provides the lender with evidence that the property is insured pursuant to an acceptable blanket insurance policy.

FF&E Reserve - For each year after the calendar year in which the loan was funded, the borrower is required to escrow a monthly amount on the May, June, July, August and September payment dates equal to one-fifth (1/5th) of the FF&E Annual Amount. The borrower is required to escrow a monthly amount equal to $202,575 for the balance of the calendar year in which the loan was funded. After March 1, 2022, in addition to the FF&E Annual Amount, the borrower will deposit the Required PIP Adjustment.

The “FF&E Annual Amount” is (i) an amount equal to 3.0% of gross income for the prior calendar year or (ii) upon the occurrence of the DSCR falling below 1.30x, an amount equal to 4.0% of gross income for the prior calendar year.

The “Required PIP Adjustment” is an amount equal to the difference between (A) the total cost of PIP as set forth in the PIP assessment report and (B) the sum of (y) the then current amount held in the FF&E reserve account and (z) the total sum of future FF&E reserve deposits projected by the lender to be deposited into the FF&E reserve account for the remainder of the loan term, divided by ten.

Parking Lease Reserve - Following an event of default, the borrower is required to deposit a monthly amount that is estimated by the lender to be due and payable by the borrower for all rent and any and all other charges which may be due by the borrower under the parking lease.

Retail Lease Reserve - Following an event of default, the borrower is required to deposit a monthly amount that is estimated by the lender to be due and payable by the borrower for all rent and any and all other charges which may be due by the borrower under the retail lease.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and the manager are required to immediately deposit all gross income from operations and all other revenue of any kind into the lockbox account. In addition, the borrower and the manager are required to direct all credit card companies to send all revenues directly to the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of an event of default. During an event of default, all rents will be swept to a segregated cash management account and all excess cash flow after the payment of debt service and required reserves will be disbursed to an excess cash reserve account to be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Pointe Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Pointe Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Pointe Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Pointe Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee
Cut-off Date Principal Balance:	$40,000,000	Property Type - Subtype:	Mixed Use - Office/Retail
% of Pool by IPB:	3.2%	Net Rentable Area (SF):	273,746
Loan Purpose:	Refinance	Location:	Grosse Pointe Woods, MI
Borrower:	Pointe Plaza Development, LLC	Year Built / Renovated:	1990 / N/A
Sponsor:	David W. Schostak	Occupancy:	87.5%
Interest Rate:	4.79000%	Occupancy Date:	2/1/2014
Note Date:	6/12/2014	Number of Tenants:	31
Maturity Date:	7/1/2024	2011 NOI:	$4,566,272
Interest-only Period:	None	2012 NOI:	$4,311,893
Original Term:	120 months	2013 NOI:	$3,743,202
Original Amortization:	360 months	TTM NOI (as of 4/2014)(1):	$3,535,110
Amortization Type:	Balloon	UW Economic Occupancy:	93.8%
Call Protection:	L(24),Def(93),O(3)	UW Revenues:	$7,700,182
Lockbox:	CMA	UW Expenses:	$3,632,990
Additional Debt:	N/A	UW NOI(1):	$4,067,192
Additional Debt Balance:	N/A	UW NCF:	$3,572,871
Additional Debt Type:	N/A	Appraised Value / Per SF:	$56,000,000 / $205
		Appraisal Date:	5/5/2014

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$146
Taxes:	$452,420	$77,366	N/A	Maturity Date Loan / SF:	$119
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.4%
Replacement Reserves:	$4,563	$4,563	N/A	Maturity Date LTV:	58.3%
TI/LC:	$33,334	$33,334	$1,600,000	UW NCF DSCR:	1.42x
Other:	$2,349,716	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	100.0%	Payoff Existing Debt	$34,964,951	87.4%
			Upfront Reserves	2,840,033	7.1
			Closing Costs	2,195,016	5.5
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)
UW NOI is higher than TTM NOI due primarily to a new lease with LA Fitness for 31,240 square feet. LA Fitness is in occupancy, but will not commence paying rent until October 2014. At origination, the borrower reserved the full amount of free rent under the lease.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Pointe Plaza loan has an outstanding balance of $40.0 million and is secured by a first mortgage lien on a 273,746 square foot, mixed use office/retail center located in Grosse Pointe Woods, Michigan. The loan has a 10-year term and will amortize on a 30-year schedule. The previously existing debt was held by a balance sheet lender.

The Borrower. The borrowing entity for the Pointe Plaza loan is Pointe Plaza Development, LLC, a Michigan limited liability company and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Pointe Plaza

The Sponsor. The loan sponsor and non-recourse carveout guarantor is David W. Schostak. David W. Schostak, along with his brothers Mark and Robert Schostack, are the owners of Schostak Brothers & Company, Inc. Schostak Brothers & Company, Inc. is a full-service real estate development, management, leasing and consulting company headquartered in Michigan that operates commercial properties in 19 states. The property is owned by a joint venture between Schostak Brothers & Company, Inc. and Affiliated Health Services, each of which own a 50% interest in the joint venture. Ascension Health is the parent company of Affiliated Health and is one of the largest nonprofit hospital systems in the United States with more than 1,500 locations across 23 states.

The Property. Pointe Plaza is a Class A, mixed use office/retail development located in Grosse Pointe Woods, Michigan. The property was constructed in 1990 and consists of a single tenant medical office building, a multi-tenant medical office building, enclosed multi-tenant retail space and a parking structure containing 1,800 parking spaces. The office space is comprised of two separate five-story office buildings totaling 211,115 square feet. The retail space, which totals 62,631 square feet, consists of three buildings connected by a common breezeway encompassing the front of the retail area and the parking area contains 237 surface parking spots as well as a five-story parking structure that provides an additional 1,563 spaces. The property is located directly adjacent to St. John Hospital, which is a 776-bed teaching hospital that employees over 5,800 associates and active medical staff and which features an Emergency Center, a Level II Trauma Center and a newly-constructed Cancer Research Center. Over the last 10 years, the St. John’s Health System has invested approximately $141.0 million to expand St. John’s Hospital by 144 rooms and to construct the 69,127 square foot Cancer Research Center that is located directly behind the Pointe Plaza property.

As of February 1, 2014, the property was 87.5% occupied by 31 tenants. The single tenant office building is 100.0% occupied, the multi-tenant office building is 77.8% occupied and the multi-tenant retail space is 96.2% occupied. The single tenant medical office building totaling 98,483 square feet is 100.0% leased to Affiliated Health Services (“Affiliated Health”), which is a 50% owner in the borrower. Affiliated Health is the largest tenant at the property, occupying 32.2% of the net rentable area, and its medical office building is connected by a skywalk to the adjacent St. John Hospital. Affiliated Health is a subsidiary of the St. John Providence Health System, which operates five major hospitals with 125 ambulatory facilities in the Detroit area. The multi-tenant building serves as medical offices and private practice space for the doctors affiliated with St. John’s Hospital. In the retail space, the largest tenant is LA Fitness, which signed a new 15-year lease that commenced in 2014 and occupies 11.4% of the net rentable area at the property. LA Fitness took over space that was formerly leased to Rite Aid. LA Fitness operates a gym located on the second floor which caters to the hospital staff and visitors as well as to the surrounding community. Other notable retail tenants include a Barnes & Noble, which renewed a five-year lease in 2013 and occupies 4.6% of the net rentable area at the property and a Dress Barn, which occupies 2.3% of the net rentable area at the property.

Pointe Plaza is located along the southwest corner of Mack Avenue and Moross Road, sharing residence in both Grosse Point Woods and Detroit city limits, Wayne County, Michigan. Primary access to the area is provided by I-94, a major arterial that bisects the metro area in the northeast/southwest direction. The property is located about 30 miles northeast of the Detroit Metropolitan Airport and approximately 13 miles northeast of the Detroit central business district. According to the appraisal, the property is located in the Detroit/The Pointes submarket, which has approximately 10.9 million square feet of Class A office space, with a vacancy rate of 14.0% and an average gross rental rate of $21.32 per square foot as of the first quarter of 2014. The appraisal identified five competitive office properties built between 1944 and 2014 and ranging in size from approximately 37,211 square feet to 102,000 square feet. The comparable properties reported occupancies ranging from 64% to 100% with a weighted average occupancy of 90.3%. Asking rents for the comparable properties range from $20.00 to $35.75. The appraisal also noted that the medical office market segment is outperforming the larger office submarket primarily due to less speculative medical office development than general office development and a historical trend among healthcare providers of being reluctant to change locations due to patient familiarity.  According to the appraisal, the retail demographics of the Detroit/The Pointes submarket consist of approximately 5.0 million square feet of retail space, with a vacancy rate of 14.6% and an average triple net rent of $13.50 per square foot as of the first quarter of 2014. The property has a primary trade area consisting of a five-mile radius that contains 258,442 people, with a median household income of $38,504 as of the first quarter of 2014.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
85.1%	85.1%	87.1%	87.5%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of February 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Pointe Plaza

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Affiliated Health	Aa2 / AA+ / AA+	88,088	32.2%	$15.00	11/1/2020
LA Fitness	NA / NA / NA	31,240	11.4%	$27.00	5/1/2029
Barnes & Noble	NA / NA / NA	12,482	4.6%	$14.82	1/1/2018
St. John Hospital (Info Systems)	NA / NA / NA	10,864	4.0%	$26.25	3/31/2019
St. John Ambulatory	NA / NA / NA	10,727	3.9%	$26.00	11/1/2017
St. John Corporate Comm.	NA / NA / NA	9,307	3.4%	$20.00	6/1/2015
GSA Social Services	Aaa / AA+ / AAA	8,414	3.1%	$25.00	8/31/2017
St. John Hospital (Internal Med.)	NA / NA / NA	7,503	2.7%	$27.65	3/1/2018
Dress Barn	NA / NA / NA	6,359	2.3%	$22.99	6/1/2023
Childtime Childcare, Inc.	NA / NA / NA	5,986	2.2%	$15.26	11/30/2014
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	34,102	12.5%	NAP	NAP	34,102	12.5%	NAP	NAP
2014 & MTM	3	9,114	3.3	$138,458	2.5%	43,216	15.8%	$138,458	2.5%
2015	8	27,665	10.1	533,572	9.8	70,881	25.9%	$672,030	12.3%
2016	4	11,254	4.1	334,387	6.1	82,135	30.0%	$1,006,417	18.4%
2017	4	22,518	8.2	577,608	10.6	104,653	38.2%	$1,584,024	29.0%
2018	5	23,794	8.7	495,402	9.1	128,447	46.9%	$2,079,427	38.1%
2019	2	12,210	4.5	316,138	5.8	140,657	51.4%	$2,395,565	43.9%
2020	1	88,089	32.2	1,888,794	34.6	228,746	83.6%	$4,284,359	78.4%
2021	0	0	0.0	0	0.0	228,746	83.6%	$4,284,359	78.4%
2022	1	4,625	1.7	117,938	2.2	233,371	85.3%	$4,402,296	80.6%
2023	1	6,359	2.3	146,193	2.7	239,730	87.6%	$4,548,489	83.3%
2024	1	2,776	1.0	69,400	1.3	242,506	88.6%	$4,617,889	84.6%
2025 & Beyond	1	31,240	11.4	843,480	15.4	273,746	100.0%	$5,461,369	100.0%
Total	31	273,746	100.0%	$5,461,369	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$5,497,247	$5,371,922	$5,144,514	$4,985,268	$5,461,369	$19.95	66.7%
Vacant Income	0	0	0	0	506,528	1.85	6.2
Gross Potential Rent	$5,497,247	$5,371,922	$5,144,514	$4,985,268	$5,967,897	$21.80	72.9%
Total Reimbursements	2,333,001	2,282,264	2,151,344	2,055,265	2,223,813	8.12	27.1
Net Rental Income	$7,830,248	$7,654,186	$7,295,858	$7,040,533	$8,191,710	$29.92	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(506,528)	(1.85)	(6.2)
Other Income	48,094	17,473	18,217	24,953	15,000	0.05	0.2
Effective Gross Income	$7,878,342	$7,671,659	$7,314,075	$7,065,486	$7,700,182	$28.13	94.0%

Total Expenses	$3,312,070	$3,359,766	$3,570,873	$3,530,376	$3,632,990	$13.27	47.2%

Net Operating Income	$4,566,272	$4,311,893	$3,743,202	$3,535,110	$4,067,192	$14.86	52.8%

Total TI/LC, Capex/RR	0	0	0	0	494,321	1.81	6.4
Net Cash Flow	$4,566,272	$4,311,893	$3,743,202	$3,535,110	$3,572,871	$13.05	46.4%
(1)
TTM represents the trailing twelve-month period ending April 30, 2014.Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.
(3)
UW Rents in Place are higher than TTM primarily due to a new lease with LA Fitness for 31,240 square feet. LA Fitness is in occupancy, but will not commence paying rent until October 2014. At origination, the borrower reserved the full amount of free rent under the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

Pointe Plaza

Property Management.   The property is managed by Shostak Brothers & Company, Inc., an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited $2,069,374 for outstanding tenant improvements and leasing commissions associated with LA Fitness and Dress Barn, $452,420 for real estate taxes, $238,079 for rent abatements associated with LA Fitness, $42,263  for deferred maintenance, $33,334 for general tenant improvements and leasing commissions and $4,563 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $77,366.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $4,563 ($0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $33,334 (approximately $1.46 per square foot annually) into the TI/LC escrow.  The reserve is subject to a cap of $1,600,000 (approximately $5.84 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower or property manager was required to send tenant direction letters to tenants at the property instructing them to deposit all rents and payments directly to the lockbox account. Unless a Cash Sweep Event is continuing, all funds in the lockbox account are disbursed to an account controlled by the borrower. During a Cash Sweep Event, all funds in the lockbox account will be swept daily to a segregated cash management account to be set upon the occurrence of a Cash Sweep Event and all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be held in trust for the benefit of the lender in accordance with a cash management agreement executed at closing. The lender will have a first priority security interest in the cash management account.

A “Cash Sweep Event” means: (i) the occurrence of an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) the DSCR as calculated in the loan documents based on the trailing three-month period falls below 1.15x or (iv) an Affiliated Health Trigger Event.

An “Affiliated Health Trigger Event” means Affiliated Health (i) provides written notice to terminate or not extend its lease or fails to renew its lease 18 months prior to the lease expiration in November 2020, (ii) goes dark, vacates or abandons its parcel or, (iii) any lease guarantor files for bankruptcy or becomes insolvent. Affiliated Health has one, five-year renewal option remaining and has been a tenant since 1989.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

The Shops at Wiregrass

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$36,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,775,255	Property Type - Subtype:	Retail - Lifestyle Center
% of Pool by IPB:	2.8%	Net Rentable Area (SF):	456,637
Loan Purpose:	Refinance	Location:	Wesley Chapel, FL
Borrower:	FC Wiregrass SPE, LLC	Year Built / Renovated:	2008 / N/A
Sponsor:	Forest City Enterprises, Inc.	Occupancy:	92.8%
Interest Rate:	4.83800%	Occupancy Date:	1/1/2014
Note Date:	1/24/2014	Number of Tenants:	81
Maturity Date:	2/6/2024	2011 NOI:	$9,155,648
Interest-only Period:	None	2012 NOI:	$9,253,362
Original Term:	120 months	2013 NOI(2):	$9,239,990
Original Amortization:	360 months	UW Economic Occupancy:	90.6%
Amortization Type:	Balloon	UW Revenues:	$13,903,954
Call Protection:	L(29),Def(87),O(4)	UW Expenses:	$5,358,762
Lockbox:	CMA	UW NOI(2):	$8,545,192
Additional Debt:	Yes	UW NCF:	$7,974,396
Additional Debt Balance:	$49,687,854	Appraised Value / Per SF:	$154,000,000 / $337
Additional Debt Type:	Pari Passu	Appraisal Date:	1/2/2014

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$187
Taxes:	$346,320	$115,440	N/A	Maturity Date Loan / SF:	$154
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.5%
Replacement Reserves:	$0	$9,513	$228,319	Maturity Date LTV:	45.7%
TI/LC(3):	$423,309	$38,053	$913,637	UW NCF DSCR:	1.47x
Other(4)(5):	$0	Springing	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$86,000,000	95.1%	Payoff Existing Debt	$89,120,319	98.6%
Sponsor Equity	4,401,571	4.9	Upfront Reserves	769,629	0.9
			Closing Costs	511,623	0.6
Total Sources	$90,401,571	100.0%	Total Uses	$90,401,571	100.0%
(1)
The Shops at Wiregrass is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $86.0 million. The Financial Information presented in the chart above reflects a Cut-off Date balance of the $86.0 million The Shops at Wiregrass Whole Loan.

(2)	UW NOI is less than 2013 NOI due to a $596,715 mark-to-market rent adjustment to reduce the UW occupancy cost of several tenants.
(3)
The TI/LC reserve will be capped at $913,637 if (i) the borrower has caused 90.0% of leases expiring in the calendar years 2018 and 2019 to be renewed or replaced with the weighted average term for such renewed or replaced leases being a minimum of five years, (ii) occupancy is equal to or greater than 92.0% and (iii) net operating income is equal to or greater than $8,750,000. In the absence of the aforementioned conditions, the TI/LC Reserve will not be capped.

(4)
Commencing on January 6, 2017, all excess cash flows pursuant to the loan documents must be deposited into a rollover cash sweep reserve unless the following conditions are met (i) the borrower has caused 90.0% of leases expiring in the calendar years 2018 and 2019 to be renewed or replaced with the weighted average term for such renewed or replaced leases being a minimum of five years, (ii) occupancy is equal to or greater than 92.0% and (iii) net operating income is equal to or greater than $8,750,000.

(5)
The borrower will deliver to the lender $30,000 per 3,000 square feet of space at the property for any lease that is terminated pursuant to certain termination provisions described in the loan documents. Deposits will not be due until 3,000 square feet of rentable square feet or more is terminated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

The Shops at Wiregrass

The Loan. The Shops at Wiregrass loan is secured by a first mortgage lien on 456,637 square feet of an outdoor anchored lifestyle center built in 2008 totaling 742,367 square feet located in Wesley Chapel, Florida, approximately 20 miles from downtown Tampa. The whole loan has an outstanding principal balance of approximately $85.5 million (the “The Shops at Wiregrass Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of approximately $35.8 million and is being contributed to the JPMBB 2014-C21 Trust. The holder of Note A-1 (the “Controlling Noteholder”), which has an outstanding principal balance as of the Cut-off Date of approximately $49.7 million, is the trustee of the JPMBB 2014-C18 Trust.  The trustee of the JPMBB 2014-C18 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to The Shops at Wiregrass Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions.

The Shops at Wiregrass Whole Loan has a 10-year term and amortizes on a 30-year schedule. The loan sponsor and nonrecourse carve out guarantor is Forest City Enterprises, Inc. (“Forest City”).  Forest City developed the property in 2008 and used the proceeds as well as approximately $4.4 million of equity to pay off the existing balance sheet loan and pay closing costs.  In addition, the loan sponsor contributed additional equity by purchasing its equity partner’s remaining equity stake for $8.125 million in December 2013. Forest City’s liability under the mortgage loan is limited to bankruptcy related matters and is capped at the lesser of the outstanding principal balance of the mortgage loan and $17.2 million.

The Property. The Shops at Wiregrass is a one-story upscale anchored outdoor lifestyle center containing 742,367 square feet of net rentable area (“NRA”) on a 66.9-acre parcel of land. The property is anchored by Dillards (145,730 square feet), Macy’s (140,000 square feet) and JCPenney (98,850 square feet). Macy’s and Dillards own their respective sites and comprise approximately 38.5% of the total NRA. The collateral consists of 456,637 square feet featuring 81 retailers including Pottery Barn, Barnes & Noble, Forever 21, Coach, Williams-Sonoma and Bath & Body Works and seven restaurants including Prime Bar, Cantina Laredo, Grillsmith New American Grill, Pincher’s Crab Shack and The Brass Tap. As of the January 1, 2014 rent roll, the collateral was 92.8% occupied.

Based on 2013 loan sponsor estimates, Macy’s, Dillards and JCPenney generated sales of approximately $17.0 million ($121 per square foot), $14.0 million ($96 per square foot) and $15.0 million ($152 per square foot and 2.3% occupancy costs), respectively. Gross sales for all collateral tenants that reported sales for the 2013 calendar year was approximately $105.3 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $293, $312, $323 and $331 in 2010, 2011, 2012 and 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 19.3%, 16.2%, 14.6% and 13.8%, respectively.

The Market. The property is located in the suburb of Wesley Chapel and is northeast of Tampa. The property is situated on the corner of State Route 56 and Bruce B. Downs Boulevard, with direct access to Interstate 75. The immediate area contains primarily commercial use properties, including the recently developed Florida Hospital at Wesley Chapel, a 200 bed facility which opened in 2010. Additionally, the Pasco-Hernando Community College’s Porter Campus at Wiregrass Ranch opened in 2014 less than four miles from the property, generating additional employment, as well as an increased student population.  Furthermore, Raymond James Financial Inc. is in the final stages of planning a new office development which is expected to bring over 750 new jobs to the area.  All three properties are within a five-mile radius of the property. As of 2013, total population within a one-, three- and five- mile radius was 3,145, 38,655 and 109,060 with average household income of $75,897, $80,338 and $80,382, respectively.  The area has outpaced the nation’s population and household income growth since 2010.

The appraisal concluded market rents of $50.00 per square foot for in-line spaces with less than 1,000 square feet, $30.00 per square foot for in-line spaces between 1,000 and 2,000 square feet, $27.00 per square foot for in-line spaces between 2,001 and 5,000 square feet, $26.00 per square foot for in-line spaces between 5,001 and 7,000 square feet, $25.00 per square foot for in-line spaces between 7,001 and 10,000 square feet, $60.00 per square foot for jewelry space, $25.00 per square foot for outparcels, $350.00 per square foot for kiosks, $18.00 per square foot for major tenant space and $3.00 per square foot for anchors. According to the appraisal, the property’s submarket vacancy rate was 13.6% as of the third quarter of 2013. The appraisal identified two properties that would be considered primary competition, both of which are greater than 1.1 million square feet and both of which are greater than 20.0 miles away from The Shops at Wiregrass. Additionally, the appraisal identified five properties that are considered secondary competitors that range in size from 443,033 to 1,738,000 square feet maintaining occupancies of 74.0% and 93.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

The Shops at Wiregrass

In-line Sales and Occupancy Costs(1)
	2010	2011	2012	2013
In-line Sales PSF	$293	$312	$323	$331
Occupancy Costs(2)	19.3%	16.2%	14.6%	13.8%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(2)	Occupancy Costs were based on actual historical in-line sales and underwritten in-line occupancy costs. Certain tenant’s underwritten rents were marked-to-market based on the occupancy costs.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	NRA (SF)	% of Total NRA	UW Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Dillards(4)	Ba2 / BB+ / BBB-	145,730	N/A	N/A	$96	N/A	N/A
Macy’s(4)	Baa2 / BBB+ / BBB	140,000	N/A	N/A	$121	N/A	N/A
Total:		285,730

Top 10 Collateral Tenants
JCPenney	Caa1 / CCC+ / CCC	98,850	21.6%	$2.75	$152	2.3%	10/31/2035
Barnes & Noble	NA / NA / NA	34,865	7.6%	$17.21	$175	9.8%	10/31/2018
Forever 21(5)	NA / NA / NA	20,364	4.5%	$31.34	$142	24.8%	10/31/2023
Pottery Barn(6)	NA / NA / NA	12,058	2.6%	$14.11	$235	6.0%	3/31/2021
Victoria’s Secret	Ba1 / BB+ / BB+	8,956	2.0%	$30.00	$478	9.7%	1/31/2019
Charming Charlies(7)	NA / NA / NA	8,589	1.9%	$20.37	$205	10.0%	6/30/2021
Express	NA / BB / NA	8,026	1.8%	$32.00	$288	16.8%	1/31/2019
Yamato Japanese Steak House	NA / NA / NA	7,593	1.7%	$26.89	$214	17.6%	1/31/2019
Prime Bar	NA / NA / NA	7,500	1.6%	$15.32	$477	7.4%	11/30/2019
Cantina Laredo	NA / NA / NA	7,344	1.6%	$32.00	$333	13.2%	10/31/2023
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF represent reported sales for calendar year 2013, with the exception of the sales for Dillards, Macy’s and JCPenney, which are sales estimates provided by the loan sponsor.
(4)	Tenant owns its own land and improvements and is excluded from the collateral for The Shops at Wiregrass Whole Loan.
(5)
Forever 21 has the one-time right to terminate its lease if it fails to attain gross sales of $5,000,000 during the sixth lease year which commences in November 2014 by providing six months prior written notice.  Forever 21’s UW Base Rent PSF has been adjusted downward to reduce its Occupancy Cost to 17.6%.

(6)
Pottery Barn pays percentage rent in lieu of rent. Pottery Barn also has the right to terminate its lease if it fails to attain a gross revenue amount derived by dividing the original base rent (initially $28.00 per square foot), subject to annual CPI increases, by 6.0% and providing 60 days prior written notice after the end of the sixth lease year which commences in November 2014. The lender has underwritten rents at 6.0% of sales.

(7)
Charming Charlies has the one-time right to terminate its lease if it fails to attain gross sales of $250 per square foot at the end of the fifth lease year which commences on June 22, 2016. Such right must be exercised within three months following the fifth lease year. If the tenant exercises its option to terminate, the tenant must pay the landlord 50.0% of the unamortized portion of the construction allowance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

The Shops at Wiregrass

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place	$9,519,258	$9,720,506	$9,802,511	$9,650,263	$21.13	61.5%
Vacant Income	0	0	0	1,482,720	3.25	9.4
Percentage Rent	41,484	140,391	163,452	449,444	0.98	2.9
Specialty Income	324,698	470,395	400,302	408,000	0.89	2.6
Gross Potential Rent	$9,885,440	$10,331,292	$10,366,265	$11,990,427	$26.26	76.4%
Total Reimbursements	3,519,368	3,550,566	3,715,852	3,699,762	8.10	23.6
Net Rental Income	$13,404,808	$13,881,858	$14,082,117	$15,690,189	$34.36	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,482,720)	(3.25)	(9.4)
Mark-to-Market	0	0	0	(596,715)	(1.31)	(3.8)
Other Income	566,382	478,036	414,633	293,200	0.64	1.9
Effective Gross Income	$13,971,190	$14,359,894	$14,496,750	$13,903,954	$30.45	88.6%

Total Expenses	$4,815,542	$5,106,532	$5,256,760	$5,358,762	$11.74	38.5%

Net Operating Income(2)	$9,155,648	$9,253,362	$9,239,990	$8,545,192	$18.71	61.5%

Total TI/LC, Capex/RR	0	0	0	570,796	1.25	4.1
Net Cash Flow	$9,155,648	$9,253,362	$9,239,990	$7,974,396	$17.46	57.4%

Occupancy(3)	94.4%	92.7%	92.8%	90.6%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Net Operating Income is less than 2013 due to a $596,715 mark-to-market rent adjustment for certain tenants to reduce their occupancy costs.
(3)	2011 and 2012 Occupancies are as of December 1 of each respective year. 2013 Occupancy is as of January 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

307 West 38th Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.8%	Net Rentable Area (SF):	302,136
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Glenhill Associates, LLC	Year Built / Renovated:	1927 / 2008
Sponsor:	George Comfort & Sons, Inc.	Occupancy:	96.8%
Interest Rate:	4.03300%	Occupancy Date:	5/1/2014
Note Date:	5/21/2014	Number of Tenants:	74
Maturity Date:	6/6/2024	2011 NOI(2):	$3,557,447
Interest-only Period:	120 months	2012 NOI(2):	$3,468,002
Original Term:	120 months	2013 NOI(2):	$3,690,650
Original Amortization:	None	TTM NOI (as of 3/2014):	$3,810,302
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$8,305,276
Lockbox:	CMA	UW Expenses:	$3,961,162
Additional Debt:	N/A	UW NOI(2):	$4,344,114
Additional Debt Balance:	N/A	UW NCF:	$3,906,017
Additional Debt Type:	N/A	Appraised Value / Per SF:	$110,000,000 / $364
		Appraisal Date:	4/1/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$116
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$116
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	31.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	31.8%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.73x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	100.0%	Return of Equity	$24,121,735	68.9%
			Closing Costs	10,878,265	31.1
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%
(1)	Moody’s and DBRS have confirmed that the Mortgage Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(2)	UW NOI is greater than historical figures due to 12 new leases signed or renewed in the past 18 months, contributing approximately $0.9 million of annual underwritten base rent.

The Loan. The 307 West 38th Street loan has an outstanding balance of $35.0 million and is secured by a first mortgage lien on a 21-story, 302,136 square foot office building located in New York, New York. The loan has a 10-year term and will be interest-only for the term of the loan. The loan’s sponsor and nonrecourse guarantor is George Comfort & Sons, Inc., a commercial real estate firm based in Manhattan that manages and/or has ownership interest in approximately 12.0 million square feet of commercial property.

The Property. The 307 West 38th Street property is a 302,136 square foot Class B office building located on the north side of West 38th Street between Eighth and Ninth Avenues in the Times Square South office submarket of Midtown Manhattan. The property was built in 1927 and renovated in 2008. As of May 1, 2014, the property was 96.8% occupied by 74 tenants, with no tenant comprising more than 6.8% or 5.8% of the net rentable area or underwritten base rent, respectively. The property is currently undergoing a $5.7 million renovation program which includes upgrading the elevators, HVAC, lighting, plumbing and security systems as well as renovating the lobby, hallways and bathrooms.

The Market. The 307 West 38th Street property is located in the Times Square South office submarket of Midtown Manhattan. According to the appraisal, almost half of the submarket’s 31.1 million square feet of office space is Class B space, comprised of 62 buildings totaling approximately 14.3 million square feet with a vacancy rate of 7.5% and average rents of $45.81 per square foot, as of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

307 West 38th Street

the fourth quarter of 2013. According to the appraisal’s market rent conclusion, rental rates at the 307 West 38th Street property are below market. The current weighted average underwritten rent for office-only tenants is $24.30 per square foot and the appraisal’s concluded weighted average market rent is $37.12, a total dollar difference of approximately $3.5 million. Current weighted average office-only rent on floors 2-8 is $21.10 per square foot and the appraisal’s concluded market rent is $36.00 per square foot, a total dollar difference of approximately $1.8 million. Current weighted average office-only underwritten base rent on floors 9-21 is $26.79 per square foot and the appraisal’s concluded weighted average market rent is $38.00 per square foot, a total dollar difference of approximately $1.7 million. According to the loan sponsor, with the $5.7 million renovation program and as tenants roll in the near term (70.6% of net rentable area by 2018), rental rates for newly executed leases may increase relative to in-place rents.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Lease Expiration Date
Tiger Button Company, Inc.	NA / NA / NA	20,411	6.8%	$19.67	12/31/2017
Creative Local Park, Inc.	NA / NA / NA	18,679	6.2%	$18.26	6/30/2017
Mitchell/Martin, Inc.	NA / NA / NA	17,265	5.7%	$23.61	8/31/2020
Kaleidoscope Imaging of New York, Inc.	NA / NA / NA	16,887	5.6%	$23.65	9/30/2018
Vanguard Construction	NA / NA / NA	16,807	5.6%	$19.95	10/31/2019
EMSL Analytical, Inc.	NA / NA / NA	13,439	4.4%	$30.96	10/31/2022
A & K Fashion, Inc.	NA / NA / NA	9,209	3.0%	$16.28	10/31/2014
Color by number 123 Designs, Inc.	NA / NA / NA	7,605	2.5%	$25.07	1/31/2016
Primary Stages Company, Inc.	NA / NA / NA	6,631	2.2%	$26.48	5/31/2016
Punctual Trading Inc.	NA / NA / NA	5,880	1.9%	$25.71	3/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$5,921,047	$6,135,121	$6,351,463	$6,483,850	$7,542,264	$24.96	86.3%
Vacant Income	0	0	0	0	0	0.00	0
Gross Potential Rent	$5,921,047	$6,135,121	$6,351,463	$6,483,850	$7,542,264	$24.96	86.3%
Total Reimbursements	1,238,243	1,016,156	1,124,402	1,156,969	1,200,132	3.97	13.7
Other Income	56,889	35,734	32,464	26,549	0	0.00	0
Net Rental Income	$7,216,180	$7,187,011	$7,508,329	$7,667,368	$8,742,396	$28.94	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(437,120)	(1.45)	(5.0)
Effective Gross Income	$7,216,180	$7,187,011	$7,508,329	$7,667,368	$8,305,276	$27.49	95.0%

Total Expenses	$3,658,732	$3,719,009	$3,817,679	$3,857,066	$3,961,162	$13.11	47.7%

Net Operating Income	$3,557,447	$3,468,002	$3,690,650	$3,810,302	$4,344,114	$14.38	52.3%

Total TI/LC, Capex/RR	0	0	0	0	438,097	1.45	5.3

Net Cash Flow	$3,557,447	$3,468,002	$3,690,650	$3,810,302	$3,906,017	$12.93	47.0%

Occupancy(4)	97.7%	95.0%	96.6%	96.8%	95.0%
(1)	TTM column represents the trailing twelve-month period ending in March 2014.
(2)	UW NOI is greater than historical figures due to 12 new leases signed or renewed in the past 18 months, contributing approximately $0.9 million of annual underwritten base rent.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of May 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

One Dallas Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,500,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance:	$34,500,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	278,496
Loan Purpose:	Refinance	Location:	Dallas, TX
Borrower:	St. Paul Holdings III, L.P.	Year Built / Renovated:	1979 / 2013
Sponsors:	Todd Investment Partners, L.P.	Occupancy:	100.0%
	and Moriah Realty Partners, LLC	Occupancy Date:	5/1/2014
Interest Rate:	4.64000%	Number of Tenants:	3
Note Date:	6/13/2014	2011 NOI(1):	N/A
Maturity Date:	7/6/2024	2012 NOI(1):	N/A
Interest-only Period:	24 months	2013 NOI(2):	$735,481
Original Term:	120 months	TTM NOI (as of 3/2014)(2):	$986,450
Original Amortization:	360 months	UW Economic Occupancy:	93.3%
Amortization Type:	IO-Balloon	UW Revenues:	$5,602,060
Call Protection:	L(24),Grtr1%orYM(92),O(4)	UW Expenses:	$2,497,679
Lockbox:	CMA	UW NOI(2):	$3,104,381
Additional Debt:	N/A	UW NCF:	$2,982,580
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$48,300,000 / $173
Additional Debt Type:	N/A	Appraisal Date:	5/27/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$124
Taxes:	$160,148	$26,691	N/A	Maturity Date Loan / SF:	$106
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.4%
Replacement Reserves:	$0	$3,481	$125,323	Maturity Date LTV:	61.2%
TI/LC(3):	$0	$17,406	$626,616	UW NCF DSCR:	1.40x
Other(4):	$2,540,509	Springing	$30,517	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,500,000	93.2%	Payoff Existing Debt	$32,348,372	87.4%
APEX Prepaid Rent(5)	2,509,992	6.8	Upfront Reserves(5)	2,700,657	7.3
			Return of Equity	1,325,153	3.6
			Closing Costs	635,810	1.7
Total Sources	$37,009,992	100.0%	Total Uses	$37,009,992	100.0%
(1)	The borrower acquired the property in December 2012. Financial information prior to this data is unavailable.
(2)
UW NOI is greater than historical figures due to the extensive 2013 conversion and extensive renovation of the property and new leases signed for HKS Architects and APEX, which contribute approximately $3.1 million of annual underwritten base rent.

(3)
A full cash flow sweep will commence upon (a) the earlier of (i) APEX gives notice of an intent to vacate or terminate all or a material portion of its space, (ii) APEX has not given notice to renew its lease six months prior to APEX’s lease expiration in November 2018 or (iii) APEX goes dark, discontinues operations or files for bankruptcy, and continuing until APEX has entered into a lease extension at terms satisfactory to the lender, or until the borrower has entered into new leasing agreements with replacement tenants in the space at the property at terms satisfactory to the lender, or (b) Greyhound exercises its one time right to terminate its lease, effective as of December 20, 2024, by providing written notice and an early termination payment of $1.0 million to the borrower on or prior to January 1, 2024, and continuing until the borrower has entered into new leasing agreements with replacement tenants in the Greyhound space at terms satisfactory to the lender.

(4)	The Initial Other Escrows and Reserves includes $2,509,992 in prepaid rent for APEX as well as $30,517, an escrow of one year of ground rent attributable to the collateral.
(5)	APEX Prepaid Rent was deposited with the bank holding the previously existing debt and was transferred to the lender at origination to be held as an upfront reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

One Dallas Center

The Loan. The One Dallas Center loan has an outstanding balance of $34.5 million and is secured by a first mortgage lien on the 14-story, 278,496 square foot, Class A office portion of a 30-story mixed-use office/multifamily tower located in Dallas, Texas. The loan has a 10-year term and, subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The loan sponsors and nonrecourse guarantors are Todd Investment Partners, L.P. and Moriah Realty Partners, LLC, affiliates of Todd Interests and the Moriah Real Estate Company, respectively. Todd Interests and its related entities have been involved in the acquisition, development, redevelopment and disposition of over $750.0 million dollars of real estate property within the United States. Moriah Real Estate Company and its affiliates own interests in 2.0 million square feet of high rise office space, 5,600 multi-family and university housing units, 429 suburban hotel rooms, retail shopping centers and approximately 200 acres of commercial and residential land for development. The previously existing debt was held by a regional bank.

The Property. One Dallas Center is a 30-story mixed-use tower with 276 multifamily units and 278,496 square feet of Class A office space located in the central business district of Dallas, Texas. The property was designed as an office tower by renowned architect, I.M. Pei and constructed in 1979, then converted to mixed use in 2013. As part of the conversion, the property underwent an extensive renovation resulting in an essentially new core and mechanical infrastructure, including new elevators and a chilled water system, as well as a new first floor lobby featuring a spider glass wall system on the north and south facades. The 276-unit multifamily component (not part of the collateral) is scheduled to be finished in stages beginning in mid-2014. As of May 1, 2014, the collateral office component is currently 100.0% occupied by three tenants, HKS Architects, Greyhound and APEX.

The largest tenant, HKS Architects, founded in 1939 and headquartered at the property, is the fourth largest architectural firm in the world. HKS Architects’ lease commenced in June 2013 and it occupies 51.1% of the net rentable area through May 2035. HKS Architects has completed services on structures valued in excess of $69.0 billion, with more than $12.0 billion of construction currently underway. There are approximately 440 employees in the Dallas office. The second largest tenant, Greyhound, founded in 1914 and headquartered at the property, is an intercity common carrier of passengers by bus, transporting approximately 25.0 million passengers each year to approximately 3,800 destinations, with 13,000 daily departures across North America. APEX, the third largest tenant, is an independent provider of execution, clearing, settlement and technology services to the global financial services industry serving over 100 correspondents and 1.0 million customer accounts.

The Market. One Dallas Center is located in the Dallas/Fort Worth office market which, according to the appraisal, led the nation in fastest job growth for the year ending October 2013, 3.7% compared to 1.7% nationally. More specifically, the property is located in the Dallas central business district office submarket.  The appraiser concluded market rent in the submarket of $19.92 per square foot. The in-place rent at the property is $15.70 per square foot, which is below the appraiser’s conclusions.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Lease Expiration Date
HKS Architects	NA / NA / NA	142,228	51.1%	$16.49	5/31/2035
Greyhound(3)	NA / BBB- / BBB-	97,500	35.0%	$18.54	12/31/2029
APEX(4)	NA / NA / NA	38,768	13.9%	$18.50	11/30/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Greyhound has the one time right to terminate its lease, effective as of December 20, 2024, by providing written notice and an early termination payment of $1.0 million to the borrower no later than January 1, 2024. If Greyhound exercises its option to terminate its lease on or before January 1, 2024, a full cash flow sweep shall commence and continue until the borrower has entered into new leasing agreements with replacement tenants in the Greyhound space at terms satisfactory to the lender.

(4)
A full cash flow sweep will commence on the earlier of (i) APEX gives notice of an intent to vacate or terminate all or a material portion of its space, (ii) APEX has not given notice to renew its lease six months prior to APEX’s lease expiration in November 2018 or (iii) APEX goes dark, discontinues operations or files for bankruptcy, and continuing until APEX has entered into a lease extension at terms satisfactory to the lender, or until the borrower has entered into new leasing agreements with replacement tenants in the space at the property at terms satisfactory to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

One Dallas Center

Operating History and Underwritten Net Cash Flow
	2013	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$1,685,334	$2,052,680	$4,870,595	$17.49	81.1%
Vacant Income	0	0	0	0	0
Gross Potential Rent	$1,685,334	$2,052,680	$4,870,595	$17.49	81.1%
Total Reimbursements	478,537	575,575	1,123,757	4.04	18.7
Other Income	751,036	750,916	10,000	0.04	0.2
Net Rental Income	$2,914,907	$3,379,171	$6,004,352	$21.56	100.0%
(Vacancy/Credit Loss)	0	0	(402,292)	(1.44)	(6.7)
Effective Gross Income	$2,914,907	$3,379,171	$5,602,060	$20.12	93.3%

Total Expenses	$2,179,426	$2,392,721	$2,497,679	$8.97	44.6%

Net Operating Income	$735,481	$986,450	$3,104,381	$11.15	55.4%

Total TI/LC, Capex/RR	0	0	121,802	0.44	2.2

Net Cash Flow	$735,481	$986,450	$2,982,580	$10.71	53.2%

Occupancy(4)	100.0%	100.0%	93.3%
(1)	TTM column represents the trailing twelve-month period ending in March 2014.
(2)
Underwritten Rents in Place are greater than historical figures due to the extensive 2013 conversion and extensive renovation of the property and new leases signed for HKS Architects and APEX, which contribute approximately $3.1 million of annual underwritten base rent.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	2013 Occupancy is as of December 31, 2013. TTM Occupancy is as of May 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

The Preserve at Legacy Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,000,000	Title:	Fee
Cut-off Date Principal Balance:	$34,000,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.7%	Net Rentable Area (Units):	498
Loan Purpose:	Refinance	Location:	Lawrenceville, GA
Borrowers(1):	Various	Year Built / Renovated:	2001 / N/A
Sponsors:	Craig Koenigsberg and Howard Parnes	Occupancy:	98.2%
Interest Rate:	4.45000%	Occupancy Date:	4/11/2014
Note Date:	5/30/2014	Number of Tenants:	N/A
Maturity Date:	6/1/2024	2011 NOI:	$2,870,654
Interest-only Period:	120 months	2012 NOI:	$2,965,668
Original Term:	120 months	2013 NOI:	$3,039,963
Original Amortization:	None	TTM NOI (as of 3/2014):	$3,006,408
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$4,889,840
Lockbox:	Springing	UW Expenses:	$2,009,164
Additional Debt:	N/A	UW NOI:	$2,880,676
Additional Debt Balance:	N/A	UW NCF:	$2,756,176
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$52,300,000 / $105,020
		Appraisal Date:	4/15/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$68,273
Taxes:	$519,606	$51,961	N/A	Maturity Date Loan / Unit:	$68,273
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$10,375	$10,375	N/A	Maturity Date LTV:	65.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.80x
Other:	$126,083	$0	N/A	UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,000,000	100.0%	Payoff Existing Debt	$26,804,447	78.8%
			Return of Equity	6,330,663	18.6
			Upfront Reserves	656,064	1.9
			Closing Costs	208,826	0.6
Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%
(1)
The borrowers for the loan are Preston Chase Associates, L.P., a Delaware limited partnership and special purpose entity, C-C Legacy Park, LLC and HP Legacy Park, LLC, each a Delaware limited liability company and special purpose entity. The borrowers own the property as tenants-in-common.

The Loan. The Preserve at Legacy Park loan has an outstanding principal balance of $34.0 million and is secured by a first mortgage lien on a 498-unit, Class A garden style multifamily property located in Lawrenceville, Georgia. The loan has a 10-year term, and will be interest-only for the entire term of the loan. The loan sponsors and nonrecourse carve-out guarantors are Craig Koenigsberg and Howard Parnes. The loan sponsors are affiliated with CLK Properties and collectively own approximately 70 multifamily properties containing 18,000 units across 15 states. The loan sponsors acquired the property in 2004 for approximately $38.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

The Preserve at Legacy Park

The Property. The Preserve at Legacy Park is located on a 42.4 acre site in Lawrenceville, Georgia.  The property was built in 2001 and consists of 498 one-, two- and three-bedroom units in 25, three-story buildings. Property amenities include a clubhouse with an activities room, two swimming pools, a fitness center, laundry facility, playground, business center, car wash area, an internet café and two tennis courts. Unit features include nine-foot ceilings, double crown moldings, tile entries, ceiling fans in all master bedroom and living rooms, washer-dryer connections, dishwashers and microwave ovens. The property also has 985 parking spaces resulting in a parking ratio of 1.98 spaces per unit.

The Market. The Preserve at Legacy Park is located in Lawrenceville, Georgia, approximately 30 miles northeast of Atlanta and 40 miles west of Athens, Georgia. According to the appraisal, the current population within a five-mile radius is approximately 217,756 people with an average household income of $66,538. The property is located along the west side of Lawrenceville Suwanee Road, north of Georgia Highway 316 and south of Georgia Highway 120. The property is located in close proximity to local amenities including the new Atlanta Braves AAA minor league baseball stadium and the new Gwinnett Center which features the new Arena at Gwinnett Center, a convention center and the 702-seat Performing Arts Theatre. The property is also close to the Lawrence Market Shopping Center, which is 1.0 miles to the east and is anchored by Target, AMC Theatres and Ross Dress for Less, along with Sugarloaf Mills Mall, which is anchored by Saks Fifth Avenue Off 5th, Last Call Neiman Marcus, AMC Theatres and Sears Outlet.

According to the appraisal, the property is located within the South Gwinnett submarket. The South Gwinnett submarket contains an overall inventory of 27,151 units with an average occupancy of 95.8% and average asking rents of $813 per unit as of the fourth quarter of 2013. There are approximately 16,348 Class A units within the submarket with an average occupancy of 96.1% and average asking rents of $887 per unit as of the fourth quarter of 2013. The appraisal identified six comparable properties built between 1996 and 2007 that range in size from 262 units to 586 units and have an average occupancy of 94.2%. According to the appraisal there are currently no properties planned or proposed in the submarket.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Unit Size (SF)	Monthly In- place rents
1 Bedroom / 1 Bath	240	48.2%	237	98.8%	883	$728
2 Bedroom / 2 Bath	208	41.8	205	98.6%	1,217	$884
3 Bedroom / 2 Bath	50	10.0	47	94.0%	1,472	$1,040
Total / Wtd. Avg.	498	100.0%	489	98.2%	1,082	$825
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$4,487,889	$4,598,260	$4,706,982	$4,738,579	$4,832,400	$9,704	97.3%
Vacant Income	0	0	0	0	105,376	212	2.1
Gross Potential Rent	$4,487,889	$4,598,260	$4,706,982	$4,738,579	$4,937,776	$9,915	99.4%
Other Rental Storage	15,519	22,193	25,644	27,492	27,492	55	0.6
Net Rental Income	$4,503,408	$4,620,453	$4,732,626	$4,766,071	$4,965,268	$9,970	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(248,263)	(499)	(5.0)
Other Income	141,539	150,054	164,823	172,835	172,835	347	3.5
Effective Gross Income	$4,644,947	$4,770,507	$4,897,449	$4,938,906	$4,889,840	$9,819	98.5%

Total Expenses	$1,774,293	$1,804,839	$1,857,486	$1,932,498	$2,009,164	$4,034	41.1%

Net Operating Income	$2,870,654	$2,965,668	$3,039,963	$3,006,408	$2,880,676	$5,784	58.9%

Total TI/LC, Capex/RR	0	0	0	0	124,500	250	2.5
Net Cash Flow	$2,870,654	$2,965,668	$3,039,963	$3,006,408	$2,756,176	$5,534	56.4%

Occupancy(3)	96.6%	97.1%	97.3%	98.2%	95.0%
(1)	TTM column represents the trailing twelve month period ending March 31, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.
(3)	TTM Occupancy as of April 11, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

The Marque at Heritage Hunt

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Multifamily - Mid Rise
% of Pool by IPB:	2.6%	Net Rentable Area (Units):	200
Loan Purpose:	Refinance	Location:	Gainesville, VA
Borrower:	Huntgain Marque LLC	Year Built / Renovated:	2006 / N/A
Sponsors:	Richard Kress and Lawrence P.	Occupancy:	98.5%
	Burman	Occupancy Date:	5/21/2014
Interest Rate:	4.75700%	Number of Tenants:	N/A
Note Date:	6/10/2014	2011 NOI:	$1,924,856
Maturity Date:	7/6/2024	2012 NOI:	$2,608,127
Interest-only Period:	60 months	2013 NOI:	$2,485,269
Original Term:	120 months	TTM NOI (as of 4/2014):	$2,504,076
Original Amortization:	360 months	UW Economic Occupancy:	89.8%
Amortization Type:	IO-Balloon	UW Revenues:	$4,265,760
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$1,712,005
Lockbox:	Soft	UW NOI:	$2,553,755
Additional Debt:	Yes	UW NCF:	$2,503,755
Additional Debt Balance:	$3,000,000	Appraised Value / Per Unit:	$46,800,000 / $234,000
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	5/2/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$165,000
Taxes:	$94,698	$47,349	N/A	Maturity Date Loan / Unit:	$151,632
Insurance:	$78,372	$6,278	N/A	Cut-off Date LTV:	70.5%
Replacement Reserves:	$0	$4,167	N/A	Maturity Date LTV:	64.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.21x
Other(1):	$667,698	$0	N/A	UW NOI Debt Yield:	7.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	91.7%	Payoff Existing Debt	$34,273,585	95.2%
Mezzanine Loan	3,000,000	8.3	Closing Costs	867,396	2.4
			Upfront Reserves	840,768	2.3
			Return of Equity	18,250	0.1
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.0%
(1)  The Initial Other Escrows and Reserves represent $640,198 for a School Proffers reserve and $27,500 for a deferred maintenance reserve.

The Loan. The Marque at Heritage Hunt loan has an outstanding balance of $33.0 million and is secured by a first mortgage lien on a multifamily property consisting of 200 units located in Gainesville, Virginia. The loan has a 10-year term, and subsequent to an initial 60-month interest-only period, will amortize on a 30-year schedule. The previously existing debt was originated by Starwood Property Trust and held on its balance sheet. The loan sponsors and non-recourse carveout guarantors are Richard Kress and Lawrence P. Burman. Richard Kress and Lawrence P. Burman are principals of Diversified Investment Associates, LLC, a Baltimore based commercial real estate development and investment firm that has been in business for over 40 years and has closed transactions exceeding $1.5 billion in total value during that period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109 of 112

Structural and Collateral Term Sheet	JPMBB 2014-C21

The Marque at Heritage Hunt

The Property. The Marque at Heritage Hunt is a 200-unit, Class A multifamily property located in Gainesville, Virginia. The property consists of one four-story apartment building that was built in 2006.  Occupancy as of May 21, 2014 was 98.5%. The property is located in the Heritage Hunt planned unit development, a mixed-use office, retail, residential and hotel development on over 800 acres with an 18-hole championship private golf course. Nearby shopping includes the Virginia Gateway shopping center, a 1.1 million square foot open air retail center with over 100 national, regional and local merchants including Super Target, Giant, Best Buy, Home Goods, Lowes, PetSmart, Sports Authority and Walgreens; and The Shops at Stonewall, a 635,000 square foot power center anchored by Wegman’s, Dick’s Sporting Goods, Bed Bath & Beyond and Michaels. The property also has 294 parking spaces resulting in a parking ratio of 1.47 spaces per unit.

The Market. The property is located within the Prince William County submarket, approximately 25 miles west of Washington, D.C. The submarket had a 3.6% vacancy as of the first quarter of 2014. According to the appraisal, the current population within a 1- and 3-mile radius is 2,650 and 45,726, respectively. Additionally, the median household income within a 1- and 3-mile radius is $132,679 and $155,018, respectively. According to the appraisal, as of the first quarter of 2014, the Prince William County submarket multifamily market had 16,319 units. Average asking rent in the submarket as of the first quarter of 2014 was $1,237 per unit per month.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Monthly Market Rent	Monthly In- Place Rents
1 BR / 1 BA	28	14.0%	28	100.0%	838	$1,469	$1,458
1 BR / 1 BA + Sunroom	12	6.0	12	100.0%	882	$1,625	$1,483
1 BR / 1.5 BA	4	2.0	4	100.0%	870	$1,581	$1,552
1 BR / 1.5 BA + Study	16	8.0	15	93.8%	992	$1,697	$1,636
2 BR/ 1 BA	2	1.0	2	100.0%	1,181	$1,774	$1,740
2 BR/ 1.5 BA	4	2.0	4	100.0%	967	$1,774	$1,633
2 BR/ 1.5 BA + Study	9	4.5	9	100.0%	989	$1,675	$1,651
2 BR / 2 BA	76	38.0	76	100.0%	1,203	$1,794	$1,781
2 BR / 2 BA + Sunroom	6	3.0	6	100.0%	1,269	$1,844	$1,822
2 BR / 2 BA + Study	4	2.0	3	75.0%	1,304	$2,219	$2,207
2 BR / 2 BA + Study	4	2.0	4	100.0%	1,353	$2,111	$2,106
3 BR / 2 BA	35	17.5	34	97.1%	1,496	$2,090	$2,153
Total / Average	200	100.0%	197	98.5%	1,112	$1,805	$1,768
(1) Based on the property rent roll dated May 21, 2014.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$4,628,130	$4,647,175	$4,663,338	$4,554,481	$4,554,481	$22,772	100.0%
Vacant Income	0	0	0	0	0	0	0.0
Gross Potential Rent	$4,628,130	$4,647,175	$4,663,338	$4,554,481	$4,554,481	$22,772	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$4,628,130	$4,647,175	$4,663,338	$4,554,481	$4,554,481	$22,772	100.0%
(Vacancy/Credit Loss)	(1,279,791)	(530,573)	(654,788)	(464,589)	(464,589)	(2,323)	(10.2)
Other Income(3)	146,198	206,342	176,903	175,868	175,868	879	3.9
Effective Gross Income	$3,494,537	$4,322,944	$4,185,453	$4,265,760	$4,265,760	$21,329	93.7%

Total Expenses	$1,569,681	$1,714,817	$1,700,184	$1,761,684	$1,712,005	$8,560	40.1%

Net Operating Income	$1,924,856	$2,608,127	$2,485,269	$2,504,076	$2,553,755	$12,769	59.9%

Total Capex/RR	0	0	0	0	50,000	250	1.2
Net Cash Flow	$1,924,856	$2,608,127	$2,485,269	$2,504,076	$2,503,755	$12,519	58.7%

Occupancy(4)	N/A	86.5%	87.5%	98.5%	89.8%
(1)   TTM column represents the trailing twelve month period ending April 30, 2014.
(2)   Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)   Other Income represents garage/carport income, storage income, pet fees and application fees.
(4)   TTM Occupancy represents occupancy as of May 21, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C21

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	JPMBB 2014-C21

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

Avinash Sharma Vice President	avinash.sharma@jpmorgan.com	(212) 272-6108

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Vice President	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 526-4223

David Kung Director	david.kung@barclays.com	(212) 528-7374

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780

Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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